          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 17, 1997

                                 $1,146,940,000
                   CAPITA EQUIPMENT RECEIVABLES TRUST 1997-1

$272,500,000  5.79% RECEIVABLE-BACKED NOTES, CLASS A-1
$252,000,000  6.03% RECEIVABLE-BACKED NOTES, CLASS A-2
$153,000,000  6.12% RECEIVABLE-BACKED NOTES, CLASS A-3
$261,210,000  6.19% RECEIVABLE-BACKED NOTES, CLASS A-4
$105,000,000  FLOATING RATE RECEIVABLE-BACKED NOTES, CLASS A-5
$ 68,820,000  6.45% RECEIVABLE-BACKED NOTES, CLASS B
$ 34,410,000  6.48% RECEIVABLE-BACKED NOTES, CLASS C

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                                     [LOGO]

                                    SERVICER
     Capita Equipment Receivables Trust 1997-1 (the 'Owner Trust') will be formed pursuant to a Trust Agreement between Antigua Funding Corporation (the 'Depositor'), an indirect wholly owned subsidiary of AT&T Capital Corporation ('TCC'), and the Owner Trustee. The Receivable-Backed Notes (the 'Notes') will be issued by the Owner Trust pursuant to an Indenture (the 'Indenture') between the Owner Trust and Bankers Trust Company, as Indenture Trustee (the 'Indenture Trustee'). The Notes will consist of five classes of senior notes, designated as the Class A-1,

                                                   (continued on following page)
                            ------------------------
     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING, SEE 'RISK FACTORS' ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 8 OF
THE PROSPECTUS.
                            ------------------------
THE NOTES WILL REPRESENT OBLIGATIONS OF THE OWNER TRUST AND WILL NOT REPRESENT
   INTERESTS IN OR OBLIGATIONS OF ANTIGUA FUNDING CORPORATION, AT&T CAPITAL
             CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                            INITIAL PUBLIC        UNDERWRITING        PROCEEDS TO
                                           OFFERING PRICE(1)      DISCOUNT(2)       DEPOSITOR(1)(3)
                                           -----------------      ------------      ---------------
Per Class A-1 Note......................         100.000000%         0.100000%           99.900000%
Per Class A-2 Note......................          99.953125%         0.150000%           99.803125%
Per Class A-3 Note......................         100.000000%         0.200000%           99.800000%
Per Class A-4 Note......................         100.000000%         0.230000%           99.770000%
Per Class A-5 Note......................         100.000000%         0.160000%           99.840000%
Per Class B Note........................          99.968750%         0.270000%           99.698750%
Per Class C Note........................          98.937500%         0.279128%           98.658372%
Total...................................    $  1,146,434,763       $ 2,007,145      $ 1,144,427,618

------------

(1) Plus accrued interest, if any, at the applicable Interest Rate, from December 3, 1997.

(2) TCC and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See 'Underwriting.'

(3) Before deducting expenses payable by the Depositor, estimated to be $2,027,000.
                            ------------------------
     The Notes are offered severally by the Underwriters, as specified herein, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company in New York, New York, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately available funds on or about December 3, 1997.

GOLDMAN, SACHS & CO.

                 BZW SECURITIES INC.

                                FIRST CHICAGO CAPITAL MARKETS, INC.

                                           MERRILL LYNCH & CO.

                                                               J.P. MORGAN & CO.
                            ------------------------
          The date of this Prospectus Supplement is November 21, 1997

(continued from previous page)

Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the 'Class A Notes'), and two classes of subordinated notes, designated as the Class B Notes and the Class C Notes (collectively, the 'Subordinate Notes'). The proceeds from the issuance of the Notes will be used to acquire a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the 'Contracts'). TCC will service the Contracts pursuant to a Transfer and Servicing Agreement among the Depositor, TCC, the Indenture Trustee and the Owner Trust.

     The Notes will be payable solely from, and secured by, the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or (to the extent not payable to the Depositor, as described below) liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and investment earnings on amounts deposited in the Collection Account and the Class C Funding Account established pursuant to the Indenture, in each case subject to prior application to pay the Servicing Fee, together with (i) amounts permitted to be withdrawn therefor from a Cash Collateral Account and (ii) in the case of the Class C Notes only, amounts on deposit in the Class C Funding Account) in the order of priority described herein. In addition, the Class A-5 Notes will have the benefit of a swap agreement (the 'Class A-5 Swap Agreement'), between the Owner Trust and Goldman Sachs Mitsui Marine Derivative Products, L.P. ('GSMMDP') (the 'Class A-5 Swap Counterparty'), pursuant to which, on each Payment Date, an amount equal to the excess, if any, of interest computed on the Class A-5 Notes at the Class A-5 Interest Rate, as described below, over interest computed on the Class A-5 Notes at a fixed rate of 6.25% per annum, will be payable by the Class A-5 Swap Counterparty to the Indenture Trustee (any such amount constituting a portion of the Amount Available, but only in respect of payment of interest on the Class A-5 Notes), while an amount equal to the excess, if any, of interest computed on the Class A-5 Notes at such fixed rate over interest computed on the Class A-5 Notes at the Class A-5 Interest Rate will be payable to the Class A-5 Swap Counterparty from the Amount Available therefor.

     The Owner Trust will have a security interest in all Equipment securing those Contracts financing a sale of such Equipment to the related Obligor ('Loan Contracts'), and all Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to any defaulted Loan Contracts will be payable to the Owner Trust. The Depositor will not transfer to the Owner Trust its ownership or security interest in the Equipment (the 'Leased Equipment') subject to the Contracts evidencing a lease of such Equipment to the related Obligor ('Lease Contracts'), including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof) upon expiration of the original term of the related Lease Contract. The Liquidation Proceeds received with respect to any defaulted Lease Contract (including any derived from the disposition of the related Leased Equipment) will be allocated between the Owner Trust and the Depositor as described herein. Amounts payable to the Depositor in respect of the Leased Equipment or otherwise in respect of Liquidation Proceeds of defaulted Lease Contracts will not be available for payment of interest or principal on the Notes.

     THE LIKELIHOOD OF PAYMENT OF INTEREST ON EACH CLASS OF NOTES WILL BE ENHANCED BY THE APPLICATION OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE, TO THE PAYMENT OF SUCH INTEREST PRIOR TO THE PAYMENT OF PRINCIPAL ON ANY OF THE NOTES, AS WELL AS BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF CLASS A AND CLASS B NOTES TO RECEIVE SUCH INTEREST (1) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE SUBORDINATE NOTES, AND (2) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE CLASS C NOTES. LIKEWISE, THE LIKELIHOOD OF PAYMENT OF PRINCIPAL ON EACH CLASS OF CLASS A AND CLASS B NOTES WILL BE ENHANCED BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF SUCH NOTES TO RECEIVE SUCH PRINCIPAL, TO THE EXTENT OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE AND INTEREST ON THE NOTES AS AFORESAID, (I) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE SUBORDINATE NOTES, AND (II) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE CLASS C NOTES. SEE 'DESCRIPTION OF THE NOTES' HEREIN AND IN THE PROSPECTUS, DATED NOVEMBER 17, 1997 (THE 'PROSPECTUS'), OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART.

     To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee, interest at the rate per annum noted above for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Notes, or at the floating rate described below for the Class A-5 Notes (in each case, the 'Interest Rate' for such Class), will be paid to Holders of each Class of Notes, and principal will be paid on the applicable Class of

                                                   (continued on following page)

(continued from previous page)
Notes, (1) in the case of each such Class other than the Class C Notes, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing December 15, 1997 (each, a 'Monthly Payment Date'), and (2) in the case of the Class C Notes, on the Monthly Payment Dates occurring in February, May, August and November (each, a 'Quarterly Payment Date' and, together with the Monthly Payment Dates, each a 'Payment Date'), commencing, in the case of interest, February 17, 1998, and, in the case of principal, the first such date occurring on or after the Monthly Payment Date on which the Principal Balance of the Class B Notes has been reduced to zero. The Class A-5 Interest Rate for each Interest Period will be the rate of interest per annum equal to 0.125% plus the London interbank offered rate for United States dollar deposits having a maturity of one month ('One-Month LIBOR'), determined as described herein on the related LIBOR Determination Date. The Stated Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Notes is December 15, 1998, February 15, 2000, September 15, 2000, February 15, 2002, February 15, 2002, August 15, 2002, and October 16, 2006, respectively, but final payment of any Class of Notes could occur significantly earlier than the Stated Maturity Date of such Class.

     The Notes are subject to redemption in whole as described under 'Description of the Notes -- Optional Purchase of Contracts' herein and in the Prospectus.

     The Depositor will have the right to purchase the Class A-5 Notes in whole on any Payment Date, as described herein under 'Description of the Notes -- Optional Purchase of Class A-5 Notes.'

     There is currently no secondary market for the Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in the Notes. There is no assurance that such market will develop, or if such market does develop, that such market will continue. See 'Risk Factors' herein and in the Prospectus.

     It is a condition of issuance of the Notes that each of Standard & Poor's Rating Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A-1 Notes in its highest short-term rating category, (ii) rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category, (iii) rate the Class B Notes at least 'A,' 'A2,' 'A' and 'A,' respectively, and (iv) rate the Class C Notes at least 'BBB,' 'Baa2,' 'BBB' and 'BBB,' respectively. See 'Ratings of the Notes' herein and in the Prospectus.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

     Upon receipt of a request by an investor who has received an electronic Prospectus and related Prospectus Supplement from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus and related Prospectus Supplement, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus and related Prospectus Supplement.

                           INCORPORATION BY REFERENCE

     All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus Supplement is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Antigua Funding Corporation, 44 Whippany Road, Morristown, New Jersey 07962, Attention: Secretary.

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Owner Trust, and prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co., as nominee of The Depository Trust Company ('DTC') and registered holder of the Notes. See 'Description of the Notes -- Book-Entry Registration' in the Prospectus. In the event Definitive Notes are issued, such reports will be sent to Noteholders as of the most recent Record Date. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See 'Description of the Notes -- Reports to Noteholders' herein for additional information concerning periodic reports to Noteholders. Note Owners may receive such reports, upon written request to the Indenture Trustee, together with a certification that they are Note Owners. Any such request should be made to the Indenture Trustee at the following address:
Bankers Trust Company, 4 Albany Street, 10th Floor, New York, New York 10006 (facsimile (212) 250-6439), Attention: Corporate Trust and Agency Group. Neither TCC nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Securities and Exchange Commission (the 'Commission') periodic reports concerning the Owner Trust to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that the Owner Trust's obligation to file such reports will be terminated at the end of 1997.

                               TABLE OF CONTENTS

SECTION                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------------   ----
INCORPORATION BY REFERENCE.................................................................................    S-4
REPORTS TO NOTEHOLDERS.....................................................................................    S-4
PROSPECTUS SUPPLEMENT SUMMARY..............................................................................    S-6
RISK FACTORS...............................................................................................   S-20
     Limited Assets of the Owner Trust.....................................................................   S-20
     Subordination of the Subordinate Notes................................................................   S-20
     Reliance of Class A-5 Noteholders on Amounts Payable Under Class A-5 Swap Agreement...................   S-20
     Yield and Prepayment Considerations...................................................................   S-21
     No Gross-Up for Withholding Tax.......................................................................   S-21
     Limited Liquidity.....................................................................................   S-21
THE OWNER TRUST............................................................................................   S-21
     The Owner Trust.......................................................................................   S-21
     Capitalization of the Owner Trust.....................................................................   S-22
     The Owner Trustee.....................................................................................   S-22
THE CONTRACTS..............................................................................................   S-22
     Description of the Contracts..........................................................................   S-22
     Representations and Warranties Made by AT&T Capital Corporation.......................................   S-22
     Certain Statistics Relating to the Cut-Off Date Contract Pool.........................................   S-23
     Certain Statistics Relating to Delinquencies and Defaults.............................................   S-27
WEIGHTED AVERAGE LIFE OF THE NOTES.........................................................................   S-29
DESCRIPTION OF THE NOTES...................................................................................   S-29
     General...............................................................................................   S-29
     Distributions.........................................................................................   S-30
     Class A Interest......................................................................................   S-32
     Class B Interest......................................................................................   S-33
     Class C Interest......................................................................................   S-33
     Principal.............................................................................................   S-34
     Class A-5 Swap Agreement..............................................................................   S-35
     Class A-5 Swap Counterparty...........................................................................   S-36
     Redemption of Notes...................................................................................   S-36
     Optional Purchase of Class A-5 Notes..................................................................   S-36
     Subordination of Subordinate Notes....................................................................   S-36
     Cash Collateral Account...............................................................................   S-36
     Liquidated Contracts..................................................................................   S-37
     Optional Purchase of Contracts........................................................................   S-38
     Reports to Noteholders................................................................................   S-38
     The Indenture Trustee.................................................................................   S-38
UNITED STATES TAXATION.....................................................................................   S-39
     Treatment of the Notes................................................................................   S-39
     Treatment of the Owner Trust..........................................................................   S-39
     Payments of Interest..................................................................................   S-40
     Original Issue Discount...............................................................................   S-40
     Market Discount.......................................................................................   S-40
     Amortizable Bond Premium..............................................................................   S-40
     Sale, Exchange or Retirement of Notes.................................................................   S-41
     Tax Consequences to United States Alien Holders.......................................................   S-41
     Backup Withholding....................................................................................   S-42
ERISA CONSIDERATIONS.......................................................................................   S-43
RATINGS OF THE NOTES.......................................................................................   S-44
USE OF PROCEEDS............................................................................................   S-44
UNDERWRITING...............................................................................................   S-45
LEGAL MATTERS..............................................................................................   S-45
INDEX OF PRINCIPAL TERMS...................................................................................   S-46

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used in this Prospectus Supplement Summary are defined elsewhere in this Prospectus Supplement and in the Prospectus.

Issuer...........................  A trust, referred to as the 'Capita Equipment Receivables Trust 1997-1' (the
                                     'Owner Trust'), formed by the Depositor and governed by a Trust Agreement
                                     (the 'Trust Agreement'), dated as of November 1, 1997, between the Depositor and the Owner Trustee. See 'The Owner Trust' herein.
Depositor........................  Antigua Funding Corporation, all of the stock of which is owned by the
                                     Originators and AT&T Commercial Finance Corporation, each of which is, in turn, a subsidiary of AT&T Capital Corporation ('TCC'). The Depositor has
                                     acquired or will acquire the Contracts and the Originators' interests in the equipment subject thereto (the 'Equipment') pursuant to substantially similar Purchase and Sale Agreements (the 'Purchase Agreements') among the
                                     Depositor, TCC and the Originators. On the Closing Date, the Depositor will transfer the Contracts and the other Trust Assets (as described under 'Trust
                                     Assets' below) to the Owner Trust pursuant to a Transfer and Servicing
                                     Agreement (the 'Transfer and Servicing Agreement'), dated as of November 1,
                                     1997, among the Depositor, TCC, the Indenture Trustee and the Owner Trust.
                                     See 'The Depositor' in the Prospectus.
Servicer.........................  TCC, in its capacity as servicer of the Contracts under the Transfer and
                                     Servicing Agreement. See 'Description of the Transfer and Servicing
                                     Agreements -- Servicing' and 'AT&T Capital Corporation' in the Prospectus.
Recent Developments..............  Under the terms of a Stock Purchase Agreement, dated as of November 17, 1997,
                                     Hercules Holdings (Cayman) Limited and certain management investors of TCC have agreed to sell all of the outstanding capital stock of TCC to Newcourt
                                     Credit Group.
                                   The transaction is expected to close on or after January 30, 1998. The closing is subject to, among other things, the receipt by Newcourt of the proceeds of a public offering of Newcourt common stock, expected to be consummated by mid-December, and to the receipt of required regulatory approvals.
                                   Newcourt Credit Group is an independent non-bank financial services company which originates, sells and manages asset based financing of a broad range of equipment and capital assets by way of secured loans, conditional sales contracts and financial leases. The Newcourt Credit Group's loan origination activities focus on the commercial finance and corporate finance segments of the asset based lending market. It is headquartered in Toronto, with owned and managed loans of more than US$7.13 billion.
Indenture Trustee................  Bankers Trust Company, in its capacity as trustee under an Indenture (the
                                     'Indenture'), dated as of November 1, 1997, between the Owner Trust and the
                                     Indenture Trustee.
Owner Trustee....................  The Bank of New York, in its capacity as trustee under the Trust Agreement.
The Notes........................  Pursuant to the Indenture, the Owner Trust will issue seven classes of notes
                                     (the 'Notes'), consisting of five classes of senior notes, designated as the

                                     Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes
                                     (collectively, the 'Class A Notes'), and two classes of subordinate Notes, designated as the Class B Notes and the Class C Notes (collectively, the
                                     'Subordinate Notes'). See 'Description of the Notes' herein and in the
                                     Prospectus.
Interest.........................  Interest on the outstanding Principal Balance of the Notes of each Class will accrue at the interest rate for such Class specified on the cover page of this Prospectus Supplement, or at the floating rate described below for the
                                     Class A-5 Notes (in each case, the 'Interest Rate' for such Class), from and including the Closing Date to but excluding December 15, 1997 (or, in the case of the Class C Notes, February 15, 1998), and thereafter for each successive Interest Period. The Class A-5 Interest Rate for each Interest
                                     Period will be the rate of interest per annum equal to 0.125% plus the
                                     London interbank offered rate for United States dollar deposits having a maturity of one month ('One-Month LIBOR'), determined as described herein on the related LIBOR Determination Date. Interest on the Class A-1 and Class
                                     A-5 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class A-3, Class A-4, Class B
                                     and Class C Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee, the amount of interest to be paid on the Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the applicable Interest Rate, (ii) the
                                     Principal Balance of the related Class as of the immediately preceding
                                     Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) a fraction equal to (a) in the case of the Class A-2, Class A-3, Class A-4 and Class B Notes, one-twelfth
                                     (or, for the first Payment Date, 12 divided by 360), (b) in the case of the
                                     Class C Notes, one-fourth (or, for the first Payment Date, 72 divided by
                                     360), and (c) in the case of the Class A-1 and Class A-5 Notes, the number of days in such Interest Period divided by 360.
                                   In the event that, on any Payment Date, the Amount Available is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each Class thereof (and within a Class among the Notes of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date. In the case of the Class A-5 Notes, the determination of any such shortfall and allocation of Amount Available will be based on the payment of interest thereon at the Class A-5 Assumed Fixed Rate, as discussed under 'Source of
                                     Payment and Security' below, and will not include in the Amount Available any amounts paid to the Indenture Trustee pursuant to the Class A-5 Swap
                                     Agreement. In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Class B
                                     Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest

                                     thereon at the Class B Interest Rate, added to the amount of interest Class
                                     B Noteholders will be entitled to receive on the next Payment Date. In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the Holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest Class C Noteholders will be entitled to receive on the next Payment Date. See 'Description of the Notes' herein.
                                   The 'Interest Periods' for each Class of Notes (other than the Class C Notes)
                                     will consist of an initial period from and including the Closing Date to but excluding December 15, 1997, and thereafter each successive period (i) for the Class A-2, Class A-3, Class A-4 and Class B Notes, from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business Days), and (ii) for the Class A-1 and Class A-5
                                     Notes, from and including each Payment Date to but excluding the following
                                     Payment Date, in each case until the Principal Balance of such Class has been reduced to zero. The 'Interest Periods' for the Class C Notes will consist of an initial period from and including the Closing Date to but excluding February 15, 1998, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the third following month (in each case without respect to whether such days are Business Days) until the Principal Balance of the Class C Notes has been reduced to zero. The Payment Date with respect to each Interest Period will be the Monthly Payment Date next succeeding the end of such Interest Period.
Principal........................  To the extent the Amount Available is sufficient therefor after payment of interest on the Notes, the aggregate amount of principal to be paid on the
                                     Notes on each Payment Date (except in the case of the Class C Notes) will equal the Monthly Principal Amount. Principal payable on the Notes will be paid on each Payment Date in respect of principal on the Class A Notes until the Principal Balance of each Class of Class A Notes has been reduced to zero, then in respect of principal on the Class B Notes until the Class B
                                     Principal Balance has been reduced to zero, and then in respect of principal on the Class C Notes until the Class C Principal Balance has been reduced to zero. Principal paid on the Class A Notes will be allocated 89.93973422% to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in the aggregate
                                     (paid first on the Class A-1 Notes until the Class A-1 Principal Balance has been reduced to zero, then on the Class A-2 Notes until the Class A-2
                                     Principal Balance has been reduced to zero, then on the Class A-3 Notes until the Class A-3 Principal Balance has been reduced to zero, and then on the Class A-4 Notes until the Class A-4 Principal Balance has been reduced to zero) and 10.06026578% to the Class A-5 Notes. See 'Description of the
                                     Notes -- Principal' herein.
                                   The 'Monthly Principal Amount' for any Monthly Payment Date will equal the excess, if any, of (i) the sum of the Principal Balances of the Notes as of
                                     such Monthly Payment Date (determined prior to the payment of any principal in respect thereof on such Monthly Payment Date), over (ii) the aggregate of the Contract Principal Balances of the Contracts (the 'Contract Pool
                                     Principal Balance') as of the last day of the Collection
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                                     Period relating to such Monthly Payment Date; provided that the amount referred to in clause (ii) shall be deemed to be zero on any Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.
                                   The 'Contract Principal Balance' of any Contract as of the last day of any
                                     Collection Period is: (1) in the case of any Contract that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Contract after such last day of the
                                     Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 8.00% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable
                                     Collection Period); (2) in the case of any Contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause (1)
                                     above) of the unpaid Scheduled Payments due on such Contract after the date of such prepayment, the amount specified in clause (1) above; and (3) in the case of any Contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2)
                                     above, the lesser of (a) the outstanding principal balance of such Contract after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any
                                     Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.
                                     The Contract Principal Balance of any Contract which became a Liquidated
                                     Contract during a given Collection Period or which TCC was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties will, for purposes of computing the Monthly
                                     Principal Amount and the Requisite Amount for the Cash Collateral Account,
                                     be deemed to be zero on and after the last day of such Collection Period.
                                   A 'Liquidated Contract' is any Contract (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Contract), or (b) as to which 10% or more of a
                                     Scheduled Payment is delinquent 180 days or more. See 'Description of the
                                     Notes -- Principal.'
                                   The 'Collection Period' for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs. The 'Initial Contract
                                     Pool Principal Balance' is $1,146,940,285 (which amount is based upon the
                                     Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date).
Stated Maturity Dates............  If and to the extent not previously paid, the outstanding Principal Balance of each Class of Notes will be payable on the Stated Maturity Date of such
                                     Class. The Stated Maturity Date for the Class A-1, Class A-2, Class A-3,
                                     Class A-4, Class A-5, Class B and Class C Notes is December 15, 1998,
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                                     February 15, 2000, September 15, 2000, February 15, 2002, February 15, 2002,
                                     August 15, 2002, and October 16, 2006, respectively, but final payment of any Class of Notes could occur significantly earlier than the Stated
                                     Maturity Date of such Class.
Redemption of Notes..............  The Notes are subject to redemption in whole as referred to under 'Optional
                                     Purchase of Contracts' below.
Optional Purchase of Class A-5
  Notes..........................  The Depositor will have the right to purchase all of the Class A-5 Notes, at par, on any Payment Date. Interest payable on the Class A-5 Notes on any such Payment Date shall be paid to the Holders of record on the related
                                     Record Date in the ordinary manner. Following such purchase, the Class A-5
                                     Notes will not be retired, but will continue to be entitled to interest and principal payments on each Payment Date in the manner described above. See
                                     'Description of the Notes -- Optional Purchase of Class A-5 Notes' herein.
Denominations....................  The Notes will be available for purchase in denominations of $10,000 and integral multiples thereof.
Closing Date.....................  On or about December 3, 1997.
Cut-Off Date.....................  November 1, 1997.
Payment Dates and Record Dates...  Interest and principal on the Notes (other than the Class C Notes) will be paid on the 15th day of each month (or, if such 15th day is not a Business
                                     Day, the next succeeding Business Day), commencing December 15, 1997 (each, a 'Monthly Payment Date'), to persons in whose names the Notes are registered (the 'Holders' or 'Noteholders') as of the related Record Date.
                                     Interest and principal on the Class C Notes will be paid on each Monthly
                                     Payment Date occurring in February, May, August and November (each, a
                                     'Quarterly Payment Date'), commencing, in the case of interest, February 17,
                                     1998, and, in the case of principal, the first such date occurring on or after the Monthly Payment Date on which the Principal Balance of the Class B
                                     Notes has been reduced to zero, in each case to Holders of record as of the related Record Date. 'Payment Date' shall generally mean each Monthly
                                     Payment Date; provided that, when used with respect to the payment of interest or principal on the Class C Notes, 'Payment Date' shall mean each
                                     Quarterly Payment Date. The 'Record Date' for any Payment Date will be the
                                     Business Day immediately preceding the Payment Date (so long as the Notes are held in book-entry form), or the last day of the prior calendar month
                                     (if Definitive Notes have been issued).
Subordination....................  The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available, after payment of the Servicing
                                     Fee, to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of
                                     Class A and Class B Notes to receive such interest (1) in the case of the
                                     Class A Notes, prior to the payment of any interest on the Subordinate
                                     Notes, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes. Likewise, the likelihood of payment of principal on the Class A and Class B Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after
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                                     payment of the Servicing Fee and interest on the Notes as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the
                                     Subordinate Notes, and (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes. See 'Description of the
                                     Notes' herein.
Ratings..........................  It is a condition of issuance of the Notes that each of Standard & Poor's
                                     Rating Services, Moody's Investors Service, Inc., Duff & Phelps Credit
                                     Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A-1 Notes in its highest short-term rating category, (ii) rate the Class A-2, Class A-3,
                                     Class A-4 and Class A-5 Notes in its highest long-term rating category,
                                     (iii) rate the Class B Notes at least 'A,' 'A2,' 'A' and 'A,' respectively, and (iv) rate the Class C Notes at least 'BBB,' 'Baa2,' 'BBB' and 'BBB,'
                                     respectively. See 'Ratings of the Notes' herein and in the Prospectus. The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class on or before the Stated
                                     Maturity Date for such Class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated
                                     Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons. See 'Ratings of the Notes' herein and in the Prospectus.
Use of Proceeds..................  The proceeds from the offering and sale of the Notes, after funding a portion of the Cash Collateral Account and paying the expenses of the Depositor, will be used by the Depositor to pay down certain warehousing facilities, and any remaining funds will be paid to the Originators.
Trust Assets.....................  The Trust Assets will consist of: (i) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including (a) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (1) Scheduled
                                     Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (2) Prepayments (but excluding, in the case of a Contract structured as a lease of the related Equipment (a
                                     'Lease Contract'), any portion thereof allocated to the Depositor, as described in clause (ii) of the definition of 'Pledged Revenues'), and (3)
                                     Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the
                                     Depositor, as described under 'Liquidated Contracts' below), and (b) all rights of the secured party in the Equipment related to the Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables ('Loan Contracts'), but excluding the rights of the lessor in the Equipment subject to a Lease
                                     Contract ('Leased Equipment') (which rights, subject to the allocation of
                                     Liquidation Proceeds received in respect thereof, have been retained by the
                                     Depositor); (ii) amounts on deposit in (and Eligible Investments allocated
                                     to) certain accounts established pursuant to the Indenture and the Transfer and Servicing Agreement, including the
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                                     Collection Account and (for the benefit of the Class C Notes only) the Class
                                     C Funding Account; and (iii) certain other property and assets as herein described. The Trust Assets will secure payment of the Notes. See 'Source of
                                     Payment and Security' below and 'The Owner Trust' herein.
Source of Payment and
  Security.......................  Principal of and interest on the Notes will be paid on each Payment Date, after payment of the Servicing Fee, solely from, and secured by, the 'Amount
                                     Available' for such Payment Date, which is equal to the sum of (a) those
                                     Pledged Revenues on deposit in the Collection Account as of the last
                                     Business Day preceding the related Determination Date (the 'Deposit Date')
                                     (i) which were received by the Servicer during the related Collection Period or which represent amounts paid by TCC or the Depositor to purchase
                                     Contracts as of the end of such Collection Period ('Related Collection
                                     Period Pledged Revenues'), or (ii) to the extent necessary to pay interest on the Notes on such Payment Date, which were received by the Servicer after the end of the related Collection Period but on or prior to such Deposit
                                     Date ('Current Collection Period Pledged Revenues'), (b) amounts permitted to be withdrawn therefor from the Cash Collateral Account, as described under 'Cash Collateral Account' below, (c) with respect to the Class A-5
                                     Notes only, amounts, if any, paid to the Indenture Trustee pursuant to the
                                     Class A-5 Swap Agreement, and (d) with respect to the Class C Notes only, amounts on deposit in the Class C Funding Account. For purposes of allocating the Amount Available on any Payment Date to the payment of interest on the Class A-5 Notes, the Class A-5 Notes will be assumed to bear interest at a fixed rate of 6.25% per annum (the 'Class A-5 Assumed Fixed
                                     Rate'). All interest at the Class A-5 Assumed Fixed Rate will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Any amounts on deposit in the Class C Funding Account will be applied only to the payment of interest or principal on the Class C Notes, and will not be available to make payments on any other Class of Notes.
                                   'Pledged Revenues' will consist of: (i) 'Scheduled Payments' on the Contracts
                                     (which will consist of all payments under the Contracts other than those portions of such payments which, under the Contracts, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of
                                     Administrative Fees) received on or after the Cut-Off Date and due during the term of the Contracts, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any voluntary prepayments ('Prepayments') received on or after the Cut-Off Date under the
                                     Contracts, provided that the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount of a Contract will not constitute Pledged
                                     Revenues but will be allocated to the Depositor; (iii) any amounts paid by
                                     TCC to purchase Contracts due to a breach of representations and warranties with respect thereto, as described under 'Mandatory Purchase of Certain
                                     Contracts' below, excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor; (iv) any amounts paid by the Depositor to purchase the Contracts as described under 'Optional Purchase of
                                     Contracts' below; (v) certain of the proceeds derived from the liquidation
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                                     of the Contracts and the related Equipment, as described under 'Liquidated
                                     Contracts' below; and (vi) any earnings on the investment of amounts credited to the Collection Account and the Class C Funding Account.
                                   The Depositor will not transfer to the Owner Trust (1) its ownership or security interest in the Leased Equipment, including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof)
                                     upon expiration of the original term of the related Lease Contract, or (2)
                                     the right to receive a portion of (a) Prepayments, as described in clause
                                     (ii) above, and (b) the Liquidation Proceeds of any defaulted Lease
                                     Contract, including any derived from the disposition of the related Leased
                                     Equipment, as described under 'Liquidated Contracts' below. Amounts payable to the Depositor in respect of the Leased Equipment or otherwise in respect of Prepayments or Liquidation Proceeds of defaulted Lease Contracts will not be available for payment of interest or principal on the Notes. See 'Leased
                                     Equipment' below.
Class A-5 Swap Agreement.........  The Owner Trust will enter into a swap agreement (the 'Class A-5 Swap
                                     Agreement') with GSMMDP (the 'Class A-5 Swap Counterparty') for the sole benefit of the Class A-5 Notes, pursuant to which (1) the Indenture Trustee will agree to pay to the Class A-5 Swap Counterparty on each Payment Date an amount equal to the interest that would be payable on the Class A-5 Notes on such Payment Date if such Notes bore interest at the Class A-5 Assumed Fixed
                                     Rate (but only from that portion of the Amount Available for such Payment
                                     Date which would be available to pay interest on the Class A-5 Notes at such rate), and (2) the Class A-5 Swap Counterparty will agree to pay to the
                                     Indenture Trustee on each Payment Date an amount equal to the interest payable on the Class A-5 Notes on such Payment Date at the Class A-5
                                     Interest Rate. To the extent that interest calculated as aforesaid at the
                                     Class A-5 Interest Rate exceeds interest calculated at the Class A-5 Assumed
                                     Fixed Rate, (a) the Class A-5 Swap Counterparty will be obligated to pay an amount equal to such excess to the Indenture Trustee, (b) such payment will constitute a portion of the Amount Available (but only in respect of the
                                     Class A-5 Notes) and (c) the Class A-5 Notes will be dependent upon such payment for receipt of interest due thereon to the extent of such excess.
                                     Likewise, to the extent that interest calculated as aforesaid at the Class
                                     A-5 Assumed Fixed Rate exceeds interest calculated at the Class A-5 Interest
                                     Rate, (i) the Owner Trust will be obligated to pay an amount equal to such excess to the Class A-5 Swap Counterparty, (ii) such payment will have the same priority, in terms of application of the Amount Available, as payment of interest on the Class A-5 Notes, and (iii) any amount so payable will reduce the Amount Available for payment of interest on the Subordinate
                                     Notes, as well as principal on all Notes.
                                   Any shortfall in the payment of interest on the Class A-5 Notes due to the failure of the Class A-5 Swap Counterparty to make a required payment under the Class A-5 Swap Agreement will not constitute an Event of Default under the Indenture, and, except to the extent the Amount Available on any Payment
                                     Date exceeds that which is necessary to pay the Servicing Fee, all interest and principal on the Notes and all amounts payable in connection with the
                                     Cash Collateral Account, no amounts in addition to those derived from the
                                     Class A-5 Swap Agreement will be available under the Indenture to make up such shortfall. The only
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                                     remedies in such circumstances will be those available to the Owner Trust under the Class A-5 Swap Agreement. See 'Description of the Notes -- The
                                     Class A-5 Swap Agreement' herein.
Class A-5 Swap Counterparty......  GSMMDP, as counterparty to the Owner Trust under the Class A-5 Swap Agreement.
                                     The Class A-5 Swap Counterparty currently has a 'AAA' financial program rating from Standard & Poor's and a 'Aaa' counterparty rating from Moody's.
                                     See 'Description of the Notes -- The Class A-5 Swap Counterparty' herein.
The Contracts....................  The aggregate of the Contracts held by the Owner Trust as part of the Trust
                                     Assets, as of any particular date, is referred to as the 'Contract Pool,'
                                     and the Contract Pool, as of the Cut-Off Date, is referred to as the
                                     'Cut-Off Date Contract Pool.'
                                   As of the Cut-Off Date, the Cut-Off Date Contract Pool had the following characteristics (unless otherwise noted, percentages are by Initial Contract
                                     Pool Principal Balance); (i) the Initial Contract Pool Principal Balance was
                                     $1,146,940,285; (ii) there were 75,651 Contracts; (iii) the average Contract
                                     Principal Balance was approximately $15,161; (iv) of such Contracts, approximately 94.9% were Lease Contracts and approximately 5.1% were Loan
                                     Contracts; (v) approximately 46.8% of such Contracts related to telecommunications equipment; approximately 19.0% of such Contracts related to manufacturing and construction equipment; and approximately 15.6% of such
                                     Contracts related to computers and point-of-sale equipment; (vi) the
                                     Obligors on approximately 14.7% of the Contracts were located in California;
                                     approximately 10.5% were located in New York; approximately 7.7% were located in New Jersey; approximately 6.7% were located in Texas;
                                     approximately 5.8% were located in Florida; and no other state represented more than 5.0% of the Contracts; (vii) approximately 92.4% of the Contracts had been originated by the Originators, with the remaining 7.6% of the
                                     Contracts having been originated by third parties and purchased by an
                                     Originator; (viii) the remaining term of the Contracts ranged from 1 month to 95 months; and (ix) the weighted average remaining term of the Contracts was approximately 46.6 months and the weighted average age of the Contracts was approximately 7.1 months. See 'The Contracts -- Certain Statistics
                                     Relating to the Cut-Off Date Contract Pool' herein. TCC will make certain representations and warranties regarding each Contract, and will be obligated to purchase any Contract in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Contract. See 'Mandatory Purchase of Certain Contracts' below.
Originators......................  The Contracts included in the Cut-Off Date Contract Pool have been originated or, in some cases, acquired by one or more of three subsidiaries of TCC:
                                     AT&T Capital Leasing Services, Inc. ('Leasing Services'), AT&T Credit
                                     Corporation ('Credit Corp.'), and NCR Credit Corp. ('NCR Credit')
                                     (collectively, the 'Originators'). See 'AT&T Capital Corporation' and 'The
                                     Originators' in the Prospectus.
Contract Prepayments.............  The Contracts may (i) not permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise terminate the Contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination only upon payment of an amount which is not less than the present value (calculated in the manner specified in clause (1) of the definition of 'Contract Principal Balance') of the unpaid Scheduled
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                                     Payments due on such Contract after the date of such prepayment, or (iii)
                                     permit prepayment or early termination without the payment of an amount at least equal to the amount described in clause (ii) above. As described under
                                     'Principal' above and in 'Description of the Notes -- Principal,' the method for calculating the Contract Principal Balance for any Contract is based upon the prepayment features of such Contract. Under the Transfer and
                                     Servicing Agreement, the Servicer will be permitted to allow Prepayments of any of the Contracts, but only if the amount paid by or on behalf of the
                                     Obligor (or, in the case of a partial Prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such
                                     Contract.
                                   The 'Required Payoff Amount,' with respect to any Collection Period for any
                                     Contract, is equal to the sum of: (i) the Scheduled Payment due in such
                                     Collection Period and not yet received, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Contract
                                     Principal Balance of such Contract as of the last day of such Collection
                                     Period (after taking into account the Scheduled Payment due in such
                                     Collection Period). In no event will Pledged Revenues include (nor will the
                                     Notes otherwise be payable from) any portion of a Prepayment on a Contract which exceeds the Required Payoff Amount for such Contract.
Liquidated Contracts.............  Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any
                                     Loan Contract, all such Liquidation Proceeds will be allocated to the Owner
                                     Trust; and (ii) with respect to any Lease Contract, such Liquidation
                                     Proceeds will be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a) the
                                     'Book Value' of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date)
                                     and (b) the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated
                                     Contract); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the
                                     Required Payoff Amount for such Contract and the Book Value of such Leased
                                     Equipment, any such excess shall be allocated solely to the Depositor. All
                                     Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under 'Priority of Payments' below.
Servicing........................  The Servicer will be responsible for managing, administering, servicing and making collections on the Contracts. Compensation to the Servicer will include a monthly fee (the 'Servicing Fee'), which will be payable to the
                                     Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of 1.25% per annum multiplied by the Contract
                                     Pool Principal Balance determined as of the last day of the second preceding
                                     Collection Period (or, in the case of the Servicing Fee with respect to the
                                     Collection Period commencing on the Cut-Off Date, the Contract Pool
                                     Principal Balance as of the Cut-Off Date), plus any late
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                                     fees, late payment interest, documentation fees, insurance administration charges and other administrative charges and a portion of any extension fees
                                     (collectively, the 'Administrative Fees') collected with respect to the
                                     Contracts during the related Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. The
                                     Servicer may be terminated as Servicer under certain circumstances, in which event a successor Servicer would be appointed to service the Contracts. See
                                     'AT&T Capital Corporation' and 'Description of the Transfer and Servicing
                                     Agreements -- Servicing -- Events of Termination' in the Prospectus.
Mandatory Purchase of Certain
  Contracts......................  TCC will make certain representations and warranties with respect to each
                                     Contract and the related Equipment, as more fully described in 'The
                                     Contracts -- Representations and Warranties Made by AT&T Capital
                                     Corporation' herein and in the Prospectus. The Indenture Trustee will be entitled to require TCC to purchase any Contract and, in the case of a Lease
                                     Contract, the related Leased Equipment, at a price equal to (i) the Required
                                     Payoff Amount, plus (ii) if applicable, the Book Value of the related Leased
                                     Equipment (which Book Value amount will be allocated to the Depositor), if the value of the Contract is materially and adversely affected by a breach of any such representation or warranty which is not cured within a specified period.
Leased Equipment.................  The Depositor will not transfer to the Owner Trust its ownership or security interest in the Equipment related to the Lease Contracts (the 'Leased
                                     Equipment'), including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof) upon expiration of the original term of the related Lease Contract. The Depositor will also not transfer to the Owner Trust the right to receive the following: (i) a portion of certain
                                     Prepayments (as described in clause (ii) of the definition of 'Pledged
                                     Revenues'), which portion is anticipated to represent the value of the related Leased Equipment; (ii) a portion of the Liquidation Proceeds derived from the liquidation of any Lease Contract and disposition of the related
                                     Leased Equipment (as described under 'Liquidated Contracts' above); and
                                     (iii) the purchase price paid by TCC to purchase any Leased Equipment due to a breach of any of TCC's representations and warranties with respect to the related Lease Contract (as described under 'Mandatory Purchase of Certain
                                     Contracts' above). Amounts payable to the Depositor in respect of Leased
                                     Equipment or otherwise as described above are not available to pay, and will not provide security for the payment of, interest or principal on the Notes.
Cash Collateral Account..........  A 'Cash Collateral Account' will be established on or prior to the Closing
                                     Date and will be available to the Indenture Trustee. The Cash Collateral
                                     Account will initially be funded in an amount equal to 7.25% of the Initial
                                     Contract Pool Principal Balance (approximately $83,153,171). Amounts on deposit from time to time in the Cash Collateral Account (up to, but not in excess of, the Requisite Amount (as defined under 'Description of the
                                     Notes -- Cash Collateral Account'), and not including any investment earnings on such funds) shall be used to fund the amounts specified below in the following order of priority (to the extent that amounts on deposit in the Collection Account and, as to the Class C Notes, the Class C Funding
                                     Account as of any Deposit Date are insufficient therefor): (i) to pay interest on the Notes in the following order of priority: (a) interest on the

                                     Class A Notes (including any overdue interest and interest thereon, and assuming the Class A-5 Notes bear interest at the Class A-5 Assumed Fixed
                                     Rate), (b) interest on the Class B Notes (including any overdue interest and interest thereon), and (c) interest on the Class C Notes (including any overdue interest and interest thereon, and assuming deposits required to be made to the Class C Funding Account on each Monthly Payment Date in respect of interest on the Class C Notes constitute interest due and payable on the
                                     Class C Notes); (ii) to pay any Principal Deficiency Amount (equal to the lesser of: (a) the aggregate Liquidation Losses on all Contracts that became
                                     Liquidated Contracts during the related Collection Period, or (b) the excess, if any, of (A) the aggregate Principal Balance of the Notes (less, with respect to each Monthly Payment Date occurring after the Principal
                                     Balance of the Class B Notes has been reduced to zero, that portion of the balance of the Class C Funding Account, if any, deposited therein in respect of principal of the Class C Notes (in each case, after giving effect to all distributions of principal, or the deposit to the Class C Funding Account in respect thereof, from Available Pledged Revenues on such Monthly Payment
                                     Date), over (B) the aggregate of the Required Payoff Amounts for all
                                     Contracts as of the last day of the related Collection Period); and (iii) to pay principal on the Notes at the applicable Stated Maturity Date thereof and on the first Quarterly Payment Date on which the Contract Pool Principal
                                     Balance is less than $1,000,000. If and to the extent that the amount on deposit in the Cash Collateral Account as of any Monthly Payment Date is
                                     less than the Requisite Amount, such deficiency is to be restored from the remaining Amount Available, after payment of the Servicing Fee and interest and principal on the Notes, as described under 'Priority of Payments' below.
                                     Any amount on deposit in the Cash Collateral Account in excess of the
                                     Requisite Amount, and all investment earnings on funds in the Cash
                                     Collateral Account, will be released from the Cash Collateral Account and paid to or upon the order of the Depositor, and will not be available to make payments on the Notes. See 'Description of the Notes -- Cash Collateral
                                     Account.'
Priority of Payments.............  On each Monthly Payment Date, the Indenture Trustee will be required to make the following payments, first, from the Related Collection Period Pledged
                                     Revenues, second, to the extent the Related Collection Period Pledged
                                     Revenues are insufficient to pay interest on the Notes on such Monthly
                                     Payment Date, the amount necessary to cure such insufficiency from the
                                     Current Collection Period Pledged Revenues, and third (but only as to amounts described in clause (ii) and certain amounts included in clause
                                     (iii)), from amounts permitted to be withdrawn from the Cash Collateral
                                     Account as described under 'Cash Collateral Account' above, in the following order of priority (except as otherwise described under 'Description of the
                                     Notes -- Events of Default; Rights Upon Event of Default' in the
                                     Prospectus): (i) the Servicing Fee; (ii) interest on the Notes in the following order of priority: (a) interest on the Class A Notes (including any overdue interest and interest thereon, and assuming the Class A-5 Notes bear interest at the Class A-5 Assumed Fixed Rate), (b) interest on the
                                     Class B Notes (including any overdue interest and interest thereon), and (c)
                                     interest on the Class C Notes (including any overdue interest and interest thereon), which (1) for any Quarterly Payment Date, shall be the interest payable on the Class C Notes on such date less any amounts previously deposited in the Class C Funding Account in respect of interest on the Class C Notes and available therefor, and (2) for any other Monthly
                                     Payment Date, shall generally be deemed to be one-third of the interest payable on the Class C Notes on the next succeeding Quarterly Payment Date;
                                     (iii) in respect of principal on the Notes in the priority described under
                                     'Principal' above: (a) in the case of all Classes of Notes other than the
                                     Class C Notes, an amount equal to the Monthly Principal Amount as of such
                                     Monthly Payment Date, and (b) in the case of the Class C Notes, an amount equal to the Monthly Principal Amount as of such Monthly Payment Date, less any amounts deposited in the Class C Funding Account on previous Monthly
                                     Payment Dates under this clause in respect of principal of the Class C Notes and not previously distributed; (iv) to the Cash Collateral Account, the amount, if any, necessary to increase the balance therein to the Requisite
                                     Amount; (v) to payment of certain amounts payable in connection with the
                                     Cash Collateral Account; (vi) to payment of any shortfalls in the payment of interest on the Class A-5 Notes due to the failure of the Class A-5 Swap
                                     Counterparty to pay amounts payable to the Indenture Trustee under the Class
                                     A-5 Swap Agreement, together with interest on such shortfalls at the Class
                                     A-5 Interest Rate; and (vii) the remainder, if any, to the Equity
                                     Certificateholder. Any amount received by the Indenture Trustee on any
                                     Monthly Payment Date from the Class A-5 Swap Counterparty pursuant to the
                                     Class A-5 Swap Agreement shall be applied only to the payment of interest on the Class A-5 Notes. Any amount described above in clause (ii)(c)(2) or, for any Monthly Payment Date other than a Quarterly Payment Date, clause
                                     (iii)(b) shall be deposited in the Class C Funding Account. On any Quarterly
                                     Payment Date, any amounts on deposit in the Class C Funding Account shall be applied to the payment of interest and principal on the Class C Notes as described above in clauses (ii)(c)(1) and (iii)(b).
Optional Purchase of Contracts...  The Depositor may purchase all of the Contracts on any Payment Date following the date on which the unpaid Principal Balance of the Notes is less than 10%
                                     of the Initial Contract Pool Principal Balance, subject to certain provisions as described herein and in the Prospectus under 'Description of the Notes -- Optional Purchase of Contracts.' The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid
                                     Principal Balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining Principal
                                     Balance of the Notes, together with accrued interest thereon.
U.S. Taxation....................  In the opinion of counsel to the Depositor and the opinion of counsel to the
                                     Underwriters, the Notes will be characterized as indebtedness and the Owner
                                     Trust will not be characterized as an 'association' or 'publicly traded partnership' taxable as a corporation for federal income tax purposes. Each
                                     Noteholder, by its acceptance of a Note, will agree to treat the Notes as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See 'United States Taxation.' In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United States
                                     Alien Holder will not be subject to United States

                                     federal withholding tax (subject to the exceptions noted in 'United States
                                     Taxation -- Tax Consequences to United States Alien Holders'). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax, and neither the Owner Trust, the
                                     Depositor, TCC nor any other party would have any obligation to gross up such payments to compensate for such withholding tax.
ERISA Considerations.............  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Owner Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended
                                     ('ERISA'), and the Internal Revenue Code of 1986, as amended (the 'Code'), that otherwise could possibly be applicable. Although there can be no assurances in this regard, it appears that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation. As a result, subject to the considerations described in 'ERISA
                                     Considerations' herein, the Notes are eligible for purchase with plan assets of any Benefit Plan. However, a fiduciary or other person contemplating purchasing the Notes on behalf of or with plan assets of any Benefit Plan should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See 'ERISA
                                     Considerations.'
Legal Investment.................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.
Registration, Clearance and
  Settlement of Notes............  Each of the Notes will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company ('DTC'), and will be available for purchase only in book-entry form on the records of DTC and definitive form only under the limited circumstances described under 'Description of the
                                     Notes -- Definitive Notes' in the Prospectus. All references herein to
                                     'Holders' or 'Noteholders' shall reflect the rights of beneficial owners of
                                     Notes (the 'Note Owners'), as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See 'Description of the Notes -- Book-Entry Registration.'
                                     Noteholders may elect to hold their Notes through DTC (in the United States)
                                     or Cedel Bank or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described in Appendix A to the
                                     Prospectus.
Governing Law....................  The Transfer and Servicing Agreement, the Trust Agreement, the Purchase
                                     Agreements, the Indenture and the Notes will be governed by the laws of the
                                     State of New York.

                                  RISK FACTORS

     Prospective Noteholders should consider the following factors in connection with the purchase of the Notes:

LIMITED ASSETS OF THE OWNER TRUST

     The Notes are secured by the payments to be derived from the Contracts and other Trust Assets, which will not include any amounts constituting the purchase price for or proceeds of Leased Equipment upon expiration of the original term of the related Lease Contract or the portion of the Liquidation Proceeds derived from the liquidation of any defaulted Lease Contract and disposition of the related Leased Equipment that is allocable to the Depositor as described herein, which amounts will be paid solely to the Depositor. Moreover, the Owner Trust will have no assets other than the Contracts (including all or, in the case of Lease Contracts, an allocable portion of the Liquidation Proceeds derived from the disposition of the related Equipment or otherwise upon the liquidation of defaulted Contracts), amounts on deposit from time to time in the Collection Account and the accounts established pursuant to the Transfer and Servicing Agreement and the right to certain amounts in the Cash Collateral Account. The Notes will represent obligations solely of the Owner Trust, and none of the Notes will be insured or guaranteed, directly or indirectly, by TCC, the Depositor, the Indenture Trustee or the Owner Trustee (or any affiliate of any of them) or any other person or entity. Consequently, Holders of the Notes must rely for payment of interest and principal thereon on a given Payment Date on the Amount Available for such Payment Date.

SUBORDINATION OF THE SUBORDINATE NOTES

     To the extent described herein under 'Description of the Notes -- Distributions' and ' -- Subordination of Subordinate Notes,' (i) payments of interest and principal on the Subordinate Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and (ii) payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. In addition, payments of principal on the Notes will be subordinated in priority of payment to payments of interest on the Notes.

     Delinquencies and defaults on the Contracts could eliminate the protection afforded the Class C Noteholders by the Cash Collateral Account, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection afforded the Class B Noteholders by the subordination of the Class C Notes, and the Class B Noteholders could also incur losses on their investment as a result. Still further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A Noteholders by the subordination of the Subordinate Notes, and the Class A Noteholders could also incur losses on their investment as a result.

RELIANCE OF CLASS A-5 NOTEHOLDERS ON AMOUNTS PAYABLE UNDER CLASS A-5 SWAP AGREEMENT

     Under certain circumstances, the Class A-5 Notes will be dependent upon payments to be made by the Class A-5 Swap Counterparty under the Class A-5 Swap Agreement for receipt of the full amount of interest payable thereon. Any shortfall in the payment of interest on the Class A-5 Notes due to the failure of the Class A-5 Swap Counterparty to make a required payment under the Class A-5 Swap Agreement will not constitute an Event of Default under the Indenture, and, except to the extent the Amount Available on any Payment Date exceeds that which is necessary to pay the Servicing Fee, all interest and principal payable on the Notes as described under 'Description of the Notes -- Distributions' and all amounts payable in connection with the Cash Collateral Account, no amounts in addition to those derived from the Class A-5 Swap Agreement will be available under the Indenture to make up such shortfall. The only remedies in such circumstances will be those available to the Owner Trust under the Class A-5 Swap Agreement.

     In addition, if, on any Payment Date, the Amount Available, after payment of the Servicing Fee, is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on each Class of Class A Notes will be determined by allocating the remaining Amount Available among each such Class pro rata in accordance with their respective entitlements to interest, with the entitlement of the Class A-5 Notes being determined using the Class A-5 Assumed Fixed Rate. Furthermore, if, on any such Payment Date, there is a net amount owed by the Owner Trust to the Class A-5 Swap Counterparty pursuant to the Class

A-5 Swap Agreement, such amount will be deducted from the Amount Available otherwise allocated to pay interest on the Class A-5 Notes, further reducing the amount of interest paid to the Class A-5 Noteholders on such Payment Date. See 'Description of the Notes -- Class A Interest.'

YIELD AND PREPAYMENT CONSIDERATIONS

     The prepayment experience on the Contracts may affect the weighted average life of the Notes. See 'Weighted Average Life of the Notes' herein and 'Risk Factors -- Yield and Prepayment Considerations' in the Prospectus.

NO GROSS-UP FOR WITHHOLDING TAX

     In the opinion of counsel, under current United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States Alien Holders'). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax; and neither the Owner Trust, the Depositor, TCC nor any other party has any obligation to gross up such payments to account for such withholding tax.

LIMITED LIQUIDITY

     There is currently no market for the Notes. The Underwriters expect, but will not be obligated, to make a market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will provide the Holders of such Notes with liquidity of investment or will continue for the life of such Notes.

                                THE OWNER TRUST

THE OWNER TRUST

     The Owner Trust will be created on the Closing Date pursuant to a Trust Agreement, dated as of November 1, 1997, between the Depositor and the Owner Trustee.

     On the Closing Date, the Depositor will, pursuant to the Transfer and Servicing Agreement among the Depositor, the Indenture Trustee, the Owner Trustee and the Servicer, transfer all of the Contracts and the related security interests in the Equipment to the Owner Trust. The Owner Trust and the Indenture Trustee will execute and deliver the Indenture, and the Indenture Trustee will authenticate and deliver the Notes.

     The Owner Trust will issue a certificate (the 'Equity Certificate'), representing the beneficial ownership interest in the Owner Trust, to the Depositor. The Equity Certificate will be entitled to any excess Amount Available on any Payment Date after payment of Servicing Fees, principal and interest on the Notes and amounts payable in connection with the Cash Collateral Account as described under 'Description of the Notes -- Distributions' herein.

     From and after the Closing Date, the Trust Assets will consist of:

          (1) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including (a) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments (but excluding, in the case of a Contract structured as a lease of the related Equipment (a 'Lease Contract'), any portion thereof allocated to the Depositor, as described in clause (ii) of the definition of 'Pledged Revenues'), and (iii) Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described under 'Description of the Notes -- Liquidated Contracts'), and
     (b) all rights of the secured party in the Equipment related to the Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables ('Loan Contracts'), but excluding the rights of the lessor in the Equipment subject to a Lease Contract ('Leased Equipment') (which rights, subject to the allocation of Liquidation Proceeds received in respect thereof, have been retained by the Depositor);

          (2) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the Indenture and the Transfer and Servicing Agreement, including the Collection Account and (for the benefit of the Class C Notes only) the Class C Funding Account;

          (3) the Depositor's rights under the Purchase Agreements;

          (4) the Depositor's rights (but not its obligations) with respect to the Cash Collateral Account; and

          (5) (for the benefit of the Class A-5 Notes only) the Class A-5 Swap Agreement.

     The Owner Trust will not engage in any business activity other than (i) issuing the Notes and the Equity Certificate, (ii) holding the Trust Assets,
(iii) making payments on the Notes and the Equity Certificate, (iv) entering into and performing the duties, responsibilities and functions required under the Transfer and Servicing Agreement, the Indenture, the Contracts, and related documents, and (v) matters related to the foregoing.

CAPITALIZATION OF THE OWNER TRUST

     The following table illustrates the capitalization of the Owner Trust as of the Cut-Off Date, as if the issuance and sale of the Notes offered hereby had taken place on such date:

Class A-1 Receivable-Backed Notes...........................................   $  272,500,000
Class A-2 Receivable-Backed Notes...........................................      252,000,000
Class A-3 Receivable-Backed Notes...........................................      153,000,000
Class A-4 Receivable-Backed Notes...........................................      261,210,000
Class A-5 Receivable-Backed Notes...........................................      105,000,000
Class B Receivable-Backed Notes.............................................       68,820,000
Class C Receivable-Backed Notes.............................................       34,410,000
Equity Certificate..........................................................              285
                                                                               --------------
     Total..................................................................   $1,146,940,285
                                                                               --------------
                                                                               --------------

THE OWNER TRUSTEE

     The Bank of New York will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a New York banking corporation and its principal offices are located at 101 Barclay Street, New York, New York 10286. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture. The Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

     All of the Contracts are commercial, rather than consumer, leases or loans. Certain information with respect to the Contracts is set forth under the heading 'The Contracts' in the Prospectus.

REPRESENTATIONS AND WARRANTIES MADE BY AT&T CAPITAL CORPORATION

     Under the Purchase Agreement, TCC will make the representations and warranties regarding each Contract (and the related Equipment) as of the Cut-Off Date that are set forth under 'The Contracts -- Representations and Warranties Made by AT&T Capital Corporation' in the Prospectus.

CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE CONTRACT POOL

GENERAL

     The Depositor has prepared certain statistics relating to the Contract Pool as of the Cut-Off Date (the 'Cut-Off Date Contract Pool'). The Initial Contract Pool Principal Balance is an amount equal to $1,146,940,285 (which amount is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date). The total number of Contracts in the Cut-Off Date Contract Pool is 75,651. The average Contract Principal Balance of the Contracts, as of the Cut-Off Date, was approximately $15,161. Within the Cut-Off Date Contract Pool, 92.4% of the Contracts (by Initial Contract Pool Principal Balance) were originated by the Originators (or by other affiliates of TCC) and 7.6% of such Contracts (by Initial Contract Pool Principal Balance) were purchased by the Originators (or by other affiliates of TCC) from unrelated third parties.

     Certain tables presented below may not total due to rounding.

                 COMPOSITION OF THE CUT-OFF DATE CONTRACT POOL

                           INITIAL               WEIGHTED                  WEIGHTED              AVERAGE
                           CONTRACT              AVERAGE                   AVERAGE               CONTRACT
       NUMBER                POOL                ORIGINAL                 REMAINING             PRINCIPAL
         OF               PRINCIPAL                TERM                      TERM                BALANCE
      CONTRACTS            BALANCE               (RANGE)                   (RANGE)               (RANGE)
---------------------   --------------    ----------------------    ----------------------    --------------

       75,651           $1,146,940,285         53.7 months               46.6 months          $   15,161
                                             (6 months to 96           (1 month to 95           ($0.36 to
                                                 months)                   months)             $12,945,941)

TYPE OF CONTRACTS

     The following table shows the distribution of the Cut-Off Date Contract Pool between Lease Contracts and Loan Contracts by indicating the number of Contracts in each category, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
TYPE OF CONTRACT                           CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------

Lease Contracts.........................     71,389         94.4%        $1,088,999,031             94.9%
Loan Contracts..........................      4,262          5.6             57,941,254              5.1
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

GEOGRAPHICAL DIVERSITY

     The following table shows the geographical diversity of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to the State in which the Obligors on such Contracts are located:

                                                                % OF TOTAL                             % OF INITIAL
                                                   NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
STATE                                              CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------------------------------   ---------    -----------    ------------------    -----------------
Alabama.........................................        792          1.0%        $   11,667,519              1.0%
Alaska..........................................         90          0.1              1,122,130              0.1
Arizona.........................................      1,293          1.7             32,206,322              2.8
Arkansas........................................        257          0.3              5,882,586              0.5
California......................................      9,743         12.9            168,384,558             14.7
Colorado........................................      1,648          2.2             19,755,005              1.7
Connecticut.....................................      1,204          1.6             18,332,565              1.6
Delaware........................................        283          0.4              3,160,250              0.3
District of Columbia............................        541          0.7              8,469,443              0.7
Florida.........................................      5,394          7.1             66,699,654              5.8
Georgia.........................................      2,273          3.0             40,989,038              3.6
Hawaii..........................................        143          0.2              1,245,792              0.1
Idaho...........................................        430          0.6              3,369,615              0.3
Illinois........................................      3,355          4.4             51,834,251              4.5
Indiana.........................................        939          1.2             12,340,833              1.1
Iowa............................................        207          0.3              3,286,635              0.3
Kansas..........................................        454          0.6              8,836,103              0.8
Kentucky........................................        521          0.7              4,535,560              0.4
Louisiana.......................................         15          0.0                133,361              0.0
Maine...........................................         15          0.0                147,655              0.0
Maryland........................................      1,448          1.9             25,014,051              2.2
Massachusetts...................................      3,642          4.8             53,285,728              4.6
Michigan........................................      2,898          3.8             39,155,369              3.4
Minnesota.......................................      1,026          1.4             15,381,749              1.3
Mississippi.....................................        366          0.5              6,525,968              0.6
Missouri........................................        813          1.1             11,581,669              1.0
Montana.........................................        237          0.3              1,840,717              0.2
Nebraska........................................        284          0.4              3,888,659              0.3
Nevada..........................................        468          0.6              6,759,271              0.6
New Hampshire...................................        539          0.7              7,431,249              0.6
New Jersey......................................      4,837          6.4             88,018,465              7.7
New Mexico......................................        471          0.6              3,898,610              0.3
New York........................................      7,712         10.2            120,812,417             10.5
North Carolina..................................      1,748          2.3             23,152,760              2.0
North Dakota....................................         54          0.1                526,279              0.0
Ohio............................................      2,086          2.8             26,839,832              2.3
Oklahoma........................................        597          0.8              6,691,289              0.6
Oregon..........................................        772          1.0             10,291,029              0.9
Pennsylvania....................................      3,857          5.1             41,493,091              3.6
Rhode Island....................................        325          0.4              4,563,031              0.4
South Carolina..................................        768          1.0             10,593,104              0.9
South Dakota....................................         82          0.1              1,134,913              0.1
Tennessee.......................................      1,326          1.8             18,252,076              1.6
Texas...........................................      4,450          5.9             77,084,179              6.7
Utah............................................        510          0.7              7,430,293              0.6
Vermont.........................................        194          0.3              2,991,463              0.3
Virginia........................................      1,866          2.5             26,973,723              2.4
Washington......................................      1,397          1.8             16,167,303              1.4
West Virginia...................................        242          0.3              2,968,007              0.3
Wisconsin.......................................        889          1.2             22,810,251              2.0
Wyoming.........................................        150          0.2                984,866              0.1
                                                   ---------       -----       ------------------          -----
    Total.......................................     75,651        100.0%        $1,146,940,285            100.0%
                                                   ---------       -----       ------------------          -----
                                                   ---------       -----       ------------------          -----

     Adverse economic conditions in States where a substantial number of Obligors are located, such as California, Florida, New Jersey, New York and Texas, may adversely affect such Obligors' ability to make payments on the related Contracts, and the Noteholders could suffer a loss on their investment as a result.

PAYMENT STATUS

     The following table shows the payment status of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to whether such Contracts were current as of the Cut-Off Date or were 31-60 days delinquent:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
PAYMENT STATUS                             CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------
Current(1)..............................     73,092         96.6%        $1,095,219,786             95.5%
31 - 60 Days Delinquent.................      2,559          3.4             51,720,499              4.5
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

------------

     (1) Includes Contracts not more than 30 days delinquent.

CONTRACTS BY EQUIPMENT TYPE

     The following table shows the type of Equipment securing or otherwise related to the Contracts, by the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
TYPE OF EQUIPMENT                          CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------
Telecommunications......................     37,814         50.0%        $  537,252,893             46.8%
Manufacturing and Construction..........      6,434          8.5            217,563,926             19.0
Computers and Point-of-Sale.............     20,499         27.1            178,591,409             15.6
General Office..........................      8,203         10.8            114,517,082             10.0
Printing................................      1,661          2.2             51,047,898              4.5
Medical.................................        873          1.2             26,931,648              2.3
Other...................................        167          0.2             21,035,429              1.8
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

CONTRACT PRINCIPAL BALANCES

     The following table shows the distribution of the Cut-Off Date Contract Pool by Contract Principal Balance by indicating the number of Contracts which have a Contract Principal Balance within a defined range and the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
CONTRACT PRINCIPAL BALANCE                 CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------
$         0 to $    5,000.00...........      38,013         50.2%        $   96,128,185              8.4%
$  5,000.01 to $   25,000.00............     28,799         38.1            310,957,831             27.1
$ 25,000.01 to $   50,000.00............      4,491          5.9            155,882,308             13.6
$ 50,000.01 to $ 100,000.00.............      2,674          3.5            187,386,940             16.3
$100,000.01 to $ 500,000.00.............      1,572          2.1            272,376,626             23.7
$500,000.01 to $1,000,000.00............         69          0.1             47,129,896              4.1
Over $1,000,000.00......................         33          0.0             77,078,500              6.7
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

REMAINING TERMS OF CONTRACTS

     The following table shows the remaining term of the Contracts from the Cut-Off Date to the scheduled expiration date of such Contracts, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
REMAINING TERM OF CONTRACTS                CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------
One Month to 12 Months..................      3,356          4.4%        $    9,779,985              0.9%
13 Months to 24 Months..................     10,424         13.8             57,600,345              5.0
25 Months to 36 Months..................     26,869         35.5            229,058,338             20.0
37 Months to 48 Months..................     11,597         15.3            177,118,922             15.4
49 Months to 60 Months..................     22,737         30.1            616,180,704             53.7
Over 60 Months..........................        668          0.9             57,201,991              5.0
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

TYPES OF OBLIGOR

     The Contracts with a single Obligor (or group of affiliated Obligors) having the largest aggregate Contract Principal Balance as of the Cut-Off Date represented no more than 1.1% of the Initial Contract Pool Principal Balance. The following table shows the types of Obligor on Contracts within the Cut-Off Date Contract Pool, by the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the
Contracts:

                                                        % OF TOTAL                             % OF INITIAL
                                           NUMBER OF     NUMBER OF     AGGREGATE CONTRACT      CONTRACT POOL
TYPE OF OBLIGOR                            CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------------------   ---------    -----------    ------------------    -----------------
Service Organizations...................     40,231         53.2%        $  444,051,541             38.7%
Manufacturing and Construction..........     11,143         14.7            319,749,503             27.9
Retail and Wholesale Trade..............      9,892         13.1            149,125,040             13.0
Financial Services......................      4,297          5.7             78,793,477              6.9
Other...................................      2,663          3.5             54,699,364              4.8
Printing and Copy Centers...............      1,329          1.8             39,593,907              3.5
Professionals...........................      4,562          6.0             37,463,157              3.3
Medical.................................      1,534          2.0             23,464,296              2.0
                                           ---------    -----------    ------------------         ------
     Totals.............................     75,651        100.0%        $1,146,940,285            100.0%
                                           ---------    -----------    ------------------         ------
                                           ---------    -----------    ------------------         ------

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

DELINQUENCIES

     The following table sets forth statistics relating to Delinquencies on lease and/or loan contracts within the Originators' owned and managed portfolios of receivables similar to the Contracts (on an aggregate basis) as of December 31 in each of the past five years and as of September 30, 1997. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a 'Delinquency' means that the obligor on the lease or loan contract has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date. For these purposes, any payment made by the obligor on a lease or loan contract subsequent to the required payment date is applied to the earliest payment which was unpaid. The statistics set forth below relate to the entire portfolio of receivables similar to the Contracts serviced by the Originators as of the date specified, and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the gross receivable balance of the lease and loan contracts, as it appears on the accounting records of TCC as of the date set forth below and not solely the overdue payments.

                                                                                       PERCENTAGE OF
                                                                           GROSS RECEIVABLE BALANCE OF CONTRACTS
                                                                                   WHICH WERE DELINQUENT
                                           GROSS RECEIVABLE      ----------------------------------------------------------
                DATE OF                       BALANCE OF         31 TO 60     61 TO 90     91 TO 120     OVER 120
              CALCULATION                     CONTRACTS            DAYS         DAYS         DAYS          DAYS       TOTAL
----------------------------------------   ----------------      --------     --------     ---------     --------     -----
                                            (IN THOUSANDS)

12/31/92................................       $3,301,712          2.48%        0.61%         0.37%        1.27%       4.73%
12/31/93................................       $3,437,492          2.55%        0.82%         0.37%        0.49%       4.23%
12/31/94................................       $3,933,735          2.85%        0.79%         0.42%        0.55%       4.61%
12/31/95................................       $4,150,411          3.66%        0.87%         0.45%        0.81%       5.79%
12/31/96................................       $4,446,528          4.15%        1.10%         0.49%        0.88%       6.62%
 9/30/97................................       $4,390,038          2.82%        0.92%         0.43%        0.76%       4.93%

NON-ACCRUALS

     The following table sets forth statistics relating to Non-Accruals on receivables similar to the Contracts within the Originators' owned and managed portfolios (on an aggregate basis) as of December 31 in each of the past five years and as of September 30, 1997. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a 'Non-Accrual' means that, as of the date indicated, the obligor on the relevant lease or loan contract had failed to make payments in an amount at least equal to 90% of the required Scheduled Payment for at least 90 days beyond the date required, or commenced a bankruptcy or insolvency proceeding. The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators for the period specified and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the net investment of the lease and loan contracts (gross of any allowance for losses) as it appears on the records of TCC as of the date specified below:

                                                                             AGGREGATE            PERCENTAGE OF
                                                                                NET          AGGREGATE NET INVESTMENT
                                                                           INVESTMENT OF     OF CONTRACTS WHICH WERE
DATE OF CALCULATION                                                          CONTRACTS            ON NON-ACCRUAL
------------------------------------------------------------------------   --------------    ------------------------
                                                                           (IN THOUSANDS)

12/31/92................................................................     $3,037,128                 2.79%
12/31/93................................................................     $3,150,606                 1.69%
12/31/94................................................................     $3,592,699                 1.37%
12/31/95................................................................     $3,786,436                 1.63%
12/31/96................................................................     $4,312,343                 1.47%
 9/30/97................................................................     $4,254,647                 1.33%

LOSSES AND RECOVERIES

     The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted lease and loan contracts within the Originators' owned and managed portfolios (of receivables similar to the Contracts on an aggregate basis) during the 12-month period ending December 31 in each of the past five years and during the 12-month period ending September 30, 1997. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, 'gross losses' means total losses before recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses), and 'losses net of recoveries' means losses after recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses). The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators during the period indicated and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts.

                                                                                  GROSS LOSSES AS A     NET LOSSES AS A
                                                            AGGREGATE NET         PERCENTAGE OF NET    PERCENTAGE OF NET
DATE OF CALCULATION                                    INVESTMENT OF CONTRACTS       INVESTMENT           INVESTMENT
----------------------------------------------------   -----------------------    -----------------    -----------------
                                                           (IN THOUSANDS)

12/31/92............................................         $3,037,128                  2.74%                2.21%
12/31/93............................................         $3,150,606                  2.56%                1.97%
12/31/94............................................         $3,592,699                  1.88%                1.29%
12/31/95............................................         $3,786,436                  1.95%                1.43%
12/31/96............................................         $4,312,343                  2.18%                1.73%
 9/30/97............................................         $4,254,647                  2.42%                1.88%

     The Originators' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations.

     It has been the Originators' experience that, unlike consumer receivables, collections from the obligors constitute a significant portion of recoveries on defaulted receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of Equipment, which would be collected by the Servicer in the event of a default under the related Contract, will vary substantially, depending on such factors as the type of Equipment, the expected remaining useful life of the Equipment at the time of the default and the obsolescence of the Equipment. It is possible that the resale values for some Equipment would be negligible or insufficient to justify repossession and resale.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE CONTRACTS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE CONTRACTS.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Contracts. Payments on the Contracts may be in the form of Scheduled Payments or prepayments (including, for this purpose, liquidations due to default).

     The Constant Prepayment Rate prepayment model ('CPR') represents an assumed constant rate of prepayment of Contracts outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that Contracts will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See 'Risk Factors -- Yield and Prepayment Considerations.'

     The weighted average lives in the following table were determined assuming that (i) Scheduled Payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the Depositor does not exercise its right to purchase the Contracts described under 'Description of the Notes -- Optional Purchase of the Contracts'; (iii) the Initial Contract Pool Principal Balance is $1,146,940,285 and the Contracts have the characteristics described under 'The Contracts'; (iv) payments are made on the Notes on the 15th day of each month commencing December 15, 1997; and (v) the Notes are issued on December 3, 1997. No representation is made that these assumptions will be correct, including the assumption that the Contracts will not experience delinquencies or losses.

     In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

                       WEIGHTED AVERAGE LIFE OF THE NOTES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:

                                                                   WEIGHTED AVERAGE LIFE (YEARS)
                                                        ---------------------------------------------------
                                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
                                                        ------     ------     ------     ------     -------

Class A-1 Notes......................................    0.49       0.45       0.41       0.38        0.35
Class A-2 Notes......................................    1.45       1.35       1.27       1.18        1.10
Class A-3 Notes......................................    2.22       2.10       1.99       1.89        1.79
Class A-4 Notes......................................    3.23       3.12       3.00       2.89        2.77
Class A-5 Notes......................................    1.79       1.70       1.62       1.54        1.46
Class B Notes........................................    4.19       4.12       4.06       3.99        3.91
Class C Notes........................................    5.05       4.97       4.89       4.82        4.76

                            DESCRIPTION OF THE NOTES

     The following information supplements the information in the Prospectus under the heading 'Description of the Notes.'

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture. A copy of the execution form of the Indenture will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the issuance of the Notes. The summary does not purport to be complete and is subject to all the provisions of the Notes and the Indenture. Bankers Trust Company will be the Indenture Trustee.

     Pursuant to the Indenture, the Owner Trust will issue seven classes of notes (the 'Notes'), consisting of five classes of senior notes, designated as the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the 'Class A Notes'), and two classes of subordinate Notes, designated as the Class B Notes and the Class C Notes (collectively, the 'Subordinate Notes').

     The Class A Notes will be senior in right of payment to the Subordinate Notes, and the Class B Notes will be senior in right of payment to the Class C Notes.

     Each Class of Notes initially will be represented by one or more global Notes (the 'Global Notes') registered in the name of the nominee of DTC (together with any successor depository selected by the Indenture Trustee, the 'Depository'), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described under 'Description of the Notes -- Definitive Notes' in the Prospectus, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See 'Description of the Notes -- Book-Entry Registration' and ' -- Definitive Notes' in the Prospectus.

DISTRIBUTIONS

     Principal of and interest on the Notes will be paid on each Payment Date, after payment of the Servicing Fee, solely from, and secured by, the Amount Available for such Payment Date, which is equal to the sum of (a) those Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the 'Deposit Date') (i) which were received by the Servicer during the related Collection Period or which represent amounts paid by TCC or the Depositor to purchase Contracts as of the end of such Collection Period ('Related Collection Period Pledged Revenues'), or (ii) to the extent necessary to pay interest on the Notes on such Payment Date, which were received by the Servicer after the end of the related Collection Period but on or prior to such Deposit Date ('Current Collection Period Pledged Revenues' and, together with the Related Collection Period Pledged Revenues, the 'Available Pledged Revenues'), (b) amounts permitted to be withdrawn therefor from the Cash Collateral Account, as described under ' -- Cash Collateral Account' below, (c) with respect to the Class A-5 Notes only, amounts, if any, paid to the Indenture Trustee pursuant to the Class A-5 Swap Agreement, and (d) with respect to the Class C Notes only, amounts on deposit in the Class C Funding Account. For purposes of allocating the Amount Available on any Payment Date to the payment of interest on the Class A-5 Notes, the Class A-5 Notes will be assumed to bear interest at a fixed rate of 6.25% per annum (the 'Class A-5 Assumed Fixed Rate'). All interest at the Class A-5 Assumed Fixed Rate will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Any amounts on deposit in the Class C Funding Account will be applied only to the payment of interest or principal on the Class C Notes, and will not be available to make payments on any other Class of Notes.

     'Pledged Revenues' will consist of (i) 'Scheduled Payments' on the Contracts (which will consist of all payments under the Contracts other than those portions of such payments which, under the Contracts, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of Administrative Fees) received on or after the Cut-Off Date and due during the term of the Contracts, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any voluntary prepayments ('Prepayments') received on or after the Cut-Off Date under the Contracts, provided that the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount of a Lease Contract will not constitute Pledged Revenues but will be allocated to the Depositor; (iii) any amounts paid by TCC to purchase Contracts due to a breach of representations and warranties with respect thereto, as described under 'The Contracts -- Representations and Warranties Made by TCC' herein and in the Prospectus, excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor; (iv) any amounts paid by the Depositor to purchase the Contracts as described under ' -- Optional Purchase of Contracts' below; (v) certain of the Liquidation Proceeds derived from the liquidation of the Contracts and the disposition of the related Equipment, as described under

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
' -- Liquidated Contracts' below; and (vi) any earnings on the investment of amounts credited to the Collection Account and the Class C Funding Account.

     Interest and principal on the Notes (other than the Class C Notes) will be paid on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day), commencing December 15, 1997 (each, a 'Monthly Payment Date'), to persons in whose names the Notes are registered (the 'Holders' or 'Noteholders') as of the related Record Date. Interest and principal on the Class C Notes will be paid on each Monthly Payment Date occurring in February, May, August and November (each, a 'Quarterly Payment Date'), commencing, in the case of interest, February 17, 1998, and, in the case of principal, the first such date occurring on or after the Monthly Payment Date on which the Principal Balance of the Class B Notes has been reduced to zero, in each case to Holders of record as of the related Record Date. 'Payment Date' shall generally mean each Monthly Payment Date; provided that, when used with respect to payment of interest or principal on the Class C Notes, 'Payment Date' shall mean each Quarterly Payment Date. The 'Record Date' for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

     A Class C Funding Account will be established under the Indenture into which deposits, and from which payments, are required to be made in respect of the payment of interest and principal on the Class C Notes as described below.

     On each Monthly Payment Date, the Indenture Trustee will be required to make the following payments, first, from Related Collection Period Pledged Revenues, second, to the extent the Related Collection Period Pledged Revenues are insufficient to pay interest on the Notes on such Monthly Payment Date, the amount necessary to cure such insufficiency from Current Collection Period Pledged Revenues, and third (but only as to amounts described in clause (ii) and certain amounts included in clause (iii)), from amounts permitted to be withdrawn from the Cash Collateral Account as described under ' -- Cash Collateral Account' below, in the following order of priority (except as otherwise described under 'Description of the Notes -- Events of Default; Rights Upon Event of Default' in the Prospectus):

          (i) the Servicing Fee;

          (ii) interest on the Notes in the following order of priority:

             (a) interest on the Class A Notes (including any overdue interest and interest thereon, and assuming the Class A-5 Notes bear interest at the Class A-5 Assumed Fixed Rate),

             (b) interest on the Class B Notes (including any overdue interest and interest thereon), and

             (c) interest on the Class C Notes (including any overdue interest and interest thereon), which (1) for any Quarterly Payment Date, shall be the interest payable on the Class C Notes on such date less any amounts previously deposited in the Class C Funding Account in respect of interest on the Class C Notes and available therefor, and (2) for any other Monthly Payment Date, shall generally be deemed to be one-third of the interest payable on the Class C Notes on the next succeeding Quarterly Payment Date;

          (iii) in respect of principal on the Notes in the priority described under ' -- Principal' below:

             (a) in the case of all Classes of Notes other than the Class C Notes, an amount equal to the Monthly Principal Amount, as of such Monthly Payment Date, and

             (b) in the case of the Class C Notes, an amount equal to the Monthly Principal Amount as of such Monthly Payment Date, less any amounts deposited in the Class C Funding Account in respect of principal of the Class C Notes on previous Monthly Payment Dates under this clause and not previously distributed;

          (iv) to the Cash Collateral Account, the amount, if any, necessary to increase the balance therein to the Requisite Amount;

          (v) to payment of certain amounts payable in connection with the Cash Collateral Account;

          (vi) to payment of any shortfalls in the payment of interest on the Class A-5 Notes due to the failure of the Class A-5 Swap Counterparty to pay amounts payable to the Indenture Trustee under the Class A-5 Swap Agreement, together with interest on such shortfalls at the Class A-5 Interest Rate; and

          (vii) the remainder, if any, to the Equity Certificateholder.

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Any amount received by the Indenture Trustee on any Monthly Payment Date from the Class A-5 Swap Counterparty pursuant to the Class A-5 Swap Agreement shall be applied only to the payment of interest on the Class A-5 Notes. Any amount described above in clause (ii)(c)(2) or, for any Monthly Payment Date other than a Quarterly Payment Date, clause (iii)(b) shall be deposited in the Class C Funding Account. On any Quarterly Payment Date, any amounts on deposit in the Class C Funding Account shall only be applied to the payment of interest and principal on the Class C Notes as described above in clauses (ii)(c)(1) and
(iii)(b).

CLASS A INTEREST

     Interest will be paid to the Holders of each Class of the Class A-Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under ' -- Distributions' above) is sufficient therefor, at the interest rate for such Class specified on the cover of this Prospectus Supplement, or at the floating rate described below for the Class A-5 Notes (in each case, the 'Interest Rate' for such Class), from and including the Closing Date to but excluding December 15, 1997, and thereafter for each successive Interest Period. The Class A-5 Interest Rate for each Interest Period will be the rate of interest per annum equal to 0.125% plus One-Month LIBOR, determined on the related LIBOR Determination Date, as such terms are defined below. Interest on the Class A-1 and Class A-5 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee, the amount of interest to be paid on the Class A-Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the applicable Interest Rate, (ii) the Principal Balance of the related Class as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) a fraction equal to (a) in the case of the Class A-2, Class A-3 and Class A-4 Notes, one-twelfth (or, for the first Payment Date, 12 divided by 360), and (b) in the case of the Class A-1 and Class A-5 Notes, the number of days in such Interest Period divided by 360.

     The Indenture Trustee will determine One-Month LIBOR with respect to the Class A-5 Notes on December 1, 1997, for the Interest Period from and including the Closing Date to but excluding December 15, 1997, and, for each Interest Period thereafter, on the second business day prior to the Monthly Payment Date for the preceding Interest Period (each, a 'LIBOR Determination Date'). For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     'One-Month LIBOR' means, as of any LIBOR Determination Date and with respect to the related Interest Period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, One-Month LIBOR for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Indenture Trustee. If at least two such quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to the Indenture Trustee by three major banks in New York, New York, selected by the Servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid do not quote a rate to the Indenture Trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding Interest Period.

     'Telerate Page 3750' means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

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
'Reference Banks' means four leading banks, selected by the Servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

     In the event that, on any Payment Date, the Amount Available is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each Class thereof (and within a Class among the Notes of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date. In the case of the Class A-5 Notes, the determination of any such shortfall and allocation of Amount Available will be based on the payment of interest thereon at the Class A-5 Assumed Fixed Rate, as discussed under 'Distributions' above. In the event of such a shortfall, (i) if there is a net amount owed by the Owner Trust to the Class A-5 Swap Counterparty on such Payment Date pursuant to the Class A-5 Swap Agreement, such amount will be deducted from the Amount Available otherwise allocated to pay interest on the Class A-5 Notes, further reducing the amount of interest paid to the Class A-5 Noteholders on such Payment Date; and (ii) if, instead, there is a net amount owed by the Class A-5 Swap Counterparty to the Indenture Trustee on such Payment Date pursuant to the Class A-5 Swap Agreement, such amount will be added to the funds available to pay interest on the Class A-5 Notes.

     The 'Interest Periods' for each Class of Class A Notes will consist of an initial period from and including the Closing Date to but excluding December 15, 1997, and thereafter each successive period (i) for the Class A-2, Class A-3 and Class A-4 Notes, from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business Days) and (ii) for the Class A-1 and Class A-5 Notes, from and including each Payment Date to but excluding the following Payment Date, in each case until the Principal Balance of such Class has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Monthly Payment Date next succeeding the end of such Interest Period.

CLASS B INTEREST

     Interest will be paid to the Holders of Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under ' -- Distributions' above) is sufficient therefor, at the Interest Rate for such Class specified on the cover of this Prospectus Supplement, from and including the Closing Date to but excluding December 15, 1997, and thereafter for each successive Interest Period. Interest on the Class B Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee and interest on the Class A Notes, the amount of interest to be paid on the Class B Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the Class B Interest Rate, (ii) the Class B Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) a fraction equal to one-twelfth (or, for the first Payment Date, 12 divided by 360).

     In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Class B Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest Class B Noteholders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for the Class B Notes will consist of an initial period from and including the Closing Date to but excluding December 15, 1997, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business
Days) until the Principal Balance of the Class B Notes has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Monthly Payment Date next succeeding the end of such Interest Period.

CLASS C INTEREST

     Interest will be paid to the Holders of Class C Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under ' -- Distributions' above) is sufficient therefor, at the Interest Rate for such Class specified on the cover of this Prospectus Supplement, from and including the Closing Date to but excluding February 15, 1998, and thereafter for each successive Interest Period. Interest on the Class C Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee and interest on the Class A and Class B Notes, the amount of interest to be paid on the Class C Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the Class C Interest Rate, (ii) the Class C Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) a fraction equal to one-fourth (or, for the first Payment Date, 72 divided by 360).

     In the event that, on a given Quarterly Payment Date, the Amount Available, after payment of interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the Holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest Class C Noteholders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for the Class C Notes will consist of an initial period from and including the Closing Date to but excluding February 15, 1998, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the third following month (in each case without respect to whether such days are Business
Days) until the Principal Balance of the Class C Notes has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Monthly Payment Date next succeeding the end of such Interest Period.

PRINCIPAL

     To the extent the Amount Available is sufficient therefor after payment of interest on the Notes, the aggregate amount of principal to be paid on the Notes on each Payment Date (except in the case of the Class C Notes) will equal the Monthly Principal Amount. Principal payable on the Notes will be paid on each Payment Date in respect of principal on the Class A Notes until the Principal Balance of each Class of Class A Notes has been reduced to zero, then in respect of principal on the Class B Notes until the Class B Principal Balance has been reduced to zero, and then in respect of principal on the Class C Notes until the Class C Principal Balance has been reduced to zero. Principal paid on the Class A Notes will be allocated 89.93973422% to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes in the aggregate (paid first on the Class A-1 Notes until the Class A-1 Principal Balance has been reduced to zero, then on the Class A-2 Notes until the Class A-2 Principal Balance has been reduced to zero, then on the Class A-3 Notes until the Class A-3 Principal Balance has been reduced to zero, and then on the Class A-4 Notes until the Class A-4 Principal Balance has been reduced to zero) and 10.06026578% to the Class A-5 Notes.

     The 'Monthly Principal Amount' for any Monthly Payment Date will equal the excess, if any, of (i) the sum of the Principal Balances of the Notes as of such Monthly Payment Date (determined prior to the payment of any principal in respect thereof on such Monthly Payment Date), over (ii) the aggregate of the Contract Principal Balances of the Contracts (the 'Contract Pool Principal Balance') as of the last day of the Collection Period relating to such Monthly Payment Date; provided that the amount referred to in clause (ii) shall be deemed to be zero on any Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.

     The 'Contract Principal Balance' of any Contract as of the last day of any Collection Period is:

          (1) in the case of any Contract that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Contract after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 8.00% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period);

          (2) in the case of any Contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Contract after the date of such prepayment, the amount specified in clause (1) above; and

          (3) in the case of any Contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Contract after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

The Contract Principal Balance of any Contract which became a Liquidated Contract during a given Collection Period or which TCC was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties will, for purposes of computing the Monthly Principal Amount and the Requisite Amount for the Cash Collateral Account, be deemed to be zero on and after the last day of such Collection Period.

     A 'Liquidated Contract' is any Contract (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Contract), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more.

     The 'Collection Period' for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs.

     The 'Initial Contract Pool Principal Balance' is $1,146,940,285 (which amount is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date).

CLASS A-5 SWAP AGREEMENT

     The Owner Trust will enter into a swap agreement (the 'Class A-5 Swap Agreement') with GSMMDP (the 'Class A-5 Swap Counterparty') for the sole benefit of the Class A-5 Notes, pursuant to which (1) the Owner Trust will agree to pay to the Class A-5 Swap Counterparty on each Payment Date an amount equal to the interest that would be payable on the Class A-5 Notes on such Payment Date if such Notes bore interest at the Class A-5 Assumed Fixed Rate (but only from that portion of the Amount Available for such Payment Date which would be available to pay interest on the Class A-5 Notes at such rate), and (2) the Class A-5 Swap Counterparty will agree to pay to the Indenture Trustee on each Payment Date an amount equal to the interest payable on the Class A-5 Notes on such Payment Date at the Class A-5 Interest Rate. To the extent that interest calculated as aforesaid at the Class A-5 Interest Rate exceeds interest calculated at the Class A-5 Assumed Fixed Rate, (a) the Class A-5 Swap Counterparty will be obligated to pay an amount equal to such excess to the Indenture Trustee, (b) such payment will constitute a portion of the Amount Available (but only in respect of the Class A-5 Notes) and (c) the Class A-5 Notes will be dependent upon such payment for receipt of interest due thereon to the extent of such excess. Likewise, to the extent that interest calculated as aforesaid at the Class A-5 Assumed Fixed Rate exceeds interest calculated at the Class A-5 Interest Rate, (i) the Owner Trust will be obligated to pay an amount equal to such excess to the Class A-5 Swap Counterparty, (ii) such payment will have the same priority, in terms of application of the Amount Available, as payment of interest on the Class A-5 Notes, and (iii) any amount so payable will reduce the Amount Available for payment of interest on the Subordinate Notes, as well as principal on all Notes.

     Any shortfall in the payment of interest on the Class A-5 Notes due to the failure of the Class A-5 Swap Counterparty to make a required payment under the Class A-5 Swap Agreement will not constitute an Event of Default under the Indenture, and, except to the extent the Amount Available on any Payment Date exceeds that which is necessary to pay the Servicing Fee, all interest and principal on the Notes and all amounts payable in connection with the Cash Collateral Account, no amounts in addition to those derived from the Class A-5 Swap Agreement will be available under the Indenture to make up such shortfall. The only remedies in such circumstances will be those available to the Owner Trust under the Class A-5 Swap Agreement.

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CLASS A-5 SWAP COUNTERPARTY

     The Class A-5 Swap Counterparty will be GSMMDP. GSMMDP was formed as a Delaware limited partnership in October 1993 to act as principal in a broad range of over-the-counter interest rate and currency derivative products. The principal place of business of GSMMDP is 85 Broad Street, New York, New York 10004. GSMMDP currently has a 'AAA' financial program rating from Standard & Poor's and a 'Aaa' counterparty rating from Moody's. GSMMDP is 50% owned by each of The Goldman Sachs Group, L.P. and Mitsui Marine and Fire Insurance Co., Ltd.

REDEMPTION OF NOTES

     The Notes are subject to redemption in whole as referred to under ' -- Optional Purchase of Contracts' below.

OPTIONAL PURCHASE OF CLASS A-5 NOTES

     The Depositor will have the right to purchase all of the Class A-5 Notes, at par, on any Payment Date. Interest payable on the Class A-5 Notes on any such Payment Date shall be paid to the Holders of record on the related Record Date in the ordinary manner. Following such purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each Payment Date in the manner described above.

SUBORDINATION OF SUBORDINATE NOTES

     The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available, after payment of the Servicing Fee, to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of Class A and Class B Notes to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Subordinate Notes, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes. Likewise, the likelihood of payment of principal on the Class A and Class B Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of the Servicing Fee and interest on the Notes as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Subordinate Notes, and (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes.

CASH COLLATERAL ACCOUNT

     The 'Cash Collateral Account' will be established on or prior to the Closing Date and will be available to the Indenture Trustee. The Cash Collateral Account will initially be funded in an amount equal to 7.25% of the Initial Contract Pool Principal Balance (approximately $83,153,171) (the 'Initial Amount'). Amounts on deposit from time to time in the Cash Collateral Account (up to, but not in excess of, the Requisite Amount (as defined below), and not including any investment earnings on such funds) shall be used to fund the amounts specified below in the following order of priority (to the extent that amounts on deposit in the Collection Account as of any Deposit Date are insufficient therefor): (i) to pay interest on the Notes in the following order of priority: (a) interest on the Class A Notes (including any overdue interest and interest thereon, and assuming the Class A-5 Notes bear interest at the Class A-5 Assumed Fixed Rate), (b) interest on the Class B Notes (including any overdue interest and interest thereon), and (c) interest on the Class C Notes (including any overdue interest and interest thereon, and assuming deposits required to be made to the Class C Funding Account on each Monthly Payment Date in respect of interest on the Class C Notes constitute interest due and payable on the Class C Notes); (ii) to pay any Principal Deficiency Amount (equal to the lesser of: (a) the aggregate Liquidation Losses on all Contracts that became Liquidated Contracts during the related Collection Period (the 'Current Realized Losses'), or (b) the excess, if any, of (A) the aggregate Principal Balance of the Notes (less, with respect to each Monthly Payment Date occurring after the Principal Balance of the Class B Notes has been reduced to zero, that portion of the balance of the Class C Funding Account, if any, deposited therein in respect of principal of the Class C Notes (in each case, after giving effect to all distributions of principal, or the deposit to the Class C Funding Account in respect thereof, from Available Pledged Revenues on such Monthly Payment Date), over (B) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the related Collection Period); and (iii) to pay principal on the Notes at the applicable Stated Maturity Date thereof and on the first Quarterly Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.

     'Liquidation Loss' means, as to any Liquidated Contract, the excess, if any, of (1) the Required Payoff Amount of such Contract for the Collection Period during which such Contract became a Liquidated Contract, over (2) that portion of the Liquidation Proceeds for such Liquidated Contract allocated to the Owner Trust (as described under ' -- Liquidated Contracts' below).

     The 'Required Payoff Amount,' with respect to any Collection Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period and not yet received, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). In no event will Pledged Revenues include (nor will the Notes otherwise be payable from) any portion of a Prepayment on a Contract which exceeds the Required Payoff Amount for such Contract.

     If and to the extent that the amount on deposit in the Cash Collateral Account as of any Monthly Payment Date is less than the Requisite Amount, such deficiency is to be restored from the remaining Amount Available, after payment of the Servicing Fee and interest and principal on the Notes, as described under ' -- Distributions' above. The 'Requisite Amount' will be (i) for any Monthly Payment Date on or prior to the Monthly Payment Date occurring in December 1998, the Initial Amount, and (ii) for any Monthly Payment Date thereafter, an amount equal to the greater of (a) the sum of (1) 8.50% of the Contract Pool Principal Balance for such Monthly Payment Date, plus (2) the excess, if any, of (A) the sum of the Principal Balances of the Notes less, with respect to each Monthly Payment Date occurring after the Principal Balance of the Class B Notes has been reduced to zero, that portion of the balance of the Class C Funding Account, if any, deposited therein in respect of principal of the Class C Notes (in each case, after giving effect to all distributions of principal, or the deposit to the Class C Funding Account in respect thereof, on such Monthly Payment Date), over (B) the Contract Pool Principal Balance for such Payment Date, and (b) $22,938,806 (which is 2.00% of the Initial Contract Pool Principal Balance); provided that in no event will the Requisite Amount exceed the sum of the Principal Balances of the Notes. Any amount on deposit in the Cash Collateral Account in excess of the Requisite Amount, and all investment earnings on funds in the Cash Collateral Account, will be released from the Cash Collateral Account and paid to or upon the order of the Depositor, and will not be available to make payments on the Notes.

     The Cash Collateral Account must be an Eligible Account, and funds on deposit in the Cash Collateral Account will be invested in Eligible Investments (each as defined under 'Description of the Notes -- Trust Accounts' in the Prospectus).

LIQUIDATED CONTRACTS

     Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner Trust; and (ii) with respect to any Lease Contract, such Liquidation Proceeds will be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a) the 'Book Value' of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date) and (b) the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated Contract); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the Required Payoff Amount for such Contract and the Book Value of such Leased Equipment, any such excess shall be allocated solely to the Depositor. By way of example, if the Servicer, in connection with a defaulted Lease Contract, derived Liquidation Proceeds in the amount of $100 from the liquidation of such Lease Contract and disposition of the related Leased Equipment, and if the Required Payoff Amount of such Lease Contract was, as of the Collection Period during which such Lease Contract became a Liquidated Contract, $120 and the Book Value of such Leased Equipment was $30, such Liquidation Proceeds would be allocated to the Owner Trust in the amount of $80 and to the Depositor in the amount of $20. All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the

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
Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS

     The Depositor may purchase all of the Contracts on any Payment Date following the date on which the unpaid Principal Balance of the Notes is less than 10% of the Initial Contract Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid Principal Balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining Principal Balance of the Notes, together with accrued interest thereon.

REPORTS TO NOTEHOLDERS

     The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

          (i) the amount of interest paid on each Class of the Class A Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Class A Notes;

          (ii) the amount of interest paid on each Class of the Subordinate Notes (or, for each Monthly Payment Date other than a Quarterly Payment Date, the amount deposited in the Class C Funding Account in respect of interest on the Class C Notes), including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Subordinate Notes;

          (iii) the amount of principal paid on each Class of the Class A Notes;

          (iv) the amount of principal paid on each Class of the Subordinate Notes;

          (v) the Principal Deficiency Amount, if any, for such Payment Date;

          (vi) the Requisite Amount of the Cash Collateral Account and the amount on deposit in the Cash Collateral Account (after giving effect to any deposits and withdrawals to be made on the Payment Date); and

          (vii) the amount on deposit in the Class C Funding Account.

     The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described in the Prospectus under 'Description of the Notes -- Definitive Notes,' beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations. The Servicer will file a copy of each such report with the Commission on Form 8-K. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that the Trust's obligation to file such reports will be terminated at the end of 1997.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, if the Indenture Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Indenture Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of 'BBB,' 'Baa3' or equivalent rating or be withdrawn by any Rating Agency. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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
                             UNITED STATES TAXATION

     The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Depositor, and Shearman & Sterling, counsel to the Underwriters (collectively, 'Counsel'), are each delivering their opinion regarding certain federal income tax matters discussed below. The opinions of Counsel address only those issues specifically identified below as being covered by such opinions; however, the opinions of Counsel also state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinions of Counsel are not binding on the Internal Revenue Service (the 'IRS'). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinions of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

     This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

     The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), judicial decisions and administrative interpretations, all of which are subject to change, which changes may be retroactive. Because individual circumstances may differ, each prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

     As used herein, the term 'United States Holder' means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term 'United States Alien Holder' means a beneficial owner of a Note that is not a United States Holder.

TREATMENT OF THE NOTES

     In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

TREATMENT OF THE OWNER TRUST

     In the opinion of Counsel, the Owner Trust will not be characterized as an 'association' taxable as a corporation for United States federal income tax purposes. In addition, in the opinion of Counsel, the Owner Trust will not be characterized as a 'publicly traded partnership' taxable as a corporation for United States federal income tax purposes, based on Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes. If the Owner Trust were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Contracts, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

     Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

     Under applicable regulations, a Note will be considered issued with original issue discount ('OID') if the 'stated redemption price at maturity' of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than 'qualified stated interest' payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the regulations if it does not exceed 0.25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date or, in the case of the Notes which have more than one principal payment, the weighted average maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include an allocable portion of such OID in income as principal payments are made on the Note.

     While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued. If the Notes are issued with more than de minimis OID, such OID would be includible in the income of United States Holders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes is not materially different from its coupon, this treatment will have no significant effect on United States Holders using the accrual method of accounting. Cash method United States Holders, however, may be required to report income with respect to Notes issued with OID in advance of the receipt of cash attributable to such income. Each United States Holder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID and the consequences to such holder as a result of special rules in the Code which are applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

MARKET DISCOUNT

     If a United States Holder purchases a Note at a price that is less than its remaining principal amount or, in the case of a Note issued with OID, its adjusted issue price, by 0.25% or more of such amount multiplied by the number of whole years to maturity, the Note will be considered to bear 'market discount' in the hands of such United States Holder. In such case, principal payments received by the United States Holder, or gain realized by the United States Holder on the disposition of the Note, generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note while held by such United States Holder and that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

AMORTIZABLE BOND PREMIUM

     If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with 'amortizable bond premium' equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations held on the first day of the first taxable year to which the election applies or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF NOTES

     Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by a United States Holder would be treated as a payment of interest. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any OID and market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

     Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be short-term, mid-term or long-term capital gain or loss depending upon whether at the time of the sale, exchange or retirement, the Note has been held for less than one year, more than one year or more than eighteen months. Mid-term and long-term capital gains are taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal of and interest on the Notes by the Trustee or any paying agent to a beneficial owner of a Note that is a United States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote, (ii) such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Depositor or TCC through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met;

          (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

          (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'Financial Institution') and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). If the information shown on IRS Form W-8 changes, a new IRS Form W-8 must be filed within 30 days of such change. IRS Form W-8 is valid for the calendar year in which filed and the two succeeding calendar years.

     A United States Alien Holder residing in a country that has a tax treaty with the United States may be eligible for an exemption or reduced rate (depending upon the terms of the treaty) with respect to U.S. withholding tax. In order to secure this exemption or reduced rate, the United States Alien Holder (or his agent) must certify the holder's residence in the treaty country by filing IRS Form 1001. If the treaty provides only for a reduced rate, U.S. withholding tax will be imposed at the reduced rate unless the requirements set forth in paragraph (a) above and the immediately preceding paragraph (including filing of IRS Form W-8) are satisfied. IRS Form 1001 is valid for the calendar year in which filed and the two succeeding calendar years.

     If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States. IRS Form 4224 is valid solely for the calendar year in which filed.

     New Withholding Rules in 1999. Effective January 1, 1999, new withholding tax regulations will take effect with respect to interest payments and certain other categories of payments made to United States Alien Holders. Among other things, these regulations generally will require any United States Alien Holder that seeks the protection of an income tax treaty with respect to the imposition of U.S. withholding tax to obtain a taxpayer identification number ('TIN') from the IRS in advance and provide verification that such holder is entitled to the protection of the relevant income tax treaty. Tax-exempt United States Alien Holders will generally be required to provide verification of their tax-exempt status. United States Alien Holders are urged to consult with their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

     Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its TIN which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

     In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Indenture Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined

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
above) or has otherwise established an exemption, provided in each case that the Indenture Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

     Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

     Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that one or more classes of Notes did not represent indebtedness for federal income tax purposes, the Notes might be treated as equity interests in the Owner Trust. If so treated, the Owner Trust might be characterized as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). In addition, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements at a rate as high as 30%, and individual holders might be subject to certain limitations on their ability to deduct their share of Owner Trust expenses.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND ESTATE TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under 'ERISA Considerations.'

     Section 406 of the Employee Retirement Income Security Act ('ERISA'), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an 'equity interest' in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets

Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It is a condition of issuance that each of Standard & Poor's Rating Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A-1 Notes in its highest short-term rating category, (ii) rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category, (iii) rate the Class B Notes at least 'A,' 'A2,' 'A' and 'A,' respectively, and (iv) rate the Class C Notes at least 'BBB,' 'Baa2,' 'BBB' and 'BBB,' respectively. The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class. The rating of the Notes will be based primarily upon the Pledged Revenues, the Cash Collateral Account, the Class A-5 Swap Agreement (in the case of the Class A-5 Notes) and the subordination provided by (1) the Subordinate Notes, in the case of the Class A Notes and (2) the Class C Notes, in the case of the Class B Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                                USE OF PROCEEDS

     The proceeds from the offering and sale of the Notes, after funding a portion of the Cash Collateral Account and paying the expenses of the Depositor, will be used by the Depositor to pay down certain warehousing facilities, and any remaining funds will be paid to the Originators.

                                  UNDERWRITING

     Subject to the terms and conditions of the United States underwriting agreement (the 'Underwriting Agreement'), the underwriters named below (the 'Underwriters'), through their representatives, Goldman, Sachs & Co. (the 'Representatives'), have severally agreed to purchase from the Depositor the following respective initial principal amount of Notes at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                                                 INITIAL                INITIAL                INITIAL                INITIAL
                                                PRINCIPAL              PRINCIPAL              PRINCIPAL              PRINCIPAL
                                                AMOUNT OF              AMOUNT OF              AMOUNT OF              AMOUNT OF
              UNDERWRITERS                   CLASS A-1 NOTES        CLASS A-2 NOTES        CLASS A-3 NOTES        CLASS A-4 NOTES
----------------------------------------   -------------------    -------------------    -------------------    -------------------
Goldman, Sachs & Co.....................      $ 164,500,000          $ 152,000,000          $  93,000,000          $ 157,210,000
BZW Securities Inc......................         27,000,000             25,000,000             15,000,000             26,000,000
First Chicago Capital Markets, Inc......         27,000,000             25,000,000             15,000,000             26,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................         27,000,000             25,000,000             15,000,000             26,000,000
J.P. Morgan Securities Inc..............         27,000,000             25,000,000             15,000,000             26,000,000
                                           -------------------    -------------------    -------------------    -------------------
     Total..............................      $ 272,500,000          $ 252,000,000          $ 153,000,000          $ 261,210,000
                                           -------------------    -------------------    -------------------    -------------------
                                           -------------------    -------------------    -------------------    -------------------

                                                 INITIAL                INITIAL                INITIAL
                                                PRINCIPAL              PRINCIPAL              PRINCIPAL
                                                AMOUNT OF              AMOUNT OF              AMOUNT OF
              UNDERWRITERS                   CLASS A-5 NOTES         CLASS B NOTES          CLASS C NOTES
----------------------------------------   -------------------    -------------------    -------------------
Goldman, Sachs & Co.....................      $  63,000,000           $68,820,000            $34,410,000
BZW Securities Inc......................         10,500,000             --                     --
First Chicago Capital Markets, Inc......         10,500,000             --                     --
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................         10,500,000             --                     --
J.P. Morgan Securities Inc..............         10,500,000             --                     --
                                           -------------------    -------------------    -------------------
     Total..............................      $ 105,000,000           $68,820,000            $34,410,000
                                           -------------------    -------------------    -------------------
                                           -------------------    -------------------    -------------------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of such Notes are purchased. The Depositor has been advised by the Representatives that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of 0.065% per Class A-1 Note, 0.095% per Class A-2 Note, 0.130% per Class A-3 Note, 0.150% per Class A-4 Note, 0.100% per Class A-5 Note, 0.180% per Class B Note and 0.180% per Class C Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.040% per Class A-1 Note, 0.060% per Class A-2 Note, 0.080% per Class A-3 Note, 0.090% per Class A-4 Note, 0.060% per Class A-5 Note, 0.110% per Class B Note and 0.110% per Class C Note. After the Notes are released for sale to the public, the offering prices and other selling terms may be varied by the Representatives.

     TCC and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Notes are new issues of securities with no established trading market. The Depositor has been advised by the Representatives that the Underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     As described under 'Description of the Notes -- Class A-5 Swap Counterparty,' The Goldman Sachs Group, L.P. has a 50% ownership interest in the Class A-5 Swap Counterparty. Funds in the Cash Collateral Account and the Trust Accounts may, from time to time, be invested in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by Dorsey & Whitney LLP. Shearman & Sterling will act as counsel to the Underwriters. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreements and the Notes will be governed by the laws of the State of New York.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                                                PAGE
------------------------------------------------------------------------------------------- ---------------------
Administrative Fees........................................................................                  S-16
Amount Available...........................................................................                  S-12
Available Pledged Revenues.................................................................                  S-30
Benefit Plan...............................................................................                  S-43
Book Value.................................................................................            S-15, S-37
Cash Collateral Account....................................................................                  S-12
Class A Notes..............................................................................        S-2, S-7, S-29
Class A-5 Assumed Fixed Rate...............................................................            S-12, S-30
Class A-5 Interest Rate....................................................................                   S-3
Class A-5 Swap Agreement...................................................................             S-2, S-36
Class A-5 Swap Counterparty................................................................             S-2, S-35
Class C Funding Account....................................................................                  S-31
Closing Date...............................................................................                  S-10
Code.......................................................................................                  S-39
Collection Period..........................................................................             S-9, S-35
Commission.................................................................................                   S-4
Contract Pool..............................................................................                  S-14
Contract Pool Principal Balance............................................................             S-8, S-34
Contract Principal Balance.................................................................                   S-9
Contract(s)................................................................................             S-2, S-11
Counsel....................................................................................                  S-39
CPR........................................................................................                  S-29
Credit Corp................................................................................                  S-14
Current Collection Period Pledged Revenues.................................................            S-12, S-30
Current Realized Losses....................................................................                  S-36
Cut-Off Date...............................................................................                  S-10
Cut-Off Date Contract Pool.................................................................            S-14, S-23
Delinquency................................................................................                  S-27
Deposit Date...............................................................................            S-12, S-30
Depositor..................................................................................                F, S-6
Depository.................................................................................                  S-30
DTC........................................................................................             S-4, S-19
Equipment..................................................................................                   S-6
Equity Certificate.........................................................................                  S-21
ERISA......................................................................................            S-19, S-44
Exchange Act...............................................................................                   S-4
Financial Institution......................................................................                  S-41
Global Notes...............................................................................                  S-30
Gross Losses...............................................................................                  S-28
GSMMDP.....................................................................................                   S-2
Holders....................................................................................      S-10, S-19, S-31
Indenture..................................................................................                F, S-6
Indenture Trustee..........................................................................                F, S-6
Initial Amount.............................................................................                  S-36
Initial Contract Pool Principal Balance....................................................             S-9, S-35
Interest Periods........................................................................... S-8, S-33, S-34, S-35
Interest Rate..............................................................................        S-2, S-7, S-32
IRS........................................................................................                  S-39
Lease Contracts............................................................................             S-2, S-11
Leased Equipment...........................................................................             S-2, S-11
Leasing Services...........................................................................                  S-14
LIBOR Determination Date...................................................................                  S-32

TERM                                                                                                PAGE
------------------------------------------------------------------------------------------- ---------------------
Liquidated Contract........................................................................             S-9, S-35
Liquidation Loss...........................................................................                  S-37
Liquidation Proceeds.......................................................................                  S-15
Loan Contracts.............................................................................             S-2, S-11
Monthly Principal Amount...................................................................             S-8, S-34
Monthly Payment Date.......................................................................       S-3, S-10, S-31
NCR Credit.................................................................................                  S-14
Non-Accrual................................................................................                  S-27
Note Owners................................................................................                  S-19
Noteholders................................................................................            S-10, S-31
Notes......................................................................................          F, S-6, S-29
Obligor....................................................................................            S-11, S-21
OID........................................................................................                  S-40
One-Month LIBOR............................................................................        S-3, S-7, S-32
Originators................................................................................                  S-14
Owner Trust................................................................................                F, S-6
Owner Trustee..............................................................................                   S-6
Payment Date...............................................................................       S-2, S-10, S-31
Plan Assets Regulation.....................................................................                  S-44
Pledged Revenues...........................................................................            S-12, S-30
Prepayments................................................................................            S-12, S-30
Prospectus.................................................................................                   S-2
PTCE.......................................................................................                  S-44
Purchase Agreements........................................................................                   S-6
Quarterly Payment Date.....................................................................       S-3, S,10, S-31
Record Date................................................................................            S-10, S-31
Related Collection Period Pledged Revenues.................................................                  S-30
Required Payoff Amount.....................................................................            S-15, S-37
Requisite Amount...........................................................................                  S-37
Representatives............................................................................                  S-45
Scheduled Payments.........................................................................            S-12, S-30
Servicer...................................................................................                   S-6
Servicing Fee..............................................................................                  S-15
Stated Maturity Dates......................................................................              S-3, S-9
Subordinate Notes..........................................................................        S-2, S-7, S-29
TCC........................................................................................                F, S-6
TIN........................................................................................                  S-42
Transfer and Servicing Agreement...........................................................                   S-6
Trust Agreement............................................................................                   S-6
Trust Assets...............................................................................                  S-11
Underwriters...............................................................................                  S-45
Underwriting Agreement.....................................................................                  S-45
United States Alien Holder.................................................................                  S-39
United States Holder.......................................................................                  S-39
United States Person.......................................................................                  S-44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          ANTIGUA FUNDING CORPORATION
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER

     Receivable-Backed Notes ('Notes') of one or more series (each, a 'Series') may be sold from time to time under this Prospectus and a Prospectus Supplement for each Series. Each Series, which may include one or more classes of Notes (each, a 'Class'), will be issued by a trust (each, an 'Owner Trust') to be formed with respect to such Series by Antigua Funding Corporation (the 'Depositor'), an indirect wholly owned subsidiary of AT&T Capital Corporation ('TCC'), pursuant to an Indenture (each, an 'Indenture') between the Owner Trust and an indenture trustee (each, an 'Indenture Trustee'). Each Owner Trust may also issue one or more additional Classes of Notes and/or certificates of beneficial interest in the Trust, which will not be offered under this Prospectus or the related Prospectus Supplement.

     The proceeds from the issuance of each Series of Notes will be used to acquire a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the 'Contracts'). TCC will act as Servicer of the Contracts.

     The right of each Class of Notes of a Series to receive payments may be senior or subordinate to the rights of one or more of the other Classes of Notes. The rate of payment in respect of principal of and interest on the Notes of any Class will depend on the priority of payment of such Class and the rate and timing of payments of the related Contracts.

     There is currently no secondary market for any Series of Notes and there is no assurance that one will develop. The Underwriters named in the Prospectus Supplement relating to a Series of Notes may from time to time buy and sell Notes of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

                            ------------------------
THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF THE RELATED OWNER
  TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ANTIGUA
    FUNDING CORPORATION, AT&T CAPITAL CORPORATION OR ANY OF THEIR
                         RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
     This Prospectus may not be used to consummate sales of a Series of Notes unless accompanied by the Prospectus Supplement relating to such Series.

               The date of this Prospectus is November 17, 1997.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
INCORPORATION BY REFERENCE.................................................................................     1
AVAILABLE INFORMATION......................................................................................     1
REPORTS TO NOTEHOLDERS.....................................................................................     1
PROSPECTUS SUMMARY.........................................................................................     2
RISK FACTORS...............................................................................................     8
     Limited Assets of the Owner Trust.....................................................................     8
     Subordination of the Subordinate Notes................................................................     8
     Bankruptcy and Insolvency Risks.......................................................................     8
     Yield and Prepayment Considerations...................................................................    10
     Certain Legal Aspects of the Contracts................................................................    10
THE DEPOSITOR..............................................................................................    11
THE OWNER TRUSTS...........................................................................................    12
AT&T CAPITAL CORPORATION...................................................................................    13
THE ORIGINATORS............................................................................................    14
     AT&T Capital Leasing Services, Inc. ..................................................................    14
     AT&T Credit Corporation and NCR Credit Corp...........................................................    14
     AT&T Commercial Finance Corporation...................................................................    15
     Underwriting and Servicing............................................................................    16
     Underwriting -- General...............................................................................    17
     Underwriting -- Advanced Credit Scoring Systems.......................................................    17
     Documentation.........................................................................................    18
     Billing...............................................................................................    18
     Portfolio Monitoring..................................................................................    18
     Collections...........................................................................................    19
     Non-Accrual and Write-off Policy......................................................................    19
THE CONTRACTS..............................................................................................    19
     Description of the Contracts..........................................................................    19
     The Forms of Contracts................................................................................    20
     Payments Generally....................................................................................    20
     Expenses Relating to Equipment........................................................................    20
     Insurance; Repair and Replacement.....................................................................    20
     Assignment of Contracts...............................................................................    21
     Hell-or-High-Water Lease Contracts....................................................................    21
     Events of Default and Remedies........................................................................    21
     Prepayments and Early Termination.....................................................................    22
     Disclaimer of Warranties..............................................................................    22
     Additional Equipment..................................................................................    23
     Representations and Warranties Made by AT&T Capital Corporation.......................................    23
     Delinquency, Non-Accrual and Net Loss Experience......................................................    25
DESCRIPTION OF THE NOTES...................................................................................    26
     General...............................................................................................    26
     Distributions.........................................................................................    26
     Credit Enhancement....................................................................................    27
     Liquidated Contracts..................................................................................    27
     Optional Purchase of Contracts........................................................................    27
     Trust Accounts........................................................................................    27
     Reports to Noteholders................................................................................    28
     Book-Entry Registration...............................................................................    28
     Definitive Notes......................................................................................    31
     Modification of Indenture Without Noteholder Consent..................................................    31
     Modification of Indenture With Noteholder Consent.....................................................    32
     Events of Default; Rights Upon Event of Default.......................................................    32

                                                                                                              PAGE
                                                                                                              ----
     Certain Covenants.....................................................................................    33
     Annual Compliance Statement...........................................................................    34
     Indenture Trustee's Annual Report.....................................................................    34
     Satisfaction and Discharge of Indenture...............................................................    34
     The Indenture Trustee.................................................................................    34
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................................................    35
     Transfer and Assignment of Contracts and Equipment....................................................    35
     Collections on Contracts..............................................................................    35
     Servicing.............................................................................................    37
     Amendment.............................................................................................    39
     Termination of the Transfer and Servicing Agreement...................................................    39
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.....................................................................    39
     Enforcement of Security Interests in the Equipment....................................................    39
     Insolvency Matters....................................................................................    41
UNITED STATES TAXATION.....................................................................................    41
ERISA CONSIDERATIONS.......................................................................................    42
RATINGS OF THE NOTES.......................................................................................    42
USE OF PROCEEDS............................................................................................    43
UNDERWRITING...............................................................................................    43
LEGAL MATTERS..............................................................................................    43
INDEX OF PRINCIPAL TERMS...................................................................................    44
APPENDIX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..................................    46

                           INCORPORATION BY REFERENCE

     All documents filed by the Servicer, on behalf of the applicable Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of the Prospectus Supplement relating to the Series of Notes issued by such Owner Trust and prior to the termination of the offering of such Series of Notes shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or in a Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Prospectus Supplement.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Antigua Funding Corporation, 44 Whippany Road, Morristown, New Jersey 07962,
Attention: Secretary.

                             AVAILABLE INFORMATION

     The Depositor, as originator of each Owner Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the 'Securities Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the Notes to be offered from time to time pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address 'http://www.sec.gov.'

                             REPORTS TO NOTEHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Notes are ssued, monthly unaudited reports containing information concerning each Owner Trust, and prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co., as nominee of The Depository Trust Company ('DTC') and registered holder of the Notes. See 'Description of the Notes -- Book-Entry Registration.' In the event Definitive Notes are issued, such reports will be sent to Noteholders as of the most recent Record Date. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See 'Description of the Notes -- Reports to Noteholders' and the related Prospectus Supplement for additional information concerning periodic reports to Noteholders. Note Owners may receive such reports, upon written request to the Indenture Trustee, together with a certification that they are Note Owners. Neither TCC nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Commission periodic reports concerning each Owner Trust to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. See the 'Index of Principal Terms.'

Issuer..............................  With respect to each Series of Notes, a trust (the 'Owner Trust') will be formed by the Depositor and governed by a Trust Agreement (the 'Trust
                                        Agreement') between the Depositor and the Owner Trustee specified in the related Prospectus Supplement. See 'The Depositor and the Owner
                                        Trust -- The Owner Trust.'
Depositor...........................  Antigua Funding Corporation (the 'Depositor'), a direct subsidiary of the
                                        Originators, each of which is, in turn, a subsidiary of AT&T Capital
                                        Corporation ('TCC'). The Depositor will have acquired the Contracts and the Originators' interests in the equipment subject thereto (the
                                        'Equipment') with respect to each Trust pursuant to one or more Purchase and Sale Agreements (the 'Purchase Agreements') among the Depositor, TCC and one or more of the Originators, and will transfer the Contracts and the other Trust Assets to the Owner Trust pursuant to a Transfer and
                                        Servicing Agreement (the 'Transfer and Servicing Agreement') among the
                                        Depositor, TCC, as Servicer, the Indenture Trustee and the Owner Trust.
                                        See 'The Depositor.'
Servicer............................  TCC will, pursuant to the Transfer and Servicing Agreement relating to each
                                        Series, act as Servicer of the Contracts. See 'Description of the
                                        Transfer and Servicing Agreements -- Servicing.' TCC is a full-service, diversified equipment leasing and finance company that operates principally in the United States. See 'AT&T Capital Corporation.'
Indenture Trustee...................  With respect to each Series, the Indenture Trustee specified in the related
                                        Prospectus Supplement.
Owner Trustee.......................  With respect to each Series, the Owner Trustee specified in the related
                                        Prospectus Supplement.
The Notes...........................  Pursuant to each Indenture, each Owner Trust will issue one or more classes
                                        (each, a 'Class') of notes (the 'Notes'). The Owner Trust may also issue one or more other Classes of Notes and/or securities representing beneficial ownership interests in the Owner Trust (the 'Certificates'), which will not be offered hereby.
Interest............................  Interest on the Notes of each Series will be paid on the dates specified in the related Prospectus Supplement, commencing on the date specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class of Notes the interest rate for each such Class.
                                        See 'Description of the Notes.'
Principal...........................  Except as otherwise set forth in the related Prospectus Supplement, to the extent the Amount Available is sufficient therefor after payment of interest on the Notes, the aggregate amount of principal to be paid on the Notes on each Payment Date will equal the amount by which the present value of future Scheduled Payments on the Contracts declined during the related Collection Period. See 'Description of the Notes --
                                        Distributions.'
Subordination.......................  The likelihood of payment of interest on each Class of Notes of a Series will be enhanced by the application of the Amount Available, after payment of the Servicing Fee, to the payment of such interest prior to the payment of principal on any of the Notes and, in the case of Senior

                                        Notes, by the preferential right of the Holders of Notes of each such
                                        Class to receive such interest prior to the payment of any interest on the Subordinate Notes. Likewise, the likelihood of payment of principal on each Class of Notes of a Series may, if so specified in the related
                                        Prospectus Supplement, be enhanced by the preferential right of the
                                        Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of the Servicing Fee and interest on the Notes as aforesaid and, in the case of Senior Notes, prior to the payment of any principal on the Subordinate Notes.
Ratings.............................  It will be a condition of issuance of any Class of Notes that one or more nationally recognized rating agencies (the 'Rating Agencies') rate each
                                        Class of Notes in a category that signifies investment grade. The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the
                                        Stated Maturity Date for such Class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United
                                        States Persons. See 'Ratings of the Notes.'
Use of Proceeds.....................  The proceeds from the offering and sale of each Series of the Notes, after funding a portion of any cash collateral account or other form of credit enhancement and paying the expenses of the Depositor, will be used by the
                                        Depositor to pay down warehousing facilities or paid to the Originators by the Depositor in connection with the transfer of the Contracts and the
                                        Originators' interests in the Equipment.
Trust Assets........................  The Trust Assets with respect to any Series of Notes, as specified in the related Prospectus Supplement, will consist of: (i) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a
                                        'Contract') with various lessees, borrowers or other obligors thereunder
                                        (each, an 'Obligor'), as specified in the related Prospectus Supplement;
                                        (ii) to the extent specified in the related Prospectus Supplement, certain rights to proceeds from the disposition of Equipment following a default under or expiration of a Contract; (iii) amounts on deposit in
                                        (and Eligible Investments allocated to) certain accounts established in connection with the establishment of such Trust; and (iv) certain other property and assets as described in the related Prospectus Supplement.
                                        The Trust Assets will secure payment of the Notes. See 'The Owner Trust.'
The Contracts.......................  With respect to any Series of Notes, the aggregate of the Contracts expected to be held by the Owner Trust as part of the Trust Assets, as of any particular date, is referred to as the 'Contract Pool,' and the
                                        Contract Pool, as of the Cut-Off Date, is referred to as the 'Cut-Off
                                        Date Contract Pool.' The related Prospectus Supplement for each Series will provide information with respect to: (i) the initial Contract Pool
                                        Principal Balance; (ii) the number of Contracts; (iii) the average
                                        Contract Principal Balance; (iv) the various types of Contract; (v) the geographical distribution of the Contracts; (vi) the approximate percentage amount of the Contracts originated by the Originators and
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                                        by third parties and purchased by an Originator; (vii) the remaining term of the Contracts; and (viii) the weighted average remaining term of the
                                        Contracts.
Originators.........................  The Contracts included in each Contract Pool will have been originated or, in some cases, acquired by one or more of four subsidiaries of TCC: AT&T
                                        Capital Leasing Services, Inc. ('Leasing Services'), AT&T Credit
                                        Corporation ('Credit Corp.'), NCR Credit Corp. ('NCR Credit'), and the
                                        Portland division of AT&T Commercial Finance Corporation (such division is referred to herein as 'CFC') (collectively, the 'Originators'). See
                                        'AT&T Capital Corporation' and 'The Originators.'
Contract Prepayments................  The Contracts may (i) not permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise terminate the Contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future Scheduled Payments on such Contract determined using a discount rate specified in the related Prospectus
                                        Supplement, or (iii) allow for a prepayment or early termination without the payment of such an amount. Some Contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the Obligor thereunder to prepay the Contract, in whole or in part, at any time at par plus accrued interest. The 'Contract
                                        Principal Balance' for any Contract at any time will be computed (i) with respect to any Contract that does not by its terms permit prepayment or early termination, or that permits prepayment or early termination only upon payment of an amount that has the effect of capturing the yield of the Contract, as the present value of the future Scheduled Payments on the Contract determined using a discount rate specified in the related
                                        Prospectus Supplement, and (ii) with respect to any Contract that permits prepayment without a premium, as the unpaid balance of such Contract.
                                        Under each Transfer and Servicing Agreement, the Servicer will be permitted to allow the prepayment of any Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal
                                        Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. The 'Required
                                        Payoff Amount,' with respect to any Collection Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection
                                        Period, together with any Scheduled Payments due in prior Collection
                                        Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). In no event will Pledged Revenues (as defined in the related Prospectus
                                        Supplement) for a Series of Notes include (nor will the Notes otherwise be payable from) any portion of a prepayment on a Contract which exceeds the Required Payoff Amount for such Contract.
Liquidated Contracts................  Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as described in the related
                                        Prospectus Supplement.
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Servicing...........................  The Servicer will be responsible for managing, administering, servicing and making collections on the Contracts in each Contract Pool. Compensation to the Servicer will include a monthly fee (the 'Servicing Fee'), which will be payable to the Servicer from the Amount Available on each Payment
                                        Date, in an amount specified in the related Prospectus Supplement. The
                                        Servicer may be terminated as Servicer under certain circumstances, in which event a successor Servicer would be appointed to service the
                                        Contracts. See 'AT&T Capital Corporation' and 'Description of the
                                        Transfer and Servicing Agreements -- Servicing.'

Mandatory Purchase of Certain
  Contracts.........................  TCC will make certain representations and warranties regarding the
                                        Contracts in each Contract Pool and the related Equipment, and will be obligated to purchase any Contract in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Contract. See 'The Contracts -- Representations and
                                        Warranties made by AT&T Capital Corporation.'

Leased Equipment....................  With respect to each Series, the proceeds from the disposition of Equipment securing Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables
                                        ('Loan Contracts') will constitute part of the proceeds of a Contract following a default under that Contract, but such Equipment and the proceeds thereof will be owned by the related Obligor if the Contract is paid in full and will not be part of the Trust Assets. The related
                                        Prospectus Supplement will specify whether the Depositor will transfer to the Owner Trust its ownership or security interest in the Equipment (the
                                        'Leased Equipment') related to the Contracts structured as leases ('Lease
                                        Contracts'), including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof) upon expiration of the original term of the related Lease Contract. If and to the extent specified in the related Prospectus Supplement, the Depositor may also transfer to the Owner Trust the right to receive the following: (i) the portion of certain Prepayments representing the value of the related
                                        Leased Equipment; (ii) a portion of the Liquidation Proceeds derived from the liquidation of any Lease Contract and disposition of the related
                                        Leased Equipment; and (iii) the purchase price paid by TCC to purchase any Leased Equipment due to a breach of any of TCC's representations and warranties with respect to the related Lease Contract.

Servicing and Collection
  Accounts..........................  The Indenture Trustee of each Trust will establish and maintain a Servicing
                                        Account, into which the Servicer will deposit, no later than the second
                                        Business Day after receipt thereof, all Scheduled Payments, Prepayments,
                                        Liquidation Proceeds and other amounts Contracts after the Cut-Off Date.
                                        The Indenture Trustee of each Trust will also establish and maintain the
                                        Collection Account, into which those amounts deposited in the Servicing
                                        Account and constituting Pledged Revenues will be transferred within three Business Days following the deposit thereof in the Servicing
                                        Account. The Servicer will be permitted to use any alternative remittance schedule which is acceptable to the Rating Agencies if the effect thereof will not result in a qualification, reduction or withdrawal of any of the ratings then
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                                        applicable to the Notes. See 'Description of the Transfer and Servicing
                                        Agreements -- Collections on Contracts.'

Credit Enhancement..................  If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust or any class of Notes may include any one or more of the following: a cash collateral account, a financial guaranty insurance policy issued by an insurer specified in the related
                                        Prospectus Supplement, subordination of one or more other classes of
                                        Notes, a reserve account, overcollateralization, letters of credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.
                                        'Description of the Notes -- Credit Enhancement.'

Priority of Payments................  Except as otherwise specified in the related Prospectus Supplement, on each
                                        Payment Date with respect to a Series of Notes, the Indenture Trustee will be required to make the following payments, first, from the Related
                                        Collection Period Pledged Revenues, second, to the extent the Related
                                        Collection Period Pledged Revenues are insufficient to pay interest on the Notes on such Payment Date, the amount necessary to cure such insufficiency from the Current Collection Period Pledged Revenues, and third (but only as to amounts described in clause (ii) and certain amounts included in clause (iii)), from amounts permitted to be withdrawn from the cash collateral account or other form of credit enhancement as described under 'Credit Enhancement' above, in the following order of priority (except as otherwise described under 'Description of the
                                        Notes -- Events of Default; Rights Upon Event of Default'): (i) the
                                        Servicing Fee; (ii) interest on the Notes (including any overdue interest and interest thereon); (iii) an amount equal to the Monthly Principal
                                        Amount as of such Payment Date in respect of principal on the Notes; (iv)
                                        to the cash collateral account or other form of credit enhancement (if any), the amount, if any, necessary to increase the balance therein to the Requisite Amount; and (v) the remainder, if any, to payment of certain amounts payable in connection with the cash collateral account or other form of credit enhancement applicable to such Series; and (vi)
                                        thereafter, to the Depositor.

Optional Purchase of Contracts......  The Depositor may purchase all of the Contracts in any Contract Pool on any
                                        Payment Date following the date on which the unpaid principal balance of the Notes and any other securities issued by the Owner Trust is less than
                                        10% of the Initial Contract Pool Principal Balance, subject to certain provisions as described herein under 'Description of the
                                        Notes -- Optional Purchase of Contracts.' The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the Notes and other securities (if any) as of such
                                        Payment Date plus interest to be paid on the Notes and such other securities on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the Notes and such other securities together with accrued interest thereon.

U.S. Taxation.......................  In the opinion of counsel to the Depositor and the opinion of counsel to the Underwriters, the Notes will be characterized as indebtedness and the
                                        Owner Trust will not be characterized as an 'association' or
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                                        'publicly traded partnership' taxable as a corporation for federal income tax purposes. Each Noteholder, by its acceptance of a Note, will agree to treat the Notes as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See 'United
                                        States Taxation.' In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted
                                        in 'United States Taxation -- Tax Consequences to United States Alien
                                        Holders'). If such law were to change and, as a result thereof, United
                                        States withholding tax were imposed on such payments, a United States
                                        Alien Holder would receive such payments net of such withholding tax, and none of the Owner Trust, the Depositor, TCC nor any other party would have any obligation to gross up such payments to compensate for such withholding tax.
ERISA Considerations................  If the Notes of a Series are considered to be indebtedness without substantial equity features under a regulation issued by the United
                                        States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Owner Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income
                                        Security Act of 1974, as amended ('ERISA'), and the Internal Revenue Code of 1986, as amended (the 'Code'), that otherwise could possibly be applicable. Although there can be no assurances in this regard, it appears that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation. As a result, subject to the considerations described in 'ERISA Considerations' herein, the Notes are eligible for purchase with plan assets of any Benefit Plan.
                                        However, a fiduciary or other person contemplating purchasing the Notes on behalf of or with plan assets of any Benefit Plan should carefully review with its legal advisors whether the purchase or holding of the
                                        Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See 'ERISA
                                        Considerations.'
Registration, Clearance and
  Settlement of Notes...............  Each of the Notes of each Series will be registered in the name of Cede &
                                        Co., as the nominee of The Depository Trust Company ('DTC'), and will be available for purchase only in book-entry form on the records of DTC and participating members thereof. Notes will be issued in definitive form only under the limited circumstances described under 'Description of the
                                        Notes -- Definitive Notes.' All references herein to 'Holders' or
                                        'Noteholders' shall reflect the rights of beneficial owners of Notes (the
                                        'Note Owners'), as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein.
                                        See 'Description of the Notes -- Book-Entry Registration.'
Governing Law.......................  Unless otherwise set forth in the related Prospectus Supplement, the
                                        Transfer and Servicing Agreement, the Trust Agreement, the Purchase
                                        Agreement, the Indenture and the Notes of each Series will be governed by the laws of the State of New York.
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                                  RISK FACTORS

     Prospective Noteholders should consider the following factors in connection with the purchase of the Notes:

LIMITED ASSETS OF THE OWNER TRUST

     The Notes of each Series are secured by the payments to be derived from the Contracts and other Trust Assets of the related Owner Trust. Each Owner Trust will have no assets other than the related Contracts (including proceeds derived from the disposition of the Equipment securing Loan Contracts), certain rights in the Equipment subject to Lease Contracts (as specified in the related
Prospectus Supplement), amounts on deposit from time to time in the related
Collection Account and the accounts established pursuant to the related Transfer and Servicing Agreement and the right to certain amounts in the cash collateral account or other form of credit enhancement. The Notes of each Series will represent obligations solely of the related Owner Trust, and none of the Notes will be insured or guaranteed, directly or indirectly, by TCC, the Depositor, the Indenture Trustee or the Owner Trustee (or any affiliate of any of them) or any other person or entity. Consequently, Holders of any Series of Notes must rely for payment of interest and principal thereon on a given Payment Date on the Amount Available for such Series for such Payment Date.

SUBORDINATION OF THE SUBORDINATE NOTES

     To the extent described in the Prospectus Supplement, payments of interest and principal on the Subordinate Notes of a Series may be subordinated in priority of payment to interest and principal, respectively, on the Senior Notes of such Series. In addition, payments of principal on the Notes of a Series may be subordinated in priority of payment to payments of interest on the Notes of such Series.

     Delinquencies and defaults on the Contracts included in the Trust Assets of an Owner Trust could eliminate the protection afforded the Subordinate
Noteholders of such Series by the cash collateral account or other credit enhancement for such Series, and the Subordinate Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Senior Noteholders of a Series by the subordination of the Subordinate Notes of such Series, and such Noteholders could also incur losses on their investment as a result.

BANKRUPTCY AND INSOLVENCY RISKS

     Dorsey & Whitney LLP, counsel to the Depositor, will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, the transfer of the Contracts and the Leased Equipment from the Originators to the Depositor constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of TCC or the Originators; and that in the event that TCC or any of the Originators were to become a debtor under the federal bankruptcy code, a creditor or trustee in bankruptcy would be unable to successfully challenge the transfer of the Contracts and the Leased Equipment to the Depositor and the Contracts, payments thereunder and the Equipment would not be property of the bankruptcy estate. However, if TCC or any of the Originators were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, 'Insolvency Laws'), a creditor or trustee in bankruptcy of TCC or such Originator, or TCC or such Originator or either of them as debtor-in-possession, might argue that such transfer of the Contracts and the Equipment from the Originators to the Depositor was (or should be recharacterized as) a pledge of such assets rather than a sale. If this position were accepted by a court, any Lease Contracts considered to be 'true' leases under the applicable Insolvency Laws (as described under 'The Contracts --
Description of the Contracts'), and any other Contract considered to be executory under such Insolvency Laws, could be rejected by such trustee in bankruptcy or by TCC or such Originator as debtor-in-possession, which would result in the termination of Scheduled Payments under any such Contracts and reductions in distributions to Noteholders of the related Series, and such Noteholders could incur a loss on their investment as a result. To reduce the likelihood of such rejection, UCC financing statements perfecting a security interest for the benefit of the Depositor in the Equipment, and assignments of such perfected security interest to the Owner Trust and the Indenture Trustee, will be filed against the Originators (unless otherwise specified in the related
Prospectus Supplement). Even if such Contracts were not so rejected in the event of an insolvency of TCC or any of the Originators, the Owner Trust and the Indenture Trustee could experience a delay in or reduction of collections on all of the Contracts, and Noteholders could incur a loss on their investment as a result. In addition, in the

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event of an insolvency of an originator other than one of the Originators, a court could attempt to recharacterize the sale of the Contracts by such third-party originator to the applicable Originator as a borrowing from the Originator, secured by a pledge of such Contracts and the rights in the Equipment.

     A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a 'security interest' that must be perfected under the Uniform Commercial Code ('UCC'). Although the Contracts constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under
Article 9 of the UCC. If TCC or any of the Originators were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth
Circuit Court of Appeals and apply such reasoning to chattel paper, each Owner
Trust (and thus each Indenture Trustee) could experience a delay in or reduction of collections on the Contracts, and Noteholders of such Series could incur a loss on their investment as a result.

     Dorsey & Whitney LLP will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, if any of the Originators or TCC were to become a debtor in a bankruptcy case, a bankruptcy court would not order that the assets and liabilities of the Depositor be consolidated with those of such Originator or TCC. The Depositor has taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of TCC or any Originator under any Insolvency Law from resulting in the consolidation of the assets and liabilities of the Depositor with those of TCC or such Originator. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with TCC, the Originators and affiliates thereof. Nevertheless, there can be no assurance that, in the event of a bankruptcy or insolvency of TCC or any Originator, a court would not order that the Depositor's or Owner Trust's assets and liabilities be consolidated with those of TCC or such Originator. Any such order would adversely affect each Owner Trust's and each Noteholders' ability to receive payments on the related Contracts, and Noteholders could incur a loss on their investment as a result.

     Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the Noteholders in the related Contracts and Equipment to the rights of creditors of TCC or the Originators, if a court were to find, among other things, that TCC or the Originators received less than reasonably equivalent value or fair consideration for the Contracts and the Equipment and, at the time of any transfers, was insolvent or rendered insolvent as a result of such transfer, and Noteholders could incur a loss on their investment as a result.

     While TCC is the Servicer, cash collections held by TCC may, subject to certain conditions, be commingled and used for the benefit of TCC prior to the date on which such collections are required to be deposited in a Collection
Account as described under 'Description of the Transfer and Servicing
Agreement -- Collections on Contracts' and, in the event of the insolvency or receivership of TCC or, in certain circumstances, the lapse of certain time periods, the Owner Trust may not have a perfected ownership or security interest in such collections, and Noteholders could incur a loss on their investment as a result.

     If the Depositor were to become insolvent under any Insolvency Law, delays and reductions in the amount of distributions to Noteholders could occur. The
Depositor has taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The Depositor is prohibited by its organizational documents and the Transfer and Servicing Agreement with respect to each Series from engaging in activities (including the incurrence or guaranty of debt) other than those permitted by the Trust Agreement and the Transfer and Servicing Agreement. See 'The Depositor.' Its certificate of incorporation also contains restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all its directors, including its independent directors. The Indenture Trustee, on behalf of the Noteholders of each Series, will covenant not to subject the Depositor to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. The Depositor believes that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against it.

     TCC will make certain representations and warranties regarding the Contracts, the Equipment and certain other matters (see 'The
Contracts -- Representations and Warranties Made by AT&T Capital Corporation').
In the event that any such representation or warranty with regard to a specific
Contract is breached, is not cured within a specified period of time, and the value of such Contract is materially and adversely affected by such breach, TCC shall be required to purchase the Contract from the applicable Owner Trust at a price equal to the Required Payoff Amount of such Contract, and, in the case of a Lease Contract, shall be required to purchase

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the related Leased Equipment from the Depositor at a price equal to the Book
Value thereof. In the event of a bankruptcy or insolvency of TCC, each Indenture
Trustee's right to compel a purchase would both be impaired and have to be satisfied out of the available assets, if any, of TCC's bankruptcy estate, and Noteholders could incur a loss on their investment as a result.

YIELD AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes of a Series will be reduced by prepayments and early terminations of the related Contracts. Prepayments may result from payments by Obligors, certain amounts received as a result of default or early termination of a Contract, the receipt of proceeds from the physical damage to the Equipment to the extent described herein under 'The
Contracts,' purchases by TCC of Contracts as a result of certain uncured breaches of the representations and warranties made by it with respect thereto
(see 'The Contracts -- Representations and Warranties Made by TCC') or the
Depositor exercising its option to purchase all of the remaining Contracts held by an Owner Trust (see 'Description of the Notes -- Optional Purchase of
Contracts'). Most Contracts do not permit prepayment or early termination.
Nevertheless, TCC historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The Transfer and Servicing Agreement with respect to each Series will permit the Servicer to allow a voluntary prepayment of a Contract by an Obligor at any time so long as the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. The Required Payoff Amount received from the prepayment or early termination of a Contract (or the amount of any partial prepayment of a Contract) will be added to the Amount Available and applied in the priority described in the related Prospectus Supplement. No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of any prepayments that do occur. As the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) on the Contracts, final payment of a Class of Notes could occur significantly earlier than the Stated Maturity Date of such Class. There can be no assurance that Noteholders will be able to reinvest principal paid on any Class of Notes at an interest rate equal to the Interest Rate for such Class, and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See 'Weighted Average Life of the Notes' in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The transfer of the Contracts by the Originators to the Depositor and by the Depositor to the Owner Trust, the perfection of the interest of the Depositor and the Owner Trust in the Contracts and the right to receive payments thereon, and the Owner Trust's and the Indenture Trustee's interest in such Contracts and in the Equipment are subject to the requirements of the UCC as in effect in New York and the states where the various Originators, the Depositor and the Owner Trust are located and, with respect to certain of the Equipment, in the various states in which the Equipment subject to the applicable Contract is located from time to time. The Depositor will take or cause to be taken such actions as are required to perfect the transfer to the Owner Trust of the Depositor's rights in the Contracts and the right to receive payments thereunder and to perfect the security interest of the Indenture Trustee in the Owner
Trust's rights in the Contracts and the right to receive payments thereunder.

     It has been the general policy of TCC, depending on the dollar amount and type of the particular Contract, the perceived credit quality of the particular
Obligor and the estimated repossession value of the particular related
Equipment, not to file or (in certain cases) not to obtain or file UCC financing statements with respect to the Equipment relating to certain Contracts. See 'The
Originators -- Underwriting and Servicing -- Documentation.' With respect to any such Contracts that were deemed to be loans or leases intended for security (as described under 'The Contracts -- Description of the Contracts'), a purchaser from the applicable Obligor of the related Equipment would acquire such Equipment free and clear of the interest of the applicable Originator in such Equipment, and a creditor of the Obligor which has taken a security interest in such Equipment and filed a UCC financing statement with respect thereto or a trustee in the bankruptcy of such Obligor would have priority over the interest of the applicable Originator in such Equipment. Any such purchaser, creditor or trustee would have an interest superior to the interest of the related Owner
Trust in such Equipment, which interest is derived

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from the transfer and conveyance of a security interest in the Equipment by the
Depositor to the Owner Trust. All of the Contracts prohibit the Obligor from selling or pledging the related Equipment to third parties.

     Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed above) will be filed to reflect the Depositor's, the Owner Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect each Owner Trust's interest in the related
Contracts or perfection of the related Indenture Trustee's interest in such Contracts (including the related Originator's security interest in the related
Equipment), it does expose the related Owner Trust (and thus Noteholders) to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the related Owner Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Contract, which are to be allocated to the related Owner Trust as described under 'Description of the Notes -- Liquidated Contracts.' Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the related
Indenture Trustee.

     The Servicer will hold the Contracts and certain related documents on behalf of the Owner Trust and Indenture Trustee. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed in the appropriate jurisdictions reflecting the sale and assignment of the Contracts and the Originators' interests in the Equipment by the Originators to the Depositor, the transfer and assignment of the Contracts by the Depositor to the applicable Owner Trust and the pledge of the Contracts by such Owner Trust to the applicable Indenture Trustee, and the Servicer's accounting records and computer systems will also reflect such sale, assignment, transfer and pledge. The Contracts will not, however, be stamped or otherwise marked to reflect that such Contracts have been sold to the Depositor, transferred to such Owner Trust or pledged to such Indenture Trustee. If, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took a security interest in) any of such Contracts in the ordinary course of business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of such Owner Trust and such Indenture Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Contracts for new value and without actual knowledge of such Owner Trust's or such Indenture
Trustee's interest. Such superior interest may include an ownership interest, which would cut off all rights of such Owner Trust to such Contracts and payments thereunder, or a security interest, which would be senior to the security interest held by such Owner Trust; in either case, Noteholders could incur a loss on their investment as a result.

                                 THE DEPOSITOR

     Antigua Funding Corporation is incorporated under the laws of the State of Delaware, all of the stock of which is owned by the Originators, each of which is, in turn, a subsidiary of TCC. On or before the Closing Date for a Series, all of the related Contracts and the interests of the Originators in the related
Equipment will be transferred by the applicable Originators to the Depositor in return for stock in the Depositor, pro rata in accordance with the value of the Contracts and Equipment transferred by each Originator. The Depositor will pay to the applicable Originators the net proceeds received from warehouse financing of such Contracts prior to their transfer to an Owner Trust, or from the offering and sale of the Notes of such Series.

     The Depositor has been formed solely for the purposes of the transactions described in this Prospectus and other similar transactions; and under its incorporation documents and the Transfer and Servicing Agreement executed in connection with each Trust, the Depositor is not permitted to engage in any activity other than (i) acquiring Contracts and interests of the Originators in the Equipment related thereto, (ii) transferring and conveying the Loan
Contracts and the security interests in the related Equipment to Owner Trusts and other similar trusts, (iii) transferring and conveying the Lease Contracts to Owner Trusts, (iv) executing and performing its obligations under the Trust
Agreements, the Purchase Agreements, and the Transfer and Servicing Agreements,
(v) holding or transferring other securities issued by each Owner Trust, (vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish

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the foregoing or are incidental thereto or connected therewith, and (vii) other transactions of the type described in this Prospectus. The Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any Owner Trust, the issuance of the related Series of securities issued by such Owner Trust, and other transactions of the type described in this Prospectus. The Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any Series of Notes.

                                THE OWNER TRUSTS

     Each Owner Trust will be formed pursuant to a Trust Agreement between the Depositor and the Owner Trustee, as described in the Prospectus Supplement. Each
Owner Trust may issue one or more other classes of other securities, representing debt of or beneficial ownership interests in the Owner Trust
('Certificates') which will not be offered pursuant to this Prospectus.

     The Trust Assets of each Owner Trust, as further specified in the related
Prospectus Supplement, will consist of:

          (1) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including (a) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (i) Scheduled Payments (including all Scheduled
     Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments (but excluding, in the case of a Contract structured as a lease of the related Equipment (a 'Lease
     Contract'), any portion thereof allocated to the Depositor, as described in the related Prospectus Supplement), and (iii) Liquidation Proceeds
     (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described in the related Prospectus Supplement), and (b) all rights of the secured party in the Equipment related to the Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables ('Loan Contracts'), but excluding the rights of the lessor in the Equipment subject to a Lease Contract ('Leased
     Equipment') (which rights, subject to the allocation of Liquidation
     Proceeds received in respect thereof, may be retained by the Depositor to the extent specified in the related Prospectus Supplement);

          (2) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the related Indenture and the related Transfer and Servicing Agreement, including the Collection Account;

          (3) the Depositor's rights under the related Purchase Agreements; and

          (4) the Depositor's rights (but not its obligations) with respect to any cash collateral account or other form of credit enhancement for such Series.

     No Owner Trust will engage in any business activity other than (i) issuing the Notes and the Certificates (if any) (ii) holding and dealing with (including disposing of) the Trust Assets, (iii) making payments on the Notes and other securities issued thereby, (iv) entering into and performing the duties, responsibilities and functions required under any of the related Transfer and Servicing Agreement, Indenture, Contracts, and related documents, and (v) matters related to the foregoing.

     The Trust Assets of an Owner Trust will be separate from the Trust Assets of all other Owner Trusts created by the Depositor, and the Trust Assets of one
Owner Trust will not be available to make payments on the securities issued by any other Owner Trust.

     The Owner Trustee for each Owner Trust will be specified in the related
Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of any Series of Notes will be limited solely to the express obligations of the Owner Trustee set forth in the related Trust Agreement and Indenture. An Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove an Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the related Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of an Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

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                            AT&T CAPITAL CORPORATION

     AT&T Capital Corporation ('TCC') is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in Europe, Canada, the Asia/Pacific region, Mexico and South
America. TCC is one of the largest equipment leasing and finance companies in the United States, based on the aggregate value of equipment leased or financed, and is the largest lessor of telecommunications equipment in the United States.

     TCC, through its various subsidiaries, leases and finances a wide variety of equipment, including general office, manufacturing and medical equipment, telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automatic teller machines) and transportation equipment (primarily vehicles). In addition, TCC provides franchise financing for franchisees and financing collateralized by real estate.
TCC's leasing and financing services are marketed to (i) customers of equipment manufacturers, distributors and dealers with which TCC has a marketing relationship for financing services and (ii) directly to end-users of equipment.
TCC's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     During its 12 year history, TCC has achieved significant growth in assets, finance volume (aggregate dollar amount of equipment and other items financed), revenues and net income. At December 31, 1996, TCC's total assets were $8.1 billion, a decrease of 15.2% over the prior year-end, due primarily to the $3.1 billion securitization of lease and loan receivables in October 1996; finance volume for 1996 was $5.2 billion, an increase of 14.8% over 1995; total revenues for 1996 were $2.0 billion, an increase of 23.8% over 1995; and net income of $168.5 million for 1996 was 32.1% greater than the net income for 1995. Total assets at the end of the third quarter of 1997 were $8.8 billion representing a 14.3% decrease over total assets at the end of the third quarter of 1996, and net income of $35.8 million for the first nine months of 1997 represented a decrease of 68.9% over the net income for the corresponding period in 1996. The decrease in net income resulted primarily from lower capital lease revenue as a result of the fourth quarter 1996 increase in securitization activity, higher relative interest expense associated with higher leverage relating to the additional debt incurred to finance the Merger (as defined below) and distributions on Trust Originated Preferred Securities.

     TCC's predecessor was founded in 1985 by AT&T Corp. ('AT&T') principally as a captive finance company to assist its equipment marketing and sales efforts by providing AT&T's customers with tailored financing. In 1993, AT&T sold approximately 14% of TCC's common stock in an initial public offering. TCC's common stock traded on the New York Stock Exchange under the symbol 'TCC.'
Although TCC's common stock has been delisted following the consummation of the Merger (as described below), TCC will, from time to time, continue to issue securities in the public market and, accordingly, will continue to be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission.

     On September 20, 1995, AT&T announced plans to separate itself into three publicly traded companies (AT&T, Lucent Technologies Inc. ('Lucent') and NCR
Corporation ('NCR')) and to sell its remaining equity interest in TCC in a public or private sale. On October 1, 1996, Antigua Acquisition Corporation, a newly formed Delaware corporation ('MergerCo.'), merged with and into TCC, with TCC being the surviving company (the 'Merger'), and the outstanding common stock of TCC was converted into the right to receive $45 per share. As a result of the Merger, all of the outstanding equity capital of the surviving company is owned by members of management and outside directors of TCC and by Hercules Holdings
(Cayman) Limited, a Cayman Islands corporation ('HoldCo.'). All of the outstanding equity capital of HoldCo. is currently owned by a group of companies led by Aldersgate Capital Limited.

     Under the terms of a Stock Purchase Agreement, dated as of November 17, 1997, Hercules Holdings (Cayman) Limited and certain management investors of TCC have agreed to sell all of the outstanding capital stock of TCC to Newcourt
Credit Group.

     The transaction is expected to close on or after January 30, 1998. The closing is subject to, among other things, the receipt by Newcourt of the proceeds of a public offering of Newcourt common stock, expected to be consummated by mid-December, and to the receipt of required regulatory approvals.

     Newcourt Credit Group is an independent non-bank financial services company which originates, sells and manages asset based financing of a broad range of equipment and capital assets by way of secured loans,

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conditional sales contracts and financial leases. The Newcourt Credit Group's loan origination activities focus on the commercial finance and corporate finance segments of the asset based lending market. It is headquartered in Toronto, with owned and managed loans of more the US$7.13 billion.

     TCC has an experienced management team with a significant amount of expertise in the equipment leasing and finance industry. At September 30, 1997, TCC and its subsidiaries had approximately 3,120 members (employees). The principal executive offices of TCC are located at 44 Whippany Road, Morristown, New Jersey 07962.

     The Contracts comprising the Trust Assets of any Owner Trust will have been originated or, in some cases, purchased from third parties by one or more of four subsidiaries of TCC: AT&T Capital Leasing Services, Inc. ('Leasing
Services'), AT&T Credit Corporation ('Credit Corp.'), NCR Credit Corp. ('NCR
Credit') and the Portland division of AT&T Commercial Finance Corporation (such division is referred to as 'CFC') (collectively, the 'Originators').

                                THE ORIGINATORS

AT&T CAPITAL LEASING SERVICES, INC.

     Leasing Services provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Leasing Services (formerly known as Eaton Financial
Corporation) was acquired by a predecessor of Credit Corp. in March 1989, and became a subsidiary of a predecessor of TCC in connection with TCC's reorganization in March 1990. It thereafter became a subsidiary of TCC in connection with TCC's restructuring in March 1993.

     Leasing Services is headquartered in Framingham, Massachusetts and employed, as of September 30, 1997, approximately 463 people in a network of four full service offices throughout the United States and a support office in Framingham. Its portfolio of contracts includes leases and loans on a variety of equipment types, including office automation and general-purpose business equipment such as copiers and computers, as well as industry-specific equipment such as printing, machine tools, automobile test/repair equipment, and medical/dental equipment. At September 30, 1997, the Leasing Services portfolio
(which includes both contracts owned by Leasing Services and contracts serviced on behalf of others) was comprised of the following equipment types: computers
21%, machine tool manufacturing equipment 26%, copiers 20%, medical/dental equipment 9%, printing equipment 7%, automobile test/repair equipment 5%, and other 12%.

     At September 30, 1997, 95% of Leasing Services' portfolio of contracts consisted of leases. Approximately 22% of such leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease. The balance of the leases contain fixed price or nominal purchase options. At September 30, 1997, 5% of Leasing Services' portfolio of contracts consisted of loans, which are prepayable, in whole or in part, at any time. Generally under Leasing Services' contracts, the obligor is responsible for all maintenance, insurance and taxes.

     Leasing Services' total portfolio of contracts has a customer base of over 132,000 customers (as of September 30, 1997), who are mainly small and medium-sized companies. The portfolio is also broadly diversified; as of September 30, 1997, the ten largest customers comprised only .78% of the aggregate portfolio. As of September 30, 1997, the average exposure per customer for the entire portfolio was approximately $16,500. In terms of geographical distribution, five states accounted for approximately 49% of outstanding receivables (California 18%, New York 9%, Florida 8%, Texas 7%, and New Jersey
7%) as of September 30, 1997.

     Leasing Services' credit and collections operations are decentralized within its network of four full-service offices located in the Atlanta, Georgia;
Dallas, Texas; San Francisco, California; and Boston, Massachusetts metropolitan areas. As of September 30, 1997, Leasing Services had approximately 209 members responsible for credit and contract approval and collections activities.

AT&T CREDIT CORPORATION AND NCR CREDIT CORP.

     Credit Corp. supports the sales of AT&T, Lucent and NCR equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Credit Corp.'s predecessor was established as a captive finance company of AT&T in 1985. The predecessor of NCR
Credit,

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which is a subsidiary of Credit Corp., was established as a captive finance company of NCR in 1980. In 1992, when AT&T acquired NCR, ownership of NCR Credit was transferred to TCC. At that time Credit Corp. and NCR Credit operated as separate business units of TCC. In 1995, TCC consolidated the operations of NCR
Credit and Credit Corp.; relocated the credit and collections operations supporting NCR Credit from Dayton, Ohio, to Credit Corp.'s executive offices in Parsippany, New Jersey; ceased using NCR Credit to originate new financings; and began using Credit Corp. to originate business in that market segment. As of September 30, 1997, Credit Corp. employed approximately 580 members.

     Substantially all of Credit Corp.'s transactions are generated through Lucent and NCR. Lucent and NCR each were, until recently, subsidiaries of AT&T.
See 'AT&T Capital Corporation.' Lucent manufactures and distributes telecommunications and related equipment, and NCR manufactures and distributes information technology (including retail point-of-sale systems, automated teller machines ('ATMs') and computers). At September 30, 1997, the combined portfolio of contracts of Credit Corp. and NCR Credit (the 'Combined Portfolio') comprised both leases and loans on the following equipment types: telecommunications equipment 68%, retail point-of-sale systems 4%, ATMs 4%, computer equipment 6%, and other 18%.

     At September 30, 1997, 86% of the Combined Portfolio consisted of leases.
Approximately 85% of such leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease.
The balance of the leases contain fixed price or nominal purchase options. At
September 30, 1997, 14% of the Combined Portfolio consisted of loans, some of which are prepayable, in whole or in part, at any time. Generally under the contracts included in the Combined Portfolio, the obligor is responsible for all maintenance, insurance and taxes.

     Transactions generated from the sales of Lucent equipment historically are small ticket transactions (approximately 62,805 customers; average transaction size of $13,746; comprising 47% of the Lucent equipment portfolio) and middle market transactions (approximately 1,038 customers; average transaction size of $609,878; comprising 35% of the Lucent equipment portfolio). In terms of geographical distribution, five states accounted for approximately 53% of the outstanding receivables in the Lucent equipment portfolio (New Jersey 24%, California 12%, New York 8%, Massachusetts 5%, and Texas 4%) as of September 30,
1997. Transactions generated from the sales of NCR equipment historically are large ticket transactions (approximately 31 customers; average transaction size of $8,663,947; comprising 66% of the NCR equipment portfolio) and middle market transactions (approximately 191 customers; average transaction size of $930,491;
comprising 29% of the NCR equipment portfolio). In terms of geographical distribution, five states accounted for approximately 67% of the outstanding receivables in the NCR equipment portfolio (New Jersey 24%, Illinois 23%, New
York 8%, Massachusetts 7%, and Oklahoma 5%) as of September 30, 1997.

     Credit Corp.'s credit and collection operations are handled on a centralized basis through its executive offices in Parsippany, New Jersey. As of September 30, 1997, Credit Corp. had approximately 199 members in New Jersey responsible for credit and contract approvals, documentation and collections.
Substantially all of these members work in teams that are focused on distinct market segments (e.g., by vendor (Lucent or NCR), by size of transaction (small ticket or middle market) or by geographic region). Other members provide company-wide oversight of the credit, contract and collections processes associated with the portfolio originated by Credit Corp. and NCR Credit. In addition, as of September 30, 1997 Credit Corp. had approximately 25 account managers located in Lucent offices throughout the United States to help process credit applications and documentation packages.

AT&T COMMERCIAL FINANCE CORPORATION

     CFC provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. CFC was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

     CFC is headquartered in Portland, Oregon and employed as of September 30, 1997, approximately 60 members, including 9 regionally deployed sales representatives. CFC's credit and collection operations are located in Portland, Oregon. As of September 30, 1997, CFC had approximately 25 members responsible for credit and collections activity.

     At September 30, 1997, the CFC portfolio (which includes both contracts owned by CFC and contracts serviced on behalf of others) related entirely to construction and material handling equipment. At September 30,

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1997, 79% of CFC's portfolio consisted of leases and 21% consisted of loans.
Approximately 56% of the leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease.
The balance of the leases contain fixed price or nominal options. The loans included within CFC's portfolio are prepayable, in whole or in part, at any time. Generally under CFC's contracts, the obligor is responsible for all maintenance, insurance and taxes.

     CFC's end user portfolio has a diverse customer base, with over 6,500 customers (as of September 30, 1997) comprising businesses of varying sizes in a wide variety of industries. As of September 30, 1997, the average exposure per end user customer was approximately $63,000. The ten largest end user customers comprised 17% of the aggregate end user portfolio. In terms of geographical distribution, five states accounted for approximately 30% of the outstanding end user receivables (California 9%, Texas 6%, Georgia 5%, New York 5%, and Michigan
5%) as of September 30, 1997.

UNDERWRITING AND SERVICING

Credit Management Philosophy

     TCC strives to manage certain risks in connection with its business, including credit risk and residual value risk associated with the acquisition and holding of receivables such as the Contracts. The management of these risks is critical to each strategic business unit within TCC (an 'SBU'). As such, TCC has in place policies, controls, systems and procedures intended to manage and limit such risks, promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Such policies, controls, systems and procedures are subject to periodic review by TCC's Risk
Management Department, which includes legal, credit and asset management personnel, by TCC's internal auditors and TCC's Audit Committee. In addition, TCC's Investment Committee, regularly monitors TCC's overall risk profile.

     The control of credit losses is an important element of TCC's business. TCC seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. TCC's financing activities have been spread across a wide range of equipment types (e.g., general equipment, telecommunications equipment, office equipment, information technology and transportation equipment) and real estate and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

     Each SBU has a senior credit officer and a credit committee that together are responsible for overseeing the quality, integrity and performance of their respective credit portfolios. Before any transaction can be committed to, it must first be credit approved by one of TCC's proprietary credit scoring models or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each SBU credit committee is charged with the responsibility of establishing credit policies appropriate for its business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. Credit authorities are an important tool that TCC uses to manage and control its portfolio risk. Credit authorities are set in order to enable individual credit officers (and SBUs) to handle approximately 80-85% of the transactions flowing to them. This approach results in approximately 15-20% of the transactions being reviewed by higher credit authorities. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each
SBU credit committee is empowered to establish credit authorities for qualified members of their credit staff for up to $250,000. Approval of new credit authorities up to $1,000,000 requires the approval of TCC's Chief Credit Officer in addition to the approval of the SBU credit committee. Approval of new credit authorities in excess of $1,000,000 also requires the approval of the Corporate
Leadership Team ('CLT') or TCC's Chief Executive Officer. The existing credit authorities allow the SBU senior credit officer to approve transactions up to $4.5 million in the case of Credit Corp., up to $1.5 million in the case of Leasing Services, up to $2.0 million in the case of NCR Credit and up to $1.5 million in the case of CFC. The credit authorities of the SBU credit committees are as follows: Credit Corp., $5.0 million or $7.5 million if the customer is rated investment grade; Leasing Services, $2.0 million; NCR Credit, $4.0 million or $6.0 million if the customer is rated investment grade; and CFC, $3.0 million. In addition, approval by TCC's Chief Credit Officer, Corporate Business
Leader or CLT is required for transactions in excess of the SBU's credit authority and for certain other matters. The credit authority granted to approve transactions may not be delegated. Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. TCC utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must

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be sufficient to approve the customer's total credit exposure. TCC tracks credit exposure in an automated fashion aggregating all SBUs' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

UNDERWRITING -- GENERAL

     TCC's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 originated by Leasing Services and Credit Corp., credit scoring systems (where a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of TCC's prior loss experience) are utilized to make credit decisions. TCC's proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality. With respect to credit decisions for those transactions which are not based on credit scoring, TCC's credit officers conduct various credit investigations including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun
& Bradstreet and other credit bureaus. In the case of larger sized transactions
(generally over $100,000), TCC's credit officers will obtain and analyze financial statements from the customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and stated liabilities are compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized such as Robert Morris Associates Annual Statement Studies.
Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. A written analysis is then prepared by the credit officer summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations, but TCC does not impose rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed. The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. Any subsequent modification of approval terms or required documentation must be re-approved by one of TCC's authorized credit officers. TCC also requires the credit personnel of each SBU to rate the creditworthiness of each of such unit's customer accounts over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

     In 1992, TCC commissioned the Bell Laboratories Operations Research
Department ('Bell Labs') to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and implemented, covering each stage of the small ticket leasing life cycle; front-end credit decisions, credit line management, and delinquent account collections (see ' -- Collections' below). Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

     The current front-end credit decisioning systems follow a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Leasing Services and Credit Corp. have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Leasing Services implemented an improved decisioning system in March 1993, while Credit Corp. implemented such system in May 1995. Separate credit line management models have been developed and implemented

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within Credit Corp. in May 1995. The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions by authorized credit officers are permitted, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Overrides are tracked by the operating units each month, and are more common at Credit Corp. than they are at Leasing Services. Such advanced credit scoring systems are not used by CFC and NCR Credit because the contracts originated by each of them have larger original balances.

DOCUMENTATION

     Prior to funding leasing and financing transactions, a complete documentation package (including generally a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgements and appropriate UCC financing statements) is required. Filing of UCC financing statements typically is required by Leasing
Services unless the underlying equipment has a cost of less than $10,000 (or
$30,000 in the case of a lease contract with a fair market value purchase option); by Credit Corp. unless the underlying equipment has a cost of less than $20,000 (or $50,000 in the case of a lease contract with a fair market value purchase option); by NCR Credit unless the underlying equipment has a cost of less than $25,000; and by CFC in all transactions.

BILLING

     Billing for the Originators is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are sent either 19 days before the due date in the case of Credit Corp., 30 days before the due date in the case of Leasing Services, 20 days before the due date in the case of CFC, or 25 days before the due date in the case of NCR Credit.
From time to time to facilitate customer needs, the Originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

PORTFOLIO MONITORING

     Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. In addition, non-accruals (see ' -- Non-Accrual and Write-off Policy') are tracked monthly, including the portion which is deemed to be at risk by the SBU credit officials.
Similarly, credit losses are monitored each month and are compared with credit losses for previous months and the corresponding month in a number of prior years. TCC also employs other techniques in evaluating the performance of its portfolio. These techniques include roll rate analysis (a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses), a type of vintage analysis (another type of portfolio analysis in which TCC's assets are classified by age and then compared across different years (e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995)) as well as other types of analysis. For transactions over $1,000,000, TCC conducts annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel -- for example, a material adverse change in the financial condition of the obligor in the transaction.

     In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to the SBU
Credit Committee and/or the Investment Committee about what remedial actions should be taken; what portion, if any, of total credit exposures should be written off; or whether a specific allocation of TCC's loss reserves should be made.

     In establishing allowances for credit losses, TCC's management reviews, among other things, the aging of TCC's portfolio, all non-performing leases and receivables and prior collection experience, as well as TCC's overall exposure and changes in credit risk.

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COLLECTIONS

     TCC collects overdue payments using several different methods. At Credit
Corp. and Leasing Services, computerized collection management systems have been developed and deployed. Leasing Services has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Credit Corp. has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which was implemented company-wide in September 1996 following a testing period in several of Credit Corp.'s units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring).
Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

     Accounts are ranked using a suite of statistically derived risk prediction indicators (behavioral scoring) for handling in order of risk weighted exposure.
The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk are assigned to a low impact collection strategy which involve greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions are greater for a low risk account than in the case of a high risk account. A high impact collection strategy is assigned to accounts with high balances and/or high risk scores. In this case, telephone calls are commenced sooner in the collection process and collection actions are more closely spaced.

     At NCR Credit and CFC, account collections are undertaken in a more manual fashion with prioritization being principally driven by the number of days past due. Accounts are typically assigned to individuals or groups who will be responsible to ensure appropriate collection activities are undertaken to effectuate customer payment. The collection process is undertaken using computer generated reminder notices which are generally sent once an account is 10-15 days past due, individually tailored collection letters and telephone contact, as appropriate.

     Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is past due between 90 and 180 days, or earlier if the equipment is determined to be at risk.

NON-ACCRUAL AND WRITE-OFF POLICY

     TCC maintains non-accrual and write-off policies which are followed by all SBUs. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due. Smaller transactions (generally $100,000 or less) will be written off at such time. Larger transactions (generally more than $100,000) will utilize specific reserves to appropriately reduce the carrying value of the equipment to an amount which may be 'covered' by collateral value.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

General

     All of the Contracts in each Owner Trust will be commercial, rather than consumer, leases or loans. The following description of the Contracts generally describes the material terms of the Contracts to be included in each Contract
Pool, although an immaterial number of Contracts in a Contract Pool may differ in one or more provisions from the description below.

     The Lease Contracts in a Owner Trust will include both true leases and leases intended for security, as such terms are described in Section 1-201(37) of the UCC. Under a true lease the lessor bears the risk of ownership, takes any federal tax benefits associated with the lease and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant 'residual' economic interest in the leased equipment. End of lease options for true leases include

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purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the 'purchase' of the leased assets by the lessee and retains a security interest in the leased assets. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. These leases are considered conditional sales type leases for federal tax purposes, and, accordingly, the lessor does not take any federal tax benefits. End of lease options for such leases depend on the terms of the related Lease Contract, although generally these terms provide for purchase of the Equipment at a prestated price. The inclusion of true leases in the Contract Pool will have no income tax impact on Noteholders since the Notes are treated as debt for income tax purposes. See 'United States Taxation.'
However, true leases are treated differently under the Bankruptcy Code from leases intended for security. See 'Risk Factors -- Bankruptcy and Insolvency
Risks' and 'Certain Legal Aspects of the Contracts -- Insolvency Matters' for a discussion of these differences.

THE FORMS OF CONTRACTS

     The Lease Contracts will generally be in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a 'Master Form Lease'), and
(b) specific lease agreement forms containing all of the terms and conditions of the lease transaction (a 'Specific Lease Form'). Credit Corp. generally uses the Master Form Lease for lease transactions in excess of $100,000 and in connection with smaller transactions in which the Obligor has previously executed a Master
Form Lease; NCR Credit uses the Master Form Lease for substantially all of its transactions; CFC uses both a Specific Lease Form and a Master Form Lease; and Leasing Services generally uses a Specific Lease Form but uses a Master Form
Lease for certain vendor customers. In certain cases, the Lease Contract may be written on another form which was created by one of the Originators, by a customer or by a third-party originator. The Loan Contracts are documented on installment sale contract, promissory note, chattel mortgage or loan and security agreement form.

PAYMENTS GENERALLY

     Generally, the Contracts require that the Obligor make periodic payments on a monthly basis, while a number of Contracts (which, in relation to the Initial
Contract Pool Principal Balance for any Owner Trust, will not be material) provide for quarterly, semi-annual or annual payments. The payments under all of the Contracts are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Contracts are ordinarily payable in advance, although a small percentage (including most of those originated by NCR Credit) provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

     The Contracts require the Obligors to assume the responsibility for payment of all expenses of the related Equipment including (without limitation) any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

INSURANCE; REPAIR AND REPLACEMENT

     The Lease Contracts (except for a small number of Contracts which, in relation to the Initial Contract Pool Principal Balance for any Owner Trust, will not be material) require the Obligors to maintain liability insurance which must name the lessor as additional insured. Lease Contracts and Loan Contracts require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the Originator for a small number of transactions and, for some
Lease Contracts, the Obligor is permitted to self-insure the Equipment under the Obligor's already existing self-insurance program.

     For Lease Contracts originated by Credit Corp. relating to equipment with a cost of $100,000 or less, and for Lease Contracts originated after March 4, 1997 by Leasing Services relating to equipment with a cost of $250,000 or less, the Obligor is generally provided with written information concerning its property insurance obligations under the Lease Contract and the Originator's own property insurance coverage that will be provided at the expense of the Obligor if the Obligor does not provide the Originator with satisfactory evidence of its own insurance coverage. The Obligor is given a specified time period in which to provide such evidence. Proper

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evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the Originator provides the insurance coverage, the Obligor is charged a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the Obligor provides evidence of its own coverage, such monthly charges cease. The Obligor has the ability to 'opt out' of the program by providing evidence of its own coverage.

     For transactions involving Equipment with a cost of more than $100,000 (in the case of Lease Contracts originated by Credit Corp.) or $250,000 (in the case of Lease Contracts originated by Leasing Services after March 4, 1997), insurance coverage generally is verified and tracked by the respective
Originator and the failure to maintain such insurance constitutes an event of default under the applicable Lease Contract. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the Originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

     Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required to (i) repair such Equipment, (ii) make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or
(iii) in some cases, replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Transfer and Servicing
Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease Contract) either to allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

     The Contracts permit the assignment of the Contract by the lessor or secured party without the consent of the Obligor, except for a small number of Contracts which require notification of the assignment to, or the consent of, the Obligor (and TCC will represent and warrant in the applicable Purchase
Agreement that such notices have been given, or such approvals will have been received, not more than ten days following the Closing Date). The Contracts do not permit the assignment thereof (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Contracts which (i) may permit assignments to a parent, subsidiary or affiliate,
(ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor. Under the Transfer and Servicing Agreement, the Servicer may permit an assignment of a particular Contract from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the Servicer generally.

HELL-OR-HIGH-WATER LEASE CONTRACTS

     The Lease Contracts are 'hell-or-high-water' contracts which require all payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

EVENTS OF DEFAULT AND REMEDIES

     Events of default under the Contracts generally include the failure to pay all amounts required by the Contract when due, the failure of the Obligor to perform its agreements and covenants under the applicable Contract, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate in the case of a Lease Contract, or to accelerate payments in the case of a Loan
Contract, to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the Transfer and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Contracts, as a reasonably prudent creditor would do under similar

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circumstances. See 'Description of the Transfer and Servicing
Agreements -- Servicing.' The Originators may occasionally provide payment extensions (generally of 3 months or less, although longer extensions are occasionally granted) to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Owner Trust with respect to such Contract.

PREPAYMENTS AND EARLY TERMINATION

     Any Contract may either (i) not permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise terminate the Contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future Scheduled Payments on such Contract (determined using a discount rate specified in the related Prospectus Supplement), or (iii) allow for a prepayment or early termination without the payment of such an amount. Some Contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the Obligor thereunder to prepay the Contract, in whole or in part, at any time at par plus accrued interest. The 'Contract
Principal Balance' of any Contract as of the last day of any Collection Period will be: (1) in the case of any Contract that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled
Payments due on such Contract after such last day of the Collection Period
(excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate specified in the related Prospectus Supplement (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection
Period); (2) in the case of any Contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid
Scheduled Payments due on such Contract after the date of such prepayment, the amount specified in clause (1) above; and (3) in the case of any Contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Contract after giving effect to Scheduled
Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

     Under each Transfer and Servicing Agreement, the Servicer will be permitted to allow the prepayment of any Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. The 'Required Payoff Amount,' with respect to any Collection
Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period and not yet received, together with any Scheduled
Payments due in prior Collection Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). In no event will Pledged Revenues include (nor will the Notes otherwise be payable from) any portion of a Prepayment on a Contract that exceeds the Required Payoff Amount for such Contract.

     In no event will Pledged Revenues (as defined in the related Prospectus
Supplement) for a Series of Notes include (nor will the Notes otherwise be payable from) any portion of a Prepayment on a Contract that exceeds the Required Payoff Amount for such Contract.

DISCLAIMER OF WARRANTIES

     The Lease Contracts contain provisions whereby the lessor (or the Originator, as assignee of the lessor) disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Obligor for the term of the Lease. Under the Lease Contracts, the Obligor 'accepts' the Equipment under the applicable Lease
Contract following delivery and an opportunity to inspect the related Equipment.

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ADDITIONAL EQUIPMENT

     Some of the Lease Contracts constitute leases of 'additional equipment'
(generally costing $25,000 or less) with existing Obligors. Pursuant to the terms of the original Lease Contract between the lessor and the Obligor, these leases for 'additional equipment' are documented on a written form prepared by the lessor and delivered to (but not executed by) the Obligor, which written form describes all of the terms of the lease. Under the terms of the Lease
Contract, the Obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of such 'additional equipment.'

REPRESENTATIONS AND WARRANTIES MADE BY AT&T CAPITAL CORPORATION

     Except as otherwise specified in the related Prospectus Supplement, TCC will make the following representations and warranties regarding the Contracts
(and the related Equipment) included in each Contract Pool as of the related
Cut-Off Date:

          (A) Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), and (ii) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

          (B) No provisions of any Contract have been waived, altered or modified in any material respect, except as indicated in the Contract File;

          (C) No Lease Contract is a 'consumer lease' as defined in Article 2A of the Uniform Commercial Code;

          (D) To the best of TCC's knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment;

          (E) All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects;

          (F) There is no known default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than Scheduled Payment delinquencies
     (in excess of 10% of the Scheduled Payment due) of not more than 60 days), and (except for payment extensions and waivers of Administrative Fees in accordance with TCC's servicing and collection policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off
     Date, no related Equipment had been repossessed;

          (G) Each Obligor (i) is located in the United States, and (ii) is not
     (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) the Depositor, an Originator, TCC or any subsidiary thereof;

          (H) Each Contract was entered into by an Obligor who, at the Cut-Off
     Date, had not been identified on the records of TCC or the Originators as being the subject of a current bankruptcy proceeding;

          (I) No Contract has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 60 days past due as of the Cut-Off Date (although some Contracts may have experienced such delinquencies prior to the Cut-Off Date);

          (J) Each Contract may be sold, assigned and transferred by the Originator to the Depositor, and may be assigned and transferred by the Depositor to the Owner Trust, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date;

          (K) Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the

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     Obligor's obligation, or any sale, assignment or transfer of the related
     Equipment, without the prior consent of the lessor (in the case of Lease
     Contracts) or the secured party (in the case of Loan Contracts), other than
     Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original
     Obligor;

          (L) The Obligor under each Contract is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

          (M) Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment;

          (N) Each Contract requires the Obligor thereunder to make all Scheduled Payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be);

          (O) Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment,
     (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value;

          (P) Each Contract either (i) does not permit the Obligor to terminate the Contract prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder, or (ii) allows for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount;

          (Q) It is not a precondition to the valid transfer or assignment of the Originator's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

          (R) Each Contract was originated by one of the Originators in the ordinary course of such Originator's business, or (in the case of any Contract purchased by one of the Originators) was acquired by such Originator for proper consideration and was validly assigned to such Originator by the seller of such Contract. Immediately prior to the sale, assignment and conveyance of such Contract by the Originator to the Depositor, such Originator had good title to such Contract and the Originator's interest in the related Equipment (subject to the terms of such Contract) and was the sole owner thereof, free of any Lien. Such
     Contract has been duly and properly sold, assigned and conveyed by the applicable Originator to the Depositor pursuant to a Purchase Agreement.
     Immediately prior to the transfer and conveyance of such Contract to the Owner Trust, the Depositor had the right to transfer such Contract and such interest in the related Equipment free of any Lien (other than the rights of the Obligor under the related Contract). Such Contract has been duly and properly transferred and conveyed by the Depositor to the Owner Trust pursuant to the Transfer and Servicing Agreement free of any Lien (other than the rights of the Obligor under the related Contract);

          (S) No person has a participation in or other right to receive
     Scheduled Payments under any Contract, and neither the Depositor nor any of the Originators nor TCC has taken any action to convey any right to any person that would result in such person having a right to Scheduled
     Payments received with respect to any Contract;

          (T) The sale, transfer and assignment of such Contract and the Originators' interest in the related Equipment to the Depositor under the Purchase Agreement, and the transfer and conveyance of such Contract from, and the grant of a security interest in the related Equipment by, the Depositor to the Owner Trust under the Transfer and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Contract;

                                       24


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          (U) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Owner Trust a first priority perfected lien or ownership interest in the Contracts and a first priority perfected security interest in the Originator's interest in the
     Equipment have been made, taken or performed;

          (V) There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof;

          (W) There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the Originator or the signed original in the possession of the Originator is noted thereon as being the only copy that constitutes chattel paper;

          (X) The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States where the Originators are located (other than those Contracts in which the lessor is financing exclusively the Obligor's software license or maintenance contract for leased Equipment, which Contracts, in proportion to the Initial Contract Pool Principal
     Balance, are not material);

          (Y) By the Closing Date, the portions of the electronic master record of TCC and each Originator relating to the Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Assets and are owned by the Owner Trust in accordance with the terms of the Transfer and Servicing Agreement;

          (Z) The computer tape containing information with respect to the Contracts that was made available by the Depositor to the Owner Trustee and the Indenture Trustee on the Closing Date and was used to select the Contracts was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing
     Agreement;

          (AA) The information with respect to the Contracts listed on the Schedule of Contracts attached to the Transfer and Servicing Agreement is true, correct and complete in all material respects;

          (BB) Each Contract was originated or purchased by an Originator and was sold and assigned by such Originator to the Depositor without any fraud or misrepresentation on the part of such Originator or TCC; and

          (CC) No selection procedures adverse to the Noteholders were utilized
     (i) in selecting those Contracts transferred by the Originators to the Depositor from those lease and loan contracts available therefor or (ii) in selecting those Contracts transferred by the Depositor to the Owner Trust from those lease and loan contracts available therefor.

     In the event of a breach of any such representation or warranty with respect to a Contract that materially and adversely affects the value of such Contract (any such breach being a 'Repurchase Event'), TCC, unless it cures the breach by the end of the second Collection Period after the date on which TCC or the Depositor becomes aware of or receives written notice from the related
Indenture Trustee or the Servicer of such breach, will be obligated to purchase the Contract and, in the case of a Lease Contract, the related Leased Equipment.
Any such purchase shall be made on the Deposit Date immediately following the end of such second Collection Period at a price equal to the Required Payoff
Amount applicable to such Contract (which will be allocated to the related Owner
Trust) plus, if applicable, the Book Value of the related Leased Equipment
(which will be allocated to the Depositor). This purchase obligation may be enforced by the related Indenture Trustee on behalf of the holders of the Notes of the related Series, and will constitute the sole remedy available to the Noteholders against TCC for any such uncured breach, except that pursuant to the applicable Transfer and Servicing Agreement, TCC will indemnify the related
Indenture Trustee, the related Owner Trustee, the related Owner Trust and the related Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

     Upon the purchase by TCC of a Contract (and, in the case of a Lease
Contract, any related Leased Equipment), such Contract and related Leased
Equipment will be released to TCC.

DELINQUENCY, NON-ACCRUAL AND NET LOSS EXPERIENCE

     Statistics relating to the delinquency, non-accrual and net loss experience on lease and/or loan contracts within the Originators' owned and managed portfolios of receivables similar to the Contracts in a Contract Pool will be set forth in the related Prospectus Supplement.

                                       25

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                            DESCRIPTION OF THE NOTES

GENERAL

     Each Series of Notes will be issued pursuant to the terms of an Indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus is a part. In addition, a copy of the Indenture for a Series of Notes will be filed with the Securities and Exchange Commission following the issuance of such Series. The following summary describes certain terms expected to be common to each Indenture and the related Notes, but does not purport to be complete and is subject to all of the provisions of the Indenture, the related Notes and the description set forth in the related Prospectus Supplement.

     The Notes of each Series will be issued in fully registered form only and will represent the obligations of a separate Owner Trust created pursuant to the related Trust Agreement.

     Payments on the Notes will be made by the Indenture Trustee on each Payment
Date to persons in whose names the Notes are registered as of the related Record
Date (the 'Holders' or 'Noteholders'). Unless otherwise specified in the related
Prospectus Supplement, the Payment Date for the Notes will be the 15th day of each month (or if such 15th day is not a Business Day, the next succeeding
Business Day). The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive
Notes have been issued).

     A 'Business Day' is any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York City, or any other location of a successor Servicer or Indenture Trustee, are open for regular business.

     Each Class of Notes initially will be represented by one or more global
Notes (the 'Global Notes') registered in the name of the nominee of DTC
(together with any successor depository selected by the Indenture Trustee, the 'Depository'), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive
Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note
Owners of such Class in accordance with the Depository's procedures. See
' -- Book-Entry Registration' and ' -- Definitive Notes.'

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any paying agent in trust under the Indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the Owner Trustee, shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Owner Trust for payment thereof, and all liability of the Indenture Trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

     The timing and priority of distributions, seniority, allocations of loss, Interest Rate and amount or method of determining distributions with respect to principal and interest on the Notes of any Series will be described in the related Prospectus Supplement. Principal of and interest on the Notes will be paid on the Payment Date specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the Interest Rate for each class of Notes. Unless otherwise specified in the related Prospectus Supplement, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of principal and interest on the Notes of any Class will be made on a pro rata basis among all of the Noteholders of such class.

                                       26


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CREDIT ENHANCEMENT

     As further specified in the related Prospectus Supplement, a cash collateral account or other form of credit enhancement will be established on or prior to the Closing Date and may be available to the Indenture Trustee to pay interest and principal on the Notes in the manner and to the extent specified in the Prospectus Supplement.

LIQUIDATED CONTRACTS

     Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner Trust; and (ii) with respect to any Lease Contract, such Liquidation Proceeds will (unless otherwise specified in the related Prospectus Supplement) be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a) the 'Book Value' of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date) and (b) the Required Payoff Amount for such Lease Contract
(determined as of the Collection Period during which such Lease Contract became a Liquidated Contract); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the Required Payoff Amount for such Contract and the Book Value of such Leased
Equipment, any such excess shall be allocated solely to the Depositor. By way of example, if the Servicer, in connection with a defaulted Lease Contract, derived
Liquidation Proceeds in the amount of $100 from the liquidation of such Lease
Contract and disposition of the related Leased Equipment, and if the Required
Payoff Amount of such Lease Contract was, as of the Collection Period during which such Lease Contract became a Liquidated Contract, $120 and the Book Value of such Leased Equipment was $30, such Liquidation Proceeds would be allocated to the Owner Trust in the amount of $80 and to the Depositor in the amount of $20. All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS

     The Depositor may purchase all of the Contracts owned by an Owner Trust on any Payment Date following the date on which the unpaid principal balance of the related Notes is less than 10% of the Initial Contract Pool Principal Balance.
The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the related Notes as of such Payment
Date plus interest to be paid on the related Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the related Notes, together with accrued interest thereon.

TRUST ACCOUNTS

     Except as otherwise specified in the related Prospectus Supplement, the applicable Indenture Trustee will establish and maintain under each Indenture segregated trust accounts (which need not be deposit accounts, but which must be 'Eligible Accounts'), consisting of the 'Collection Account,' the 'Servicing
Account' and the 'Note Distribution Account' (collectively, the 'Trust
Accounts'). An 'Eligible Account' means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance
Fund or the Savings Association Insurance Fund of the FDIC; (iii) a 'segregated trust account' maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the Rating Agencies (if rated by such Rating
Agency) which signifies 'investment grade'; or (iv) an account that will not cause any Rating Agency to reduce, qualify or withdraw its then-current rating assigned to any Series of Notes, as confirmed in writing by such Rating Agency.
'Eligible Institution' means any depository institution organized under the laws of the United

                                       27


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
States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits or unsecured long-term debt have a credit rating from each of the Rating Agencies (if rated by such Rating Agency), and which is subject to supervision and examination by federal or state authorities.

     The Servicer, as agent for the Indenture Trustee of any Series, may designate, or otherwise arrange for the purchase by the Indenture Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. 'Eligible
Investments' include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United
States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes by any Rating Agency.

REPORTS TO NOTEHOLDERS

     With respect to each Series of Notes, the Servicer will furnish to the applicable Indenture Trustee, and such Indenture Trustee will include with each distribution to a Noteholder, a statement, as specified in the related
Prospectus Supplement, in respect of the related Payment Date setting forth, among other things:

          (i) the amount of interest paid on each Class of the Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Notes;

          (ii) the amount of principal paid on each Class of the Notes;

          (iii) the Principal Deficiency Amount, if any, for such Payment Date;
     and

          (iv) information regarding any credit enhancement with respect to such Series.

     With respect to any Series, the Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under ' -- Definitive Notes' below, beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the related Indenture only if, when and to the extent provided by DTC and its participating organizations. The Servicer will file a copy of each such report with the Commission on Form 8-K to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, each Class of Notes in any Series will initially be represented by one or more Global Notes registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee for each Series of Notes will be Cede & Co. Noteholders may hold their Notes through DTC (in the United States) or, if so specified in the related Prospectus Supplement, through Cedel Bank or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems
('Participants'), or indirectly through organizations that are participants in such systems. If the related Prospectus Supplement states that the Notes of such Series may be held through Cedel Bank or Euroclear, Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories
(collectively, the 'International Depositories') which in turn will hold such positions in customers' securities accounts in the International Depositories' names on the books of DTC.

     DTC is a New York-chartered limited-purpose trust company, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC in effect in the State of New York, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ('DTC Participants') and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or

                                       28


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indirectly ('Indirect Participants'). The rules applicable to DTC and its
Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its International Depository;
however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its International Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the International Depositories.

     Because of time-zone differences, credits of securities received in Cedel
Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant
Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures and with respect to tax documentation procedures, see
'Global Clearance, Settlement and Tax Documentation Procedures' and 'Certain
U.S. Federal Income Tax Documentation Requirements' in Appendix A.

     Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. Note Owners will receive all distributions from the Indenture Trustee through Participants and Indirect Participants. Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture
Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Note Owners. Note
Owners will not be recognized by the Indenture Trustee as Noteholders and Note
Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of amounts payable on the Notes.
Participants and Indirect Participants with which Note Owners have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although
Note Owners will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more
Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, the Depositor, the Owner Trust, and the Indenture Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture
Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. See ' -- Definitive Notes.'

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

     Cedel Bank, societe anonyme ('Cedel Bank') is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its Participants ('Cedel Bank Participants') and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel Bank in numerous currencies, including United States dollars.
Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel
Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters of the Notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

     The Euroclear System (the 'Euroclear System') was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear
System is operated by Morgan Guaranty Trust Company of New York, Brussels,
Belgium office (the 'Euroclear Operator' or 'Euroclear'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the
'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear
Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by its International Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or a Euroclear Participant only in accordance with its relevant

                                       30


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
rules and procedures and subject to its International Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     If the related Prospectus Supplement states that the Notes of a Series will be listed on the Luxembourg Stock Exchange, a paying agent shall be maintained in respect of the Notes in Luxembourg (the 'Luxembourg Paying Agent') for so long as the Notes of such Series are listed on the Luxembourg Stock Exchange. In such event, Kredietbank S.A. Luxembourgeoise will be appointed as the initial
Luxembourg Paying Agent. In addition, Kredietbank S.A. Luxembourgeoise would be appointed transfer agent in Luxembourg, with respect to the Notes of such Series, in case the Global Notes for any Series are replaced by Definitive
Notes.

DEFINITIVE NOTES

     The Notes of each Class of a Series will be issued in registered, certificated form to the Note Owners of such Class or their nominees
('Definitive Notes'), rather than to the Depository or its nominee, only if (i) the Depository advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Indenture Trustee is unable to locate a qualified successor, or (ii) Note Owners representing not less than 50% of the principal balance of such Class advise the Indenture Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note
Owners of such Class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Indenture Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Indenture
Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Indenture.

     Distributions of principal and interest on the Notes of a Series will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture
Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee
(in such capacity, the 'Transfer Agent and Registrar') and, if the Notes of such Series are listed on the Luxembourg Stock Exchange, the offices of Kredietbank
S.A. Luxembourgeoise which shall be appointed as transfer agent in Luxembourg in respect of such Definitive Notes (the 'Luxembourg Transfer Agent'). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The
Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive
Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

     Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Notes, the Owner Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust (as described under ' -- Certain Covenants'); (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture

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Trustee; (v) to cure any ambiguity or correct or supplement any provision in the
Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; (viii) to avoid a reduction, qualification or withdrawal of any rating of the Notes; or
(ix) to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of the Holders of the Notes under the Indenture, provided that no such supplemental indenture may (a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

     Unless otherwise specified in the related Prospectus Supplement, with the consent of the Holders representing a majority of the principal balance of each Class of the related Series of Notes then outstanding (a 'Note Majority'), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

     Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Owner Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Pledged Revenues if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or (viii) result in a reduction, qualification or withdrawal of the rating of any Class of Notes by a Rating
Agency, as confirmed in writing by each Rating Agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     'Events of Default' under each Indenture will consist of: (i) a default for five calendar days or more in the payment of interest due on any Note of such Series; (ii) failure to pay the unpaid principal amount of any Class of Notes of such Series on the Stated Maturity Date or any redemption date for such Class;
(iii) a default in the observance or performance in any material respect of any covenant or agreement of the Owner Trust made in the Indenture, or any representation or warranty made by the Owner Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the Owner Trust by the Indenture
Trustee or to the Owner Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Owner Trust or the Depositor.

     If an Event of Default should occur and be continuing with respect to the Notes of a Series, the applicable Indenture Trustee or a Note Majority may declare the principal of the Notes of such Series to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

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     If the Notes of a Series have been declared due and payable following an
Event of Default, the applicable Indenture Trustee may institute proceedings to collect amounts due or foreclose on Pledged Revenues, exercise remedies as a secured party, sell the related Pledged Revenues or elect to have the Owner
Trust maintain possession of the Pledged Revenues and continue to apply collections on the Pledged Revenues as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Pledged Revenues following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the Pledged
Revenues would not be sufficient on an ongoing basis to make all payments on the
Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the
Holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, any proceeds of liquidation of the Pledged Revenues will be applied in the following order of priority: (i) to the reimbursement of the Trustee for its expenses; (ii) to the payment of interest and then principal on the Senior
Notes; (iii) to the payment of interest and then principal on the Subordinate
Notes; (iv) to the payment of interest and then principal on the Certificates
(if any); and (v) the remainder, if any, to payment of certain amounts payable in connection with any credit enhancement with respect to such Series and thereafter to the Equity Certificateholders.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note
Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note
Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

     No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding
Notes.

     If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor or the Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder of a Note including, without limitation, the Depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Owner Trust contained in the Indenture.

CERTAIN COVENANTS

     Each Indenture will provide that the related Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual

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payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,
(iv) the Owner Trustee has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any Noteholder or Equity
Certificateholder, and (vi) the Owner Trust or the Person (if other than the Owner Trust) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Owner Trust immediately prior to giving effect to such consolidation or merger.

     Each Owner Trust will not, among other things, (i) except as expressly permitted by the related Indenture or Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of such Owner Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Owner
Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or proceeds thereof.

     Each Owner Trust may not engage in any activity other than as specified under 'The Owner Trusts.' Each Owner Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the related Indenture, Trust Agreement and Transfer and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

     Each Owner Trust will be required to file annually with the applicable
Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     Each Indenture Trustee will be required to mail each year to all Noteholders of the related Series a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture
Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     An Indenture will be discharged with respect to the collateral securing the Notes of such Series upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for any Series will be specified in the related
Prospectus Supplement. An Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The
Depositor may also remove an Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the Indenture, if such Indenture
Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of such Indenture Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of 'BBB', 'Baa3' or equivalent rating or be withdrawn by any Rating Agency. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of an Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following is a summary of the material terms of each Transfer and Servicing Agreement, a form of which was filed with the Registration Statement of which this Prospectus is a part. In addition, a copy of the Transfer and Servicing Agreement relating to a Series of Notes will be filed with the Securities and Exchange Commission following the issuance of such Series. The following summary describes certain terms expected to be common to each Transfer and Servicing Agreement, but does not purport to be complete and is subject to all of the provisions of the Transfer and Servicing Agreement relating to a particular Series and the description set forth in the related Prospectus
Supplement.

TRANSFER AND ASSIGNMENT OF CONTRACTS AND EQUIPMENT

     On or before the applicable Closing Date, the Originators will transfer to the Depositor pursuant to one or more Purchase Agreements all of their right, title and interest in the Contracts and the related Equipment, including all security interests created thereby and therein, the right to receive all Scheduled Payments and Prepayments received on the Contracts on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), all rights under insurance policies maintained on the Equipment pursuant to the Contracts, all documents contained in the Contract Files and all proceeds derived from any of the foregoing.
Pursuant to the Transfer and Servicing Agreement, on the Closing Date, the Depositor will transfer all of its rights in the Contracts and certain rights in the Equipment (including, to the extent specified in the related Prospectus
Supplement, (i) the Depositor's ownership or security interest in the Leased
Equipment, (ii) Prepayments received on Contracts and (iii) Liquidation Proceeds received with respect to the liquidation of defaulted Lease Contracts and the disposition of the related Leased Equipment), together with all its rights under the Purchase Agreements, to the Owner Trust.

     Each Transfer and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Owner Trust's agent, of the Contracts and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in TCC's possession. UCC financing statements will be filed on the Closing Date in the applicable jurisdictions reflecting the transfer of the Contracts and the Equipment by the Originators to the Depositor, the transfer by the Depositor to the Owner Trust, and the pledge by the Owner
Trust to the Indenture Trustee, and the Originators' accounting records and computer systems will also reflect such assignments and pledge. The Contracts will not, however, be stamped or otherwise physically marked to reflect their assignment to the Owner Trust. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Owner Trust's interest in the Contracts could be defeated. See 'Risk Factors -- Certain Legal Aspects of the Contracts' and 'Certain Legal Aspects of the Contracts.'

COLLECTIONS ON CONTRACTS

     The applicable Indenture Trustee will establish and maintain a Servicing
Account, into which the Servicer will deposit, no later than the second Business
Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation
Proceeds and other amounts received by the Servicer in respect of the Contracts after the Cut-Off Date. The Servicer will thereafter transfer to the Collection
Account, no later than the third Business Day after deposit thereof in the Servicing Account, the following amounts:

          (i) all Scheduled Payments made by or on behalf of Obligors under the Contracts;

          (ii) all Prepayments, excluding any portion thereof allocable to the Depositor, as specified in the related Prospectus Supplement;

          (iii) amounts constituting Liquidation Proceeds on Liquidated
     Contracts, to the extent specified in the related Prospectus Supplement;

          (iv) any and all payments made by TCC pursuant to the Transfer and Servicing Agreement in connection with the purchase of any Contracts as a result of a breach of a representation or warranty with respect thereto, as described under 'The Contracts -- Representations and Warranties Made by
     AT&T Capital Corporation,' excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor as specified in the related
     Prospectus Supplement; and

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          (v) the amount paid by the Depositor to purchase the Contracts, as described under 'Description of the Notes -- Optional Purchase of
     Contracts.'

     So long as no Event of Termination shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances to be made by it to the Collection Account net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) otherwise to be distributed to it in payment of its Servicing Fee.

     The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.

     Under the Transfer and Servicing Agreement, the Servicer is required to establish in its own name one or more 'Insurance, Maintenance and Tax Accounts,' into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance charges paid by an Obligor to the lessor or secured party under a Contract (unless such payments are made directly by the Obligor to the applicable insurance company, or TCC or the Originator has previously paid such charges), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), (c) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related Equipment, and (d) taxes paid by the Obligor and related to the applicable Contract or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities, or TCC or the Originator has previously paid such taxes). The
Servicer may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (or may pay from its own funds and thereafter reimburse itself from amounts in the Insurance, Maintenance and Tax
Accounts) (1) all insurance charges in the amounts received under clause (a) above, (2) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (c) above, and (3) all taxes in the amounts received under clause (d) above. Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and if this replacement option is not exercised and the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and transfer that portion thereof which would be allocable to the Notes (as described in 'Description of the Notes -- Liquidated Contracts') from the Insurance, Maintenance and Tax Account to the Collection Account.

     The Servicer will pay to the Depositor, no later than the third Business
Day after deposit thereof in the Servicing Account, all proceeds from the disposition of Leased Equipment, to the extent allocable to the Depositor, including amounts paid by Obligors to exercise purchase options under Lease
Contracts and the allocable portion of Liquidation Proceeds (as described under 'Description of the Notes -- Liquidated Contracts').

     On or before the fifth Business Day preceding each Payment Date (the
'Determination Date'), the Servicer is required to determine the amount of Related Collection Period Pledged Revenues for such Payment Date, the amount of interest payable on the Notes on such Payment Date, the Monthly Principal Amount for such Payment Date, the Principal Deficiency Amount (if any) for such Payment
Date, and the amount, if any, by which such Related Collection Period Pledged
Revenues, when applied in accordance with the priorities described under 'Description of the Notes -- Distributions,' are insufficient to pay the interest payable on the Notes on such Payment Date (an 'Interest Shortfall'). If there is an Interest Shortfall for such Payment Date, Current Collection Period
Pledged Revenues will be applied to the payment of interest on the Notes to the extent necessary to cure such Interest Shortfall. The Servicer shall further give notice to the Indenture Trustee of amounts to be withdrawn from the cash collateral account or other form of credit enhancement to pay (1) any remaining
Interest Shortfall (after giving effect to the previous application of Available
Pledged Revenues as aforesaid), (2) the Principal Deficiency Amount (if any), and (3) if such Payment Date is the Stated Maturity

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Date for any Class of Notes, the remaining unpaid principal balance of such
Class of Notes (after giving effect to previous application of Available Pledged
Revenues as aforesaid).

SERVICING

     Pursuant to each Transfer and Servicing Agreement, TCC will be engaged to act as Servicer on behalf of the related Owner Trust and the Depositor. The
Servicer is generally obligated under each Transfer and Servicing Agreement to service the Contracts in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as TCC is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under 'The Originators -- Underwriting and Servicing'). The Servicer may delegate certain of its servicing responsibilities with respect to the Contracts to third parties, provided that the Servicer will remain obligated to the related Owner Trust and the Depositor for the proper performance of all such servicing responsibilities.

     The Servicer is generally obligated to act in a commercially reasonable manner with respect to the repossession and disposition of Equipment following a Contract default with a view to realizing proceeds at least equal to the fair market value thereof. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so paid by the Servicer will be deemed to constitute additional Liquidation Proceeds with respect to the related Contract and Equipment and will be allocated as described under 'Description of the Notes -- Liquidated Contracts.'

     Under the Transfer and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Contract Files are complete; monitoring and tracking any property and sales taxes to be paid by Obligors; billing, collection and recording of payments from Obligors;
communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Owner Trust's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Indenture Trustee specified in the Indenture and in the Transfer and Servicing Agreement;
repossession and remarketing of Equipment following Obligor defaults; and paying the fees and ordinary expenses of the Indenture Trustee and the Owner Trustee.

     The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Contract and disposing of the related Equipment, which amounts may be retained by the Servicer from such proceeds to the extent of such expenses. The Servicer is entitled under the Transfer and Servicing Agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be deposited in the Collection Account. Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant payment extensions on a Contract in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Owner Trust with respect to such Contract. Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant modifications or amendments to a Contract in accordance with its credit and collection policies and procedures.

     Prepayments. The Servicer may in its discretion allow a prepayment of any Lease Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining
Contract Principal Balance of the Lease Contract after application of such amount) is at least equal to the Required Payoff Amount of such Lease Contract.
To the extent any prepayment exceeds the Required Payoff Amount of a Lease
Contract, such excess will be paid to the Depositor.

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     Evidence as to Compliance. On or before March 31 of each year, the Servicer must deliver to the Indenture Trustee a statement from a nationally recognized accounting firm to the effect that such firm has (i) audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, which require that such accounting firm plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer are free of material misstatement, and (ii) examined management's assertion that the
Servicer maintained effective control over the servicing of equipment lease contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another, in accordance with established or stated
criteria, and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations under the Transfer and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Transfer and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

     The Servicer must keep in place throughout the term of the Transfer and Servicing Agreement an insurance policy or financial guarantee bond covering errors and omissions by the Servicer. Such policy or bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

     Servicing Compensation and Payment of Expenses. Compensation to the
Servicer will include a monthly fee (the 'Servicing Fee'), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of 1.25% per annum multiplied by the Contract Pool Principal Balance as of the last day of the second preceding
Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Cut-Off Date, the Contract Pool Principal
Balance as of the Cut-Off Date), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees (collectively, the 'Administrative Fees') collected with respect to the Contracts during the prior
Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. Up to one-fifth of such Servicing Fee will be used by the Servicer to pay certain expenses relating to the Contracts and the Owner Trust. The Servicer is authorized under the Transfer and Servicing
Agreement, in its discretion, to waive any Administrative Fees or extension fees that may be collected in the ordinary course of servicing any Contract.

     Events of Termination. An Event of Termination under the Transfer and
Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Transfer and Servicing Agreement and such failure continues for five business days (or three business days in the case of a failure by TCC to pay the amount necessary to purchase a Contract and the related Equipment due to a breach of representations and warranties with respect thereto) after notice from the Indenture Trustee or after discovery by the Servicer; (b) the Servicer fails to deliver to the Indenture Trustee and the Owner Trustee the Servicer's Certificate by the third Business Day prior to the related Payment Date; (c) the Servicer fails to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Transfer and Servicing Agreement (and, if TCC is the Servicer, the Purchase
Agreement), and such failure (i) materially and adversely affects the rights of the Owner Trust or Noteholders, and (ii) continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Noteholder; (d) certain events of bankruptcy or insolvency occur with respect to the Servicer; or (e) any representation, warranty or statement of the Servicer made in the Transfer and Servicing
Agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the Owner Trust or Noteholders, and (ii) continues uncured for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Noteholder. The Servicer is required under the Transfer and Servicing Agreement to give the Indenture
Trustee, the Owner Trustee and each Rating Agency notice of an Event of Termination promptly after having obtained knowledge of such event.

     Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the

                                       38


Indenture Trustee may be unable to terminate the Servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the Servicer.

     Rights upon Event of Termination. So long as an Event of Termination remains unremedied, the Indenture Trustee may, and at the written direction of
(i) a Note Majority, or (ii) at such time as the Notes of such Series are no longer Outstanding, Certificateholders representing a majority of the aggregate principal balance of the Certificates of such Owner Trust (a 'Certificate Majority') shall, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement in and to the Contracts, whereupon a successor servicer (which, unless and until the Indenture Trustee appoints a new servicer, will be the Indenture Trustee) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Transfer and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer will not assume any obligation of TCC to repurchase Contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Transfer and Servicing Agreement.

     A Note Majority may waive any default by the Servicer in the performance of its obligations under the Transfer and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

     Any Transfer and Servicing Agreement may be amended by the parties thereto
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Noteholders or the Equity Certificateholders. Any Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to Contracts that are required to be distributed on any Note or that reduces the aforesaid percentage required to consent to any such amendment or any waiver under the Transfer and Servicing Agreement, may be effective without the consent of the Holder of each such Note, or (b) will be effective unless each Rating Agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes.

TERMINATION OF THE TRANSFER AND SERVICING AGREEMENT

     The obligations created by any Transfer and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders and the holders of the Certificates) on the earlier of (i) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all Equipment acquired upon termination of any Contract; or (b) the Payment Date on which the Depositor repurchases the Contracts as described under 'Description of the Notes -- Optional Purchase of Contracts.' However, TCC's representations, warranties and indemnities will survive any termination of the Transfer and Servicing Agreement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

     Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed under 'The Originators -- Underwriting and Servicing -- Documentation') will be filed to reflect the Depositor's, the Owner Trust's and the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Owner Trust's interest in the Contracts (including the related Originator's interest in the related Equipment), it does expose the Owner Trust and the Noteholders to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Owner Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Contract, which are to be allocated to the payment of the Notes as described under 'Description of the Notes -- Liquidated Contracts.' Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests assigned to the Indenture Trustee in the Equipment.

     In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, the Servicer on behalf of the Owner Trust and the Depositor may take action to enforce the Originator's interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by 'self-help' repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See ' -- Insolvency Matters' below.

     In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

     Under most state laws, an Obligor under a Loan Contract or a Lease Contract intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of equipment of the type subject to the Contracts generally declines with age, due to obsolescence, the net disposition proceeds of Equipment at any time during the term of the Contracts may not equal or exceed the Contract Principal Balance on the related Contract. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Owner Trust, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and dispose of such Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor under a Loan Contract or a Lease Contract intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's Contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to 'mitigate damages' in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Many states have adopted a version of Article 2A of the UCC ('Article 2A').
Article 2A purports to codify many provisions of existing common law. Although there is little precedental authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any 'unconscionable' provision in a Lease Contract, provide an Obligor with remedies including the right to cancel the Lease Contract for any lessor breach or default, and may add to or modify the terms of 'consumer leases' and leases where the Obligor is a 'merchant lessee.' However, each Lease Contract contains an acknowledgement by the Obligor that the Equipment was acquired for business purposes, and TCC will represent in the Purchase Agreement that no Lease Contract is a 'consumer lease' under Article 2A. Article 2A, moreover, recognizes typical commercial lease 'hell or high water' rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Obligor defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease Equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the 'Bankruptcy Code') and related laws may interfere with or eliminate the ability of the Servicer to enforce the Owner Trust's rights under the Contracts. For example, although the bankruptcy or reorganization of an Obligor would constitute an event of default under such Contract, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under such a Contract, the Owner Trust could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Owner Trust without the approval of the bankruptcy court, and, with respect to a Loan Contract or a Lease Contract intended as security, the bankruptcy court could permit the Obligor, as owner of the Equipment, to use or dispose of the Equipment and provide the Owner Trust with a lien on substitute collateral, so long as the court held that such substitute collateral constituted 'adequate protection' within the meaning of the Bankruptcy Code.

     In the case of a Lease Contract that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be allocated by the Servicer between the Owner Trust and the Depositor as described under 'Description of the Notes -- Liquidated Contracts.'

     In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Contract becomes a defaulted Contract, the amount available to be withdrawn from, or drawn on, the cash collateral account or other form of credit enhancement for the related Series has been reduced to zero and the Contract has become a defaulted Contract without breach of any representation or warranty of TCC or the Depositor, no recourse would be available against TCC or the Depositor and the Noteholders could suffer a loss with respect to such Contract.

     These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment securing the Contracts to less than the amount due thereunder.

                             UNITED STATES TAXATION

     The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Notes will be discussed in the related Prospectus Supplement. Such discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act ('ERISA'), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an 'equity interest' in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It will be a condition of issuance that at least one Rating Agency rate the Notes in a rating category that signifies investment grade. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

     The proceeds from the offering and sale of the Notes of each Series, after funding a portion of the cash collateral account or other form of credit enhancement for such Series and paying the expenses of the Depositor, will be used by the Depositor to pay down certain warehousing facilities, and any remaining funds may be distributed to the Originators.

                                  UNDERWRITING

     The Company may sell Notes of each Series to or through underwriters (the 'Underwriters') by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Notes directly to other purchasers or through agents. The Company intends that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

     TCC, the Company and certain of its affiliates may agree to indemnify the Underwriters and agents who participate in the distribution of the Notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Funds in cash collateral accounts and the Trust Accounts may, from time to time, be invested in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes of each Series will be passed upon for the Depositor by Dorsey & Whitney LLP. Owen C. Marx and Michael
E. Reeslund, partners in Dorsey & Whitney LLP, serve as directors of HoldCo. See 'AT&T Capital Corporation.' The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Notes of each Series will be governed by the laws of the State of New York.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------   ------
Administrative Fees......................................................................................       38
Article 2A...............................................................................................       41
AT&T.....................................................................................................       13
ATMs.....................................................................................................       15
Bankruptcy Code..........................................................................................       41
Bell Labs................................................................................................       17
Benefit Plan.............................................................................................       42
Book Value...............................................................................................       27
Business Day.............................................................................................       26
Cedel Bank...............................................................................................       30
Cedel Bank Participants..................................................................................       30
Certificate Majority.....................................................................................       39
Certificates.............................................................................................    2, 12
CFC......................................................................................................    4, 14
CLT......................................................................................................       16
Code.....................................................................................................        7
Collection Account.......................................................................................       27
Combined Portfolio.......................................................................................       15
Commission...............................................................................................        1
Contract Pool............................................................................................        3
Contract Principal Balance...............................................................................    4, 22
Contract(s)..............................................................................................    3, 12
Cooperative..............................................................................................       30
Credit Corp. ............................................................................................     4,14
Cut-Off Date Contract Pool...............................................................................        3
Definitive Notes.........................................................................................       31
Depositor................................................................................................        2
Depository...............................................................................................       26
Determination Date.......................................................................................       36
DTC......................................................................................................     1, 7
DTC Participants.........................................................................................       28
Eligible Accounts........................................................................................       27
Eligible Investments.....................................................................................       28
Equipment................................................................................................        2
ERISA....................................................................................................    7, 42
Euroclear................................................................................................       30
Euroclear Operator.......................................................................................       30
Euroclear Participants...................................................................................       30
Euroclear System.........................................................................................       30
Events of Default........................................................................................       32
Exchange Act.............................................................................................        1
Global Notes.............................................................................................   26, 46
Holders..................................................................................................       26
Indenture Trustee........................................................................................        2
Indirect Participants....................................................................................       29
Insolvency Laws..........................................................................................        8
Insurance, Maintenance and Tax Accounts..................................................................       36
Interest Shortfall.......................................................................................       36
International Depositories...............................................................................       28
Lease Contract...........................................................................................       12
Leased Equipment.........................................................................................    5, 12
Leasing Services.........................................................................................    4, 14

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------   ------
Liquidated Contract......................................................................................        4
Liquidation Proceeds.....................................................................................        4
Loan Contracts...........................................................................................    5, 12
Lucent...................................................................................................       13
Luxembourg Paying Agent..................................................................................       31
Luxembourg Transfer Agent................................................................................       31
Master Form Lease........................................................................................       20
NCR......................................................................................................       13
NCR Credit...............................................................................................    4, 14
Note Distribution Account................................................................................       27
Note Majority............................................................................................       32
Note Owners..............................................................................................        7
Noteholders..............................................................................................       26
Notes....................................................................................................        2
Obligor..................................................................................................    3, 12
Originators..............................................................................................    4, 14
Owner Trust..............................................................................................        2
Owner Trustee............................................................................................        2
Participants.............................................................................................       28
Plan Assets Regulation...................................................................................       42
Pledged Revenues.........................................................................................        4
PTCE.....................................................................................................       42
Purchase Agreements......................................................................................        2
Rating Agencies..........................................................................................        3
Repurchase Event.........................................................................................       25
Required Payoff Amount...................................................................................    4, 22
Rules....................................................................................................       29
SBU......................................................................................................       16
Securities Act...........................................................................................        1
Servicing Account........................................................................................       27
Servicing Fee............................................................................................    5, 38
Specific Lease Form......................................................................................       20
TCC......................................................................................................    2, 13
Terms and Conditions.....................................................................................       30
Transfer and Servicing Agreement.........................................................................        2
Trust Accounts...........................................................................................       27
Trust Agreement..........................................................................................        2
Trust Assets.............................................................................................        3
UCC......................................................................................................        9
Underwriters.............................................................................................       43
United States Person.....................................................................................       48

                                                                      APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Notes will be available only in book-entry form (the 'Global Notes'). Investors in the Global Notes may hold such Global Notes through DTC or, if applicable, Cedel Bank or Euroclear. The Global Notes will be tradeable as home-market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Cedel Bank or Euroclear participants and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedel Bank and Euroclear and as participants in DTC.

     Non-United States holders of Global Notes will be exempt from United States withholding taxes, provided that such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants. See 'United States Taxation' in the Prospectus.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

     Trading between Cedel Bank and/or Euroclear participants. Secondary market trading between Cedel Bank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel Bank or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Cedel Bank participant or a Euroclear participant, the purchaser will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes. After settlement has been

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completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Bank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Cedel Bank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel Bank or Euroclear seller and DTC purchaser. Due to time-zone differences in their favor, Cedel Bank participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel Bank or Euroclear will instruct the respective depositary to deliver the Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Bank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel Bank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Notes from DTC participants for delivery to Cedel Bank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          2. borrowing the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Bank participant or Euroclear participant.

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           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Notes holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-United States Person (Form W-8). Non-United States Persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-United States Persons with effectively connected income (Form 4224). A non-United States Person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-United States Persons resident in treaty countries (Form 1001). Non-United States Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the terms of the treaty) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for United States Persons (Form W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. A holder of Global Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. See 'United States Taxation' in the Prospectus.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions.

     THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE GLOBAL NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC TAX ADVICE CONCERNING THEIR HOLDING AND DISPOSING OF THE GLOBAL NOTES.

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__________________________________            __________________________________

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE SERVICER, THE OWNER TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                ----------------------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                     PAGE
                                                     ----

Incorporation by Reference........................   S-4
Reports to Noteholders............................   S-4
Table of Contents.................................   S-5
Prospectus Supplement Summary.....................   S-6
Risk Factors......................................   S-20
The Owner Trust...................................   S-21
The Contracts.....................................   S-22
Weighted Average Life of the Notes................   S-29
Description of the Notes..........................   S-29
United States Taxation............................   S-39
ERISA Considerations..............................   S-43
Ratings of the Notes..............................   S-44
Use of Proceeds...................................   S-44
Underwriting......................................   S-45
Legal Matters.....................................   S-45
Index of Principal Terms..........................   S-46
                    PROSPECTUS
Incorporation by Reference........................     1
Available Information.............................     1
Reports to Noteholders............................     1
Prospectus Summary................................     2
Risk Factors......................................     8
The Depositor.....................................    11
The Owner Trusts..................................    12
AT&T Capital Corporation..........................    13
The Originators...................................    14
The Contracts.....................................    19
Description of the Notes..........................    26
Description of the Transfer and
  Servicing Agreements............................    35
Certain Legal Aspects of the Contracts............    39
United States Taxation............................    41
ERISA Considerations..............................    42
Ratings of the Notes..............................    42
Use of Proceeds...................................    43
Underwriting......................................    43
Legal Matters.....................................    43
Index of Principal Terms..........................    44
Appendix A: Global Clearance, Settlement and Tax
  Documentation Procedures........................    46

                ----------------------------------------
  UNTIL FEBRUARY 19, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 $1,146,940,000
                                CAPITA EQUIPMENT
                            RECEIVABLES TRUST 1997-1

  $272,500,000 5.79% RECEIVABLE-BACKED NOTES,
                         CLASS A-1
  $252,000,000 6.03% RECEIVABLE-BACKED NOTES,
                         CLASS A-2
  $153,000,000 6.12% RECEIVABLE-BACKED NOTES,
                         CLASS A-3
  $261,210,000 6.19% RECEIVABLE-BACKED NOTES,
                         CLASS A-4
  $105,000,000 FLOATING RATE RECEIVABLE-BACKED
                        NOTES, CLASS A-5
  $ 68,820,000 6.45% RECEIVABLE-BACKED NOTES,
                         CLASS B
  $ 34,410,000 6.48% RECEIVABLE-BACKED NOTES,
                         CLASS C

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                                     [LOGO]

                                    SERVICER

                               -----------------
                             PROSPECTUS SUPPLEMENT
                               -----------------

                              GOLDMAN, SACHS & CO.
                              BZW SECURITIES INC.
                                 FIRST CHICAGO
                             CAPITAL MARKETS, INC.
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.

__________________________________            __________________________________


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